SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Revised Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

Magellan Petroleum Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

10 Columbus Boulevard
Hartford, CT 06106

          , 2009

REVISED PRELIMINARY COPY — DATED APRIL 8, 2009 — SUBJECT TO COMPLETION

2008 ANNUAL MEETING OF SHAREHOLDERS
          , 2009

Dear Shareholder:

On behalf of the Board of Directors and the management of Magellan Petroleum Corporation (“Magellan”), I am pleased to invite you to attend the 2008 Annual Meeting of Shareholders to be held on          , 2009 at 1:00 P.M., local time at          . The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted on at the meeting. At the Annual Meeting, you will be asked to vote on the election of one director and other matters set forth in the attached proxy materials. As in the past, members of management will review with you the Company’s results and will be available to respond to questions during the meeting.

While we are aware that most of our shareholders are unable personally to attend the Annual Meeting, proxies are solicited so that each shareholder has an opportunity to vote on all matters to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

YOUR VOTE IS IMPORTANT

Your vote is important, and all Magellan shareholders are cordially invited to attend the 2008 annual meeting in person. This year, the meeting will be held in a new location,          . Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed Magellan proxy card or voting instruction form as promptly as possible, or to vote by telephone or Internet, to ensure your representation at the Annual Meeting. Telephone and Internet voting is available by following the instructions provided on the enclosed Magellan proxy card or voting instruction form.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. WIILLIAM H. HASTINGS, OUR RECENTLY APPOINTED PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND “FOR” EACH OF PROPOSALS 2, 3, 4 5 and 6, ON MAGELLAN’S ENCLOSED PROXY CARD. If your shares are held of record by a bank or broker, please vote the instruction form provided to you by or one behalf of the bank or broker. Our attached proxy statement provides detailed information about Mr. Hastings’ professional experience and qualifications to lead Magellan in the future.

PLEASE VOTE PROMPTLY ON MAGELLAN’S ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND RETURN IT TO US OR YOUR BANK OR BROKER PROMPTLY. We thank you for your support of Magellan, our newly appointed President and Chief Executive Officer, Mr. William Hastings and our new business plan.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Walter McCann	William H. Hastings
Chairman of the Board	President and Chief Executive Officer

10 Columbus Boulevard
Hartford, CT 06106

REVISED PRELIMINARY COPY — DATED APRIL 8, 2009 — SUBJECT TO COMPLETION

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
          , 2009

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of Magellan Petroleum Corporation, a Delaware Corporation (the “Company”), will be held on          , 2009 at 1:00 P.M., local time at           for the following purposes:

1. To elect one (1) director of the Company;

2. To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to repeal the “per capita” voting requirements of Article 12th and 14th thereof, which will have the effect of adopting one-share, one-vote for all matters for which shareholders are required to vote under the Delaware General Corporation Law;

3. To approve an amendment to the Company’s Restated Certificate to repeal Article 13th, the “super majority” voting provisions of the Restated Certificate;

4. To approve a $10 million equity investment in the Company through the issuance of (a) 8,695,652 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (b) warrants to acquire 4,347,826 shares of Common Stock to Young Energy Prize S.A. or its affiliate (the “Investor”), referred to herein as the “Investment Transaction”;

5. To approve an amendment and restatement of the Company’s 1998 Stock Option Plan to: (a) increase the authorized shares of common stock reserved for awards under the Plan to 5,205,000 shares; (b) to authorize the Compensation Committee to award shares of restricted stock, annual awards of stock to non-employee directors and performance-based awards; and (c) to rename the Plan the “1998 Stock Incentive Plan”;

6. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009; and

7. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

This notice and proxy statement and the enclosed form of proxy are being sent to shareholders of record at the close of business on          , 2009 to enable such shareholders to state their instructions with respect to the voting of the shares. Proxies should be returned to Corporate Election Services, P.O. Box 535450, Pittsburgh, PA 15253, in the reply envelope enclosed.

IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON          , 2009.

The SEC has adopted new rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s full set delivery option, and therefore, although we are posting this proxy statement online, we are also mailing a full set of our proxy materials to our shareholders. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. Magellan’s Proxy Statement for the 2008 Annual Meeting of Shareholders and Magellan’s Annual Report to Shareholders for the fiscal year ended June 30, 2008 are available at [WEBSITE ADDRESS].

By Order of the Board of Directors,

EDWARD B. WHITTEMORE
Secretary

Dated:          , 2009

Page No.

GENERAL INFORMATION	1
Important Notice Regarding the Internet Availability of Proxy Materials for the 2008 Annual Meeting	1
VOTES REQUIRED FOR APPROVAL	2
Votes Required	2
Discretionary Voting	3
Quorum Required: Abstentions and Broker “Non-Votes”	3
Provisions of the Company’s Restated Certificate of Incorporation	3
PROPOSAL 1 — ELECTION OF ONE DIRECTOR	4
ANS/Meer Prior Solicitation in Opposition	4
ANS/YEP Purchase Agreement	6
Background Information About Our Nominee and the Directors	7
Director Compensation	10
IMPORTANT INFORMATION CONCERNING CHANGES TO OUR BOARD OF DIRECTORS	11
CORPORATE GOVERNANCE	13
Director Independence	13
Standards of Conduct and Business Ethics	14
Board Committees	14
Audit Committee	14
Compensation Committee	15
Communications with Directors	15
Director Attendance at Annual Meetings	15
The Board Nomination Process	15
Compliance with Section 16(a) of the Securities Exchange Act of 1934	16
Certain Relationships and Related Person Transactions	16
REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
EXECUTIVE COMPENSATION	18
Compensation Discussion and Analysis	18
Additional Information Regarding Executive Compensation	22
Appointment of New President and CEO	25
Compensation Committee Report	26
Post Termination Payments and Benefits	26
Executive Compensation Tables	27
Compensation Committee Interlocks and Insider Participation	29
Equity Compensation Plan Information	29
PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO REPEAL THE PER-CAPITA VOTING PROVISIONS OF ARTICLE 12th AND ARTICLE 14th THEREOF	29
PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO REPEAL THE SUPER MAJORITY VOTING REQUIREMENTS OF ARTICLE 13th THEREOF	33
PROPOSAL 4 — APPROVAL OF THE INVESTMENT TRANSACTION	35

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10 Columbus Boulevard
Hartford, CT 06106

REVISED PRELIMINARY COPY — DATED APRIL 8, 2009 — SUBJECT TO COMPLETION

2008 ANNUAL MEETING PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Magellan Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on          , 2009 at 1:00 P.M., local time at           and at any adjournments or postponements thereof. The notice of meeting, proxy statement, and proxy are first being mailed to shareholders on or about          , 2009. The proxy may be revoked at any time before it is voted by (i) so notifying the Company in writing; (ii) signing and dating a new and different proxy card of a later date; or (iii) voting your shares in person or by your duly appointed agent at the meeting.

The persons named in the enclosed form of proxy will vote the shares of Common Stock represented by said proxy in accordance with the specifications made by means of a ballot provided in the proxy, and will vote the shares in their discretion on any other matters properly coming before the meeting or any adjournment or postponement thereof. The Board of Directors knows of no matters which will be presented for consideration at the meeting other than those matters referred to in this proxy statement.

The record date for the determination of shareholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on          , 2009. On that date, there were 41,500,325 outstanding shares of Common Stock of the Company, par value $.01 per share (“Common Stock”). On          , 2009, there were            shares of our Common Stock outstanding in the form of CHESS depositary interests (or “CDIs”) listed and traded on the Australian Stock Exchange. Each outstanding share of Common Stock is entitled to one vote.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2008 Annual Meeting

The U.S. Securities and Exchange Commission, or SEC, recently adopted new e-proxy rules that require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report for the fiscal year ended June 30, 2008) online, we are also mailing a full set of our proxy materials to our shareholders by mail. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. We believe that mailing a full set of proxy materials will help ensure that a majority of our outstanding common stock is present in person or represented by proxy at our meeting. We also hope to help maximize shareholder participation. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our shareholders in the future.

The Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2008 are available at: [WEBSITE ADDRESS].

We are mailing a full set of our printed proxy materials to shareholders of record on or about          , 2009. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on a Web site referred to above. These proxy materials will be available free of charge.

VOTES REQUIRED FOR APPROVAL

Votes Required

Each outstanding share of Common Stock is entitled to one vote on each of Proposals One, Two, Three, Four, Five and Six.

Approval of Proposal One — the election of one director — requires the affirmative vote of a majority of both the shares voted and of the shareholders present in person or by proxy at the Annual Meeting and voting thereon, provided that a quorum exists. However, if no one candidate for a directorship receives the affirmative vote of a majority of both the shares voted and of the shareholders present in person or by proxy at the Annual Meeting and voting thereon, then the candidate who receives the majority in number of the shareholders present in person or by proxy and voting at the Annual Meeting thereon shall be elected.

Approval of Proposal Two — the amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) to repeal the per capita voting requirements of Article 12th and 14th thereof, which will have the effect of adopting one-share, one-vote for all matters for which shareholders are required to vote under the Delaware General Corporation Law — will require (1) the affirmative vote of a majority of the issued and outstanding shares of our Common Stock, and (2) the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Approval of Proposal Three — the amendment to our Restated Certificate to eliminate Article 13th, the “super majority” voting provisions of the Restated Certificate — will require (1) the affirmative vote of sixty-six and two-thirds percent (66.66%) of the issued and outstanding shares of our Common Stock, and (2) the affirmative vote of sixty-six and two-thirds percent (66.66%) of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Approval of Proposal Four — the shareholder resolution authorizing the $10 million equity investment in the Company — will require (1) the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, and (2) the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Approval of Proposal Five — the shareholder resolution authorizing the amendment and restatement of the Company’s 1998 Stock Option Plan — will require (1) the affirmative vote of a majority of the votes cast by the holders of Common Stock who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, and (2) the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Approval of Proposal Six — ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm — will require (1) the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter, and (2) the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Discretionary Voting

If you are a beneficial owner of our Common Stock, the Company believes that your brokerage firm will be permitted under governing NYSE rules to vote your shares in their discretion on the following matters to be presented at the Annual Meeting:

•	Proposal One — the election of one Director;

•	Proposal Two — the proposal to repeal the per capita voting requirements of Article 12th and Article 14th of our Restated Certificate;

•	Proposal Three — the proposal to repeal the “super majority” voting provisions of Article 13th of our Restated Certificate; and

•	Proposal Six — the ratification of Deloitte & Touche LLP as our independent registered public accounting firm;

even if the record holder does not receive voting instructions from you. Your brokerage firm may not vote on either Proposal Four — the shareholder resolution authorizing the $10 million equity investment in the Company, or Proposal Five — the shareholder resolution authorizing the amendment and restatement of the Company’s 1998 Stock Option Plan absent instructions from you. Without your voting instructions on these proposals, your broker can not vote, and therefore, your shares will not be represented on these proposals. See “Abstentions and Broker Non-Votes” below.

Quorum Required; Abstentions and Broker “Non-Votes”

The holders of thirty-three and one third percent (33 1/3%) of the total number of shares entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. Under the Delaware General Corporation Law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that proposal and has not received voting instructions on the proposal from the beneficial owner. In counting the number of shares voted, broker non-votes and abstentions will not be counted and will have no effect. In counting the number of shareholders voting, (i) broker non-votes will have no effect and (ii) abstentions will have the same effect as a negative vote or, in the case of the election of directors, as a vote not cast in favor of the nominee.

Provisions of the Company’s Restated Certificate of Incorporation

Under our Amended and Restated By-Laws, each outstanding share of Common Stock is entitled to one vote. Article Twelfth of the Company’s Restated Certificate of Incorporation provides that:

“Any matter to be voted upon at any meeting of stockholders must be approved, not only by a majority of the shares voted at such meeting (or such greater number of shares as would otherwise be required by law or this Certificate of Incorporation), but also by a majority of the stockholders present in person or by proxy and entitled to vote thereon; provided, however, except and only in the case of the election of directors, if no candidate for one or more directorships receives both such majorities, and any vacancies remain to be filled, each person who receives the majority in number of the stockholders present in person or by proxy and voting thereon shall be elected to fill such vacancies by virtue of having received such majority. When shares are held by members or stockholders of another company, association or similar entity and such persons act in concert, or when shares are held by or for a group of stockholders whose members act in concert by virtue of any contract, agreement or understanding, such persons shall be deemed to be one stockholder for the purposes of this Article.”

The Company may require brokers, banks and other nominees holding shares for beneficial owners to furnish information with respect to such beneficial owners for the purpose of applying the last sentence of Article Twelfth.

Only shareholders of record are entitled to vote; beneficial owners of our Common Stock whose shares are held by brokers, banks and other nominees (such as persons who own shares in “street name”) are not entitled to a vote for purposes of applying the provision relating to the vote of a majority of shareholders. Each shareholder of record is considered to be one shareholder, regardless of the number of persons who might have a beneficial interest in the shares held by such shareholder. For example, assume XYZ broker is the shareholder of record for ten persons who each beneficially own 100 shares of the Company, eight of these beneficial owners direct XYZ to vote in favor of a proposal and two direct XYZ to vote against the proposal. For purposes of determining the vote of the majority of shares, 800 shares would be counted in favor of the proposal and 200 shares against the proposal. For purposes of determining the vote of a majority of shareholders, one shareholder would be counted as voting in favor of the proposal.

PROPOSAL 1
ELECTION OF ONE DIRECTOR

In accordance with the Company’s By-Laws, one director is to be elected to hold office for a term of three years, expiring with the 2011 Annual Meeting of Shareholders. The Company’s By-Laws provide for three classes of directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. The nominee, William H. Hastings, is currently serving as a director of the Company, after his election to fill the vacancy created by the resignation of Mr. Timothy L. Largay on December 11, 2008, a director of the Company since 1996. Mr. Hastings was also appointed by the Board of Directors as the Company’s new President and Chief Executive Officer on December 11, 2008. Mr. Hastings has consented to being named in this proxy statement and will serve as a director, if elected.

Approval of Proposal One — the election of one director — requires the affirmative vote of a majority of both the shares voted and of the shareholders present in person or by proxy at the Annual Meeting and voting thereon, provided that a quorum exists. However, if no one candidate for a directorship receives the affirmative vote of a majority of both the shares voted and of the shareholders present in person or by proxy at the Annual Meeting and voting thereon, then the candidate who receives the majority in number of the shareholders present in person or by proxy and voting at the Annual Meeting thereon shall be elected. The persons named in the accompanying proxy will vote properly executed proxies for the election of the persons named above, unless authority to vote for either or both nominees is withheld.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ELECT WILLIAM H. HASTINGS, OUR RECENTLY APPOINTED PRESIDENT AND CHIEF EXECUTIVE OFFICER, ON THE COMPANY’S PROXY CARD OR VOTING INSTRUCTION FORM.

ANS/Meer Prior Solicitation in Opposition

During 2008, a shareholder of the Company, ANS Investments LLC (“ANS”) prepared to conduct a contested election and a proxy solicitation in opposition to proposals of the Company in this proxy statement. This planned solicitation was preceded by certain contacts between Jonah M. Meer, the President and CEO of ANS (“Meer”, and together with ANS, the “ANS Parties”), and members of the Company’s Board of Directors and management.

Background

Mr. Meer first contacted the Company during late 2007, by letter and by telephone, identifying himself as a shareholder. On December 6, 2007, Mr. Meer attended the Company’s 2007 annual meeting of shareholders and met thereafter with Mr. McCann, the Company’s Chairman of the Board, to discuss the Company and its business. On December 24, 2007, Mr. Meer wrote to Mr. McCann to express a number of his concerns and his belief that he should be “immediately seated on the Board.” Mr. McCann replied to Mr. Meer on January 28, 2008, and explained to Mr. Meer the Company’s rules for shareholder nominations for director, pursuant to the Company’s Bylaws.

On February 8, 2008, the Company issued a release announcing that it had reached an agreement to settle an audit dispute between MPAL and the Australian Taxation Office concerning an ongoing tax audit of MPAL for an aggregate settlement payment by MPAL to the ATO of (U.S. $13.1 million) (the “ATO Matter”). By letter dated March 8, 2008, ANS made a demand under Section 220 of the Delaware General Corporation Law (“DGCL”) to

inspect (a) certain shareholder list materials and (b) certain books and records of the Company and MPAL related to the ATO Matter. The Company responded to Mr. Meer’s demand on March 14, 2008 and April 4, 2008, providing certain shareholder list materials requested by ANS and other documents.

The Company and ANS signed a confidentiality agreement on May 15, 2008 related to the exchange of information related to the ATO Matter. Thereafter, the Company and legal counsel met with Mr. Meer on May 19, 2008 at the offices of the Company’s Delaware legal counsel to discuss his March 2008 demand. Following this meeting, on May 23, 2008, the Company provided certain information related to the ATO Matter to ANS and Mr. Meer pursuant to the confidentiality agreement. Thereafter, Mr. Meer continued to demand additional information related to MPAL’s settlement of the ATO Matter.

Notifications and SEC Filings

On September 11, 2008, ANS notified the Company of its intention to nominate Mr. Meer, the founder and Chief Executive Officer of ANS, for election to the Company’s Board of Directors at the 2008 Annual Meeting. ANS and Mr. Meer also sent the Company an additional demand letter under Section 220 of the DGCL and a letter pursuant to Rule 14a-7 of the federal proxy rules. Thereafter, ANS and Mr. Meer issued a series of press releases and sent letters to the Company raising a number of prior allegations and assertions about the ATO Matter and about the Company and its Board of Directors generally.

On October 14, 2008, ANS filed preliminary proxy materials with the SEC in connection with its planned solicitation of proxies in support of Mr. Meer’s election to our Board of Directors. In addition, ANS’ proxy materials included the following additional proposals: (1) a resolution urging the Company’s Board to take the necessary steps to eliminate its classified nature so that all directors are required to stand for election on an annual basis; and (2) a proposal to repeal any amendments made to the Company’s Amended and Restated Bylaws since April 18, 2007 (the “ANS Proposals”).

On October 23, 2008, Mr. McCann responded in writing to Mr. Meer to address Mr. Meer’s misunderstandings (set forth in a September 29th letter), about a number of important issues facing the Company.

On October 27, 2008, ANS and Mr. Meer filed a revised preliminary proxy statement with respect to Mr. Meer’s election as a director of the Company (the “Contested Election”) and the ANS Proposals (the “ANS Proxy Statement”).

On January 8, 2009, ANS again notified the Company of its intention to nominate Mr. Meer and bring the ANS Proposals before the Annual Meeting. On January 9, 2009, ANS and Mr. Meer indicated their intent to deliver proxy materials to some or all of the Company’s shareholders. The Company does not believe that ANS and Mr. Meer ever delivered proxy materials to any of the Company’s other shareholders. In addition, neither ANS nor Mr. Meer ever filed any definitive proxy materials with the SEC.

Settlement Discussions

In February 2009, the Company’s President and CEO, William Hastings, and Mr. Thomas Wilson, a First Vice President of the Company’s prospective strategic investor, Young Energy Prize, S.A. (“YEP”), met with Mr. Meer to discuss possible terms upon which ANS and Mr. Meer would agree to cease their contested election of Mr. Meer and related proxy solicitation efforts and to support the Company’s proposals. On March 10, 2009, Mr. Hastings and Mr. Wilson again met with Mr. Meer to continue these discussions, which also continued during the weeks of March 9th and March 16th. These efforts resulted in three agreements.

First, on April 3, 2009, the Company entered into a settlement agreement with the ANS Parties (the “Settlement Agreement”). Second, on April 3, 2009, the Company and YEP agreed to amend their February 9, 2009 securities purchase agreement to make certain changes to that agreement, described below and disclosed in the Revised Proxy Statement. For a complete discussion of the terms of the first amendment, see Proposal 4 (under the heading “First Amendment to Purchase Agreement”). Third, YEP has advised the Company that, on April 3, 2009, YEP has entered into a securities purchase agreement with the ANS Parties, as described below.

Settlement Agreement

On April 3, 2009, the Company entered into the Settlement Agreement with the ANS Parties in advance of the Company’s planned Annual Meeting. The Settlement Agreement terminates the proxy solicitation efforts of the ANS Parties on mutually agreeable terms and gains the full support of the ANS Parties as the Company moves forward with its strategic plans.

Under the terms of the Settlement Agreement, the ANS Parties have specifically agreed to (1) irrevocably withdraw both the nomination of Mr. Meer as a director candidate and their other proposals, as well as their related advance notices previously provided to the Company’s Secretary under the Company’s Bylaws; (2) irrevocably withdraw their demand made under Delaware law to inspect certain books and records of the Company; (3) terminate all proxy solicitation efforts with respect to the Contested Election; (4) not vote or cast any votes under proxies received to date pursuant to the Contested Election; (5) promptly notify the staff of the SEC in writing of the termination of the Contested Election and the related solicitation pursuant to the ANS Proxy Statement; (6) support each of the proposals that the Company intends to present to its shareholders at the Annual Meeting; (7) vote, not later than five (5) business days before the Annual Meeting, all of the shares of Company Common Stock held by the ANS Parties in favor of these proposals in accordance with the recommendation of the Company’s Board of Directors; and (8) grant irrevocable proxies to Company management in order to effectuate these votes. The Company and the ANS Parties have also granted releases of legal claims to one another under the Settlement Agreement. In exchange, the Company has agreed to reimburse the ANS Parties up to $125,000 for their legal and related expenses incurred with respect to the Contested Election.

Under the one-year standstill provision in the Settlement Agreement, the ANS Parties have agreed, without the prior consent of the Company, not to: (1) engage in any proxy solicitation activities contrary to recommendations of the Board; (2) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) for the purpose of acquiring, holding, voting or disposing of any securities of the Company; (3) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person; (4) seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidate, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company; or (5) take any action, alone or in concert with any other person, advise, finance, assist or participate in or encourage any person to take any action which is prohibited to be taken by the ANS Parties pursuant to the Settlement Agreement. Notwithstanding the terms of the standstill provision, the Company has agreed that the ANS Parties and YEP, and with other third parties approved in advance by the Company, as to the business, affairs and well being of the Company, provided however that (i) any material confidential or proprietary information of the Company which may be disclosed to the ANS Parties by YEP shall be preceded by the ANS Parties’ execution of a non-disclosure and standstill agreement in a form approved by the Company, and (ii) the ANS Parties and YEP shall each retain responsibility for their own compliance with all applicable securities laws and regulations.

On April 6, 2009, the Company and the ANS Parties issued a joint press release regarding the terms of the Settlement Agreement.

ANS-YEP Purchase Agreement

YEP has advised the Company that YEP and the ANS Parties have entered into a securities purchase agreement dated April 3, 2009 (the “ANS-YEP Purchase Agreement”) by which YEP will, upon completion of YEP’s Investment Transaction with the Company, purchase 568,985 shares of the Company’s Common Stock currently owned by the ANS Parties (the “ANS Shares”) at a price of $1.15 per share. The obligation of the ANS Parties to complete the sale transaction is subject to two closing conditions: (1) YEP must have completed its purchase of shares from the Company in the Investment Transaction, and (2) the Settlement Agreement between the Company and the ANS Parties must be in full force and effect. The ANS Parties have also agreed with YEP that, for a period of six (6) months from the closing date under the ANS-YEP Purchase Agreement, they will not acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any additional securities of the Company or direct or indirect rights or options to acquire any securities of the Company.

The ANS-YEP Purchase Agreement may be terminated by YEP or the ANS Parties, upon written notice to the other, if the closing thereof shall not have taken place on or before June 30, 2009. In addition, the ANS Parties may terminate the ANS-YEP Purchase Agreement and the sale of all (but not less than all) of the ANS Shares to YEP on or before the elapse of ten (10) business days after YEP has furnished to the ANS Parties a copy of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2009 as filed with the SEC and a supplemental memorandum of YEP providing certain information with respect to the Company to the ANS Parties.

Background Information About Our Nominee and the Directors

The following table sets forth certain information about the Company’s nominee for director and each director whose term of office continues beyond the 2008 Annual Meeting. The information presented includes, with respect to each such person, his business history for at least the past five years; his age as of the date of this proxy statement; his other directorships, if any; his other positions with the Company, if any; and the year during which he first became a director of the Company.

Director nominee to hold office with a term expiring at the 2011 Annual Meeting:

	Director
Name	Since	Other Offices Held with Company	Age and Business Experience*

William H. Hastings	2008	President and Chief Executive Officer	Mr. Hastings was appointed the Company’s President and Chief Executive Officer on December 11, 2008 and was also elected as a Class II director of the Company on that date. Mr. Hastings was also appointed as an MPAL director effective December 19, 2008. From 2007 until December 2008, Mr. Hastings was Principal in Nova Atlantic LLC. During this period, he was involved with the development of stranded gas fields worldwide, with Floating LNG liquefaction concepts and with Methanol processing and also advised Methanex Corp. on natural gas supply issues. Mr. Hastings’ principal occupation for the period from 1998 to early 2007 involved executive roles within business development and new ventures within Marathon Oil Corporation, an integrated energy company based in Houston, TX. Mr. Hastings held various leadership and directorship roles within Marathon entities including; Marathon Oil U.K., Marathon Oil North Sea, Marathon Int’l Petroleum, Marathon Int’l Petroleum (Great Britain), and Marathon LNG Marketing LLC. During 1998 to 2003, Mr. Hastings managed overseas business development for Marathon Oil within Europe, and within Africa. He was involved with transactions, initial strategy, development, and events leading up to the initiation of the Alvheim, Volund, Vilje project complex held by Marathon Petroleum Norway. He was also involved in strategy formulation and commercial events leading to the acquisition of Marathon assets now further developed and known as Equatorial Guinea LNG. During 1996-98, Mr. Hastings held executive and development roles within Marathon U.S. subsidiaries; Marathon Pipeline LLC, Nautilus Pipeline LLC, and Manta Ray Offshore LLC. In these roles, he was instrumental in the development of that latter two pipelines and the associated natural gas processing complexes in Garden City, Louisiana. In the early 1990s, Mr. Hastings played a leadership role in various well connection/new compressor station construction efforts for stranded gas within the Western United States. Mr. Hastings is a 1977 graduate of Purdue University, with a B.S. in Industrial Management and also received an M.B.A. in managerial finance in 1980 from Indiana University. Age 53.

Directors continuing in office with terms expiring at the 2009 Annual Meeting

	Director
Name	Since	Other Offices Held with Company	Age and Business Experience

Donald V. Basso	2000	Member of the Audit and Compensation Committees	Mr. Donald V. Basso was elected a director of the Company in 2000 and a director of MPAL in July 2006. Mr. Basso served as a consultant and Exploration Manager for Canada Southern Petroleum Ltd. from October 1997 to May 2000. He also served as a consultant to Ranger Oil & Gas Ltd. during 1997. From 1987 to 1997, Mr. Basso served as Exploration Manager for Guard Resources Ltd. Mr. Basso has over 40 years experience in the oil and gas business in the United States, Canada and the Middle East. Age 71.

Robert J. Mollah	2006	Chairman of the Board of Directors of MPAL, our wholly-owned subsidiary	Mr. Robert Mollah was elected a director of the Company on September 5, 2006. Mr. Mollah has been a director of MPAL since November 2003 and was elected to serve as Chairman of the MPAL Board of Directors in September 2006. Mr. Mollah is a geophysicist with broad petroleum exploration experience, both within Australia and internationally. From 1995 until 2003, Mr. Mollah was the Australian Executive Director of the Timor Gap Joint Authority which covered the administration of petroleum exploration and production activities in the Timor Sea Joint Development Zone between Australia and Indonesia/East Timor. Prior to 1995, he served as a Petroleum Explorationist and Manager with broad experience in the oil and gas business in Australia and Asia. Age 68.

Directors continuing in office with terms expiring at the 2010 Annual Meeting:

	Director
Name	Since	Other Offices Held with Company	Age and Business Experience

Ronald P. Pettirossi	1997	Director, Chairman of the Audit Committee, member of the Compensation Committee	Mr. Pettirossi has been President of ER Ltd., a consulting company since 1995. Mr. Pettirossi has been a director of MPAL since August 2004. Mr. Pettirossi is a former audit partner of Ernst & Young LLP, who worked with public and privately held companies for 31 years. Age 65.

Walter McCann	1983	Director and Chairman of the Board, member of the Audit and Compensation (Chairman) Committees	Mr. Walter McCann, a former business school dean, was the President of Richmond, The American International University, located in London, England, from January 1993 until September 2002. From 1985 to 1992, he was President of Athens College in Athens, Greece. Mr. McCann has been a director of MPAL since 1997. He is a retired member of the Bar in Massachusetts. Age 71.

*	All of the named companies are engaged in oil, gas or mineral exploration and/or development, except where noted.

Officers are elected annually and serve at the pleasure of the Board of Directors. No family relationships exist between any of the Company’s directors or officers.

Director Compensation

The Table below sets forth the compensation paid by us and by Magellan Petroleum Australia Limited (MPAL), our wholly-owned subsidiary located in Brisbane, Australia, to our directors during the fiscal year ended June 30, 2008.

Company Board Fees — fiscal year 2008 (all amounts shown are in U.S. Dollars ($))

	Fees Earned or		All Other
Name	Paid in Cash (1)(6)		Compensation (7)	Total ($)

Donald V. Basso	$72,991		$0	$72,991
William H. Hastings(2)	$0		$0	$0
Timothy L. Largay	$72,991		$6,000	$78,991
Walter McCann	$99,963	(3)	$6,000	$105,963
Robert J. Mollah	$94,283	(4)	$10,886	$105,169
Ronald P. Pettirossi	$82,463	(5)	$5,964	$88,427

(1)	Messrs. Basso, Largay, McCann, Mollah and Pettirossi each received a director’s fee of $40,000 from the Company for their board service during fiscal year 2008.

(2)	William H. Hastings was elected a director of the Company on December 11, 2008 to fill the vacancy created by the resignation of Timothy L. Largay, a director of the Company since 1996, who resigned on December 11, 2008. Mr. Hastings was also appointed by the Board of Directors as the Company’s new President and Chief

Executive Officer on December 11, 2008. As President and CEO of the Company, Mr. Hastings will not be paid directors’ fees by the Company.

(3)	Mr. McCann received an additional $15,000, for a total of $65,000, for serving as Chairman of the Board of the Company during fiscal year 2008. Mr. McCann received no additional compensation for service as Chair of the Compensation Committee.

(4)	As described in note (6), Mr. Mollah received a fee of $54,283 (or A$60,550) for service as an MPAL director and as Chairman of MPAL’s Board of Directors during fiscal year 2008. In addition, MPAL paid $4,886 (or A$5,450) for Mr. Mollah’s benefit to a superannuation fund in Australia selected by Mr. Mollah, which is similar to an individual retirement plan account. For purposes of this table, all A.$ amounts shown were converted into U.S. dollars using an exchange rate of 1 Aus. dollar = $0.8965 which was the average of the daily Aus.$/U.S.$ exchange rates for the fiscal year ended June 30, 2008.

(5)	Mr. Pettirossi received $7,500 for serving as Chairman of the Audit Committee during fiscal year 2008.

(6)	Each of the directors was paid, consistent with prior years, a portion of their fees directly by MPAL for their service on the MPAL Board of Directors during fiscal year 2008. In addition, Messrs. McCann and Pettirossi also served on the MPAL Audit Committee during fiscal year 2008. All Aus. $ amounts shown in the table below have been included in the table above after having been converted to U.S. Dollars ($). William H. Hastings was appointed as a director of MPAL effective December 19, 2008, after the completion of the Company’s fiscal year ended June 30, 2008.

MPAL Board Fees — fiscal year 2008 (all amounts shown are in Aus. $)

	Fees Earned or	All Other
Name	Paid in Cash	Compensation	Total

Donald V. Basso	$36,800	$0	$36,800
William H. Hastings	$0	$0	$0
Timothy L. Largay	$36,800	$0	$36,800
Walter McCann	$39,000	$0	$39,000
Robert J. Mollah	$60,550	$5,450	$66,000
Ronald P. Pettirossi	$39,000	$0	$39,000

(7)	Under the Company’s medical reimbursement plan for all outside directors, the Company reimburses certain directors the cost of their medical premiums, up to $500 per month. During fiscal year 2008, the cost of this reimbursement plan was $23,964.

IMPORTANT INFORMATION CONCERNING
CHANGES TO OUR BOARD OF DIRECTORS

Under the Securities Purchase Agreement (as amended) with the Investor (described in Proposal 4 below), the Company has agreed that, following shareholder approval of Proposal 4 and the Closing of the Investment Transaction, our Board of Directors will be expanded to consist of seven (7) members, two of whom will be designated by the Investor. Under the Company’s existing Amended and Restated By-Laws, dated as of April 18, 2007 (the “Bylaws”), the Board consists of five (5) members, but such number may be altered from time to time by an amendment to the Bylaws.

Four of the current five (5) members of our Board of Directors, Messrs. Basso, McCann, Mollah and Pettirossi, would continue to serve as our directors for the remainder of their existing terms. Our fifth current director is William H. Hastings, who was appointed as the Company’s President and CEO on December 11, 2008. Mr. Hastings is standing for election as a Class II director of the Company. See Proposal 1, above. If elected at the Annual Meeting, Mr. Hastings will serve a term of office expiring at the 2011 Annual Meeting of our Shareholders.

Bylaw Amendment Regarding Size of the Board of Directors

On or prior to the Closing Date, the Board intends to amend the Company’s Bylaws to expand the size of our Board to accommodate the Investor’s designees. The text of this proposed amendment (with new text underlined and deleted text shown with strikeouts) is as follows:

ARTICLE III — Board of Directors

SECTION 1. Election and Removal of Directors.

(a) Number, Election and Terms. The powers of the corporation shall be exercised by the board of directors, except such as are by law or by the Certificate of Incorporation or by the By-Laws of the corporation reserved to the stockholders. The board of directors shall consist of ~~five~~ seven ~~(5~~7) members, but such number may be altered from time to time by an amendment of these By-Laws. At the 1985 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1987 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1988 Annual Meeting of Stockholders, or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. Directors need not be stockholders.

This Bylaw amendment will only be implemented upon the approval by the Company’s shareholders of Proposal 4 below, and will take effect on or immediately before the Closing of the Investment Transaction described in Proposal 4 below. If the Closing of the Investment Transactions does not take place, this amendment to the Company’s Bylaws will not be implemented. Shareholder approval is not required for the Board to amend the Bylaws in this manner and no approval of shareholders for such amendment is being sought by the Company by this proxy statement.

The Investor has advised us it intends to designate Nikolay V. Bogachev and J. Thomas Wilson as its director nominees. The Board intends, on the Closing Date, to elect Messrs. Bogachev and Wilson to the Board, each to serve a term of office expiring at the 2011 Annual Meeting of Shareholders.

Investor Designees

•	Nikolay V. Bogachev serves as Chairman of the Board and Chief Executive Officer of YEP, which he founded in 2007. He has been actively involved in the restructuring and financing of companies in the energy sector. He developed the Khantiy Mantsisk Oil Company (KMOC) which was purchased by Marathon Oil Company. He was the developer of Tambeyskoye, a major gas field located in Northwest Siberia, which was purchased by Gazprom-affiliated companies. He has partnered with major oil companies (Repsol YPF, Shell and Petro-Canada) and has broad experience in the Middle East and Africa.

•	J. Thomas Wilson is First Vice President, Young Energy Prize S.A. He is a veteran in the energy sector with a strong geology and business development background. Mr. Wilson worked actively, assisting Mr. Bogachev, in building value for KMOC in Moscow. This work was done in partnership with Enterprise Oil (now Shell) and Marathon Oil. Mr. Wilson was also actively involved with developing Tambeyneftegas, possibly the first Russian LNG liquefaction project, ultimately sold to Gazprom. Earlier, he was a principal in development of new projects for Andeman International in Denver, led new international strategy and development for Apache Corporation there, and was a Project Manager for Shell Oil. Mr. Wilson resides in Denver, Colorado.

Consulting Agreement with Mr. Wilson

In connection with the execution of the Purchase Agreement with the Investor, as described in Proposal 4 below, the Company has agreed to enter into a consulting agreement with J. Thomas Wilson, an independent oil and gas consultant. Mr. Wilson currently serves as First Vice President of the Investor, and has been designated by the Investor as one of its designees to join the Company’s Board of Directors upon the Closing of the Investment Transaction under the Purchase Agreement. The Company and Mr. Wilson have agreed to the following terms of his consulting for the Company, which will be for three years from the date of the Closing, provided that the Closing of the Investment Transaction takes place:

•	Mr. Wilson will provide management and geologic expertise and experience in support of the principal activities of the senior management of the Company, on an “as needed” non-substantial periodic basis;

•	Mr. Wilson will also be available to support special projects of the Company and to devote substantial amounts of time to such special projects;

•	other than reimbursement of Mr. Wilson’s reasonable out of pocket expenses in rendering such services, Mr. Wilson shall not receive cash compensation for his non-substantial periodic services. In the event that the Company requests Mr. Wilson to perform substantial services devoted to special projects, Mr. Wilson shall receive cash compensation of $1,000 per day for such services; and

•	Mr. Wilson has been granted, as of February 2, 2009, non-qualified stock options to purchase 387,500 shares of the Company’s Common Stock at an exercise price of $1.20 per share (with a corresponding reduction in the options granted to Mr. Hastings on December 11, 2008); of which options to acquire 262,500 shares will vest ratably based on the continued consulting services of Mr. Wilson over a three-year period and 125,000 shares will vest based on the same performance criteria as apply to the options granted by the Company to Mr. Hastings on December 11, 2008.

Mr. Wilson’s option awards are expressly conditioned upon, and will only take effect, if the Company’s shareholders approve the amendment and restatement of the Stock Incentive Plan, see Proposal 5 below and if the Investment Transaction with the Investor contemplated by the Purchase Agreement is consummated. The Company and Mr. Wilson intend to enter into a formal, written consulting agreement and definitive option award agreements as soon as practicable.

Although you are being asked in PROPOSAL 1 above to elect Mr. Hastings to our Board of Directors, you are not being asked to vote for the election of Messrs. Bogachev and Wilson to our Board of Directors.

CORPORATE GOVERNANCE

Director Independence

The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “MPET”. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company. William H. Hastings, our director nominee, currently serves as the Company’s President and CEO and was elected a director of the Company on December 11, 2008. Because of his officer positions, Mr. Hastings is not considered an “independent” director under the listing standards of the Nasdaq Stock Market, Inc.

The Board has made its annual determination, concluding that each of Messrs. Basso, McCann, Mollah and Pettirossi are “independent” for purposes of Nasdaq listing standards, and that each of the three members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. In addition, the Board has previously determined that Mr. Largay qualified as an independent director until his resignation from the Board on December 11, 2008. The Board based these determinations primarily on a review of Company records and the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.

Standards of Conduct and Business Ethics

The Company has previously adopted Standards of Conduct for the Company (the “Standards”). The Board amended the Standards in August 2004. A copy of the Standards was filed as Exhibit 14 to the Company’s Form 10-K for the fiscal year ended June 30, 2006. Under the Standards, all directors, officers and employees (“Employees”) must demonstrate a commitment to ethical business practices and behavior in all business relationships, both within and outside of the Company. All Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company’s business. Any waivers of or changes to the Standards must be approved by the Board and appropriately disclosed under applicable law and regulation.

The Company’s Standards are available on the Company’s website at www.magpet.com, under the heading “Corporate Governance”. It is our intention to provide disclosure regarding waivers of or amendments to the policy by posting such waivers or amendments to the website in the manner provided by applicable law

Board Committees

The standing committees of the Board are the Audit Committee, which is comprised of Messrs. Basso, McCann and Pettirossi, (Chairman) and the Compensation Committee, which is comprised of Mr. McCann (Chairman), Mr. Basso and Mr. Pettirossi. There is no standing Nominating Committee of the Board. Due to the small size of the Board, during the fiscal year ended June 30, 2008, the full Board performed the functions of a Nominating Committee. During his service on the Board of Directors, Mr. Largay did not serve on any of the Board’s standing Committees. William H. Hastings serves as the Company’s President and CEO, and accordingly, will not serve on any committees of the Board. Twenty (20) meetings of the Board of Directors, seven (7) meetings of the Audit Committee and one (1) meeting of the Compensation Committee were held during the fiscal year ended June 30, 2008. During the fiscal year ended June 30, 2008, no director attended less than 75% of the aggregate number of meetings held by the Board and the committees on which he served.

Under the terms of the First Amendment to the Company’s Purchase Agreement with the Investor (see generally Proposal 4 below, and the discussion therein under the heading “Securities Purchase Agreement; First Amendment”), the Company has agreed that, following the closing of the YEP Investment Transaction, for so long as Nikolay V. Bogachev and J. Thomas Wilson are serving on the Company’s Board of Directors as designees of YEP, (a) Mr. Bogachev may elect to be designated as a member of the Board’s Audit Committee, provided that he meets the established requirements for members of such Committee and (b) Mr. Wilson may elect to be designated as a member of the Board’s Compensation Committee, provided that he meets the established requirements for members of such Committee.

Audit Committee

The Company’s Board of Directors maintains an Audit Committee which is currently composed of the following directors: Messrs. Basso, McCann and Pettirossi (Chairman). The functions of the Audit Committee are set forth in its written charter which was most recently amended in July 2004 and which was attached as Appendix A to the Company’s Proxy Statement for its 2004 Annual Meeting. The Charter is also posted on the Company’s web site, www.magpet.com, under the heading “Corporate Governance”. The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities.

The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the U.S. Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, Inc. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and that Mr. Pettirossi is an audit committee financial expert, as such term is defined under SEC regulations, by virtue of having the following attributes through relevant education and/or experience:

(1) an understanding of generally accepted accounting principles and financial statements;

(2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4) an understanding of internal controls and procedures for financial reporting; and

(5) an understanding of audit committee functions.

Compensation Committee

The Compensation Committee is comprised of Mr. McCann (Chairman), Mr. Basso and Mr. Pettirossi. The Compensation Committee determines officer and director compensation and makes recommendations to the full Board of Directors with respect thereto. It also administers the Company’s 1998 Stock Incentive Plan. The Compensation Committee did not operate in fiscal year 2008 pursuant to a written charter, but the Committee intends to adopt a written charter in the near future, subject to approval of the full Board of Directors. When adopted, the charter will be made available on the Company’s website at www.magpet.com, under the heading “Corporate Governance”.

Communications with Directors

Any shareholder wishing to communicate with the Board generally, Mr. Walter McCann, Chairman of the Board, or another Board member, may do so by contacting the Company’s Secretary at the address, telephone number, facsimile or e-mail address listed below:

Magellan Petroleum Corporation
10 Columbus Boulevard
Hartford, CT 06106
Attention: Edward B. Whittemore, Secretary
telephone: (860) 293-2006
facsimile: (860) 293-2349
electronic mail: info@magpet.com

All communications will be forwarded to the Board, Mr. McCann, or another Board member, as applicable. The Corporate Secretary has been authorized by the Board of Directors to screen frivolous or unlawful communications or commercial advertisements.

Director Attendance at Annual Meetings

All directors attended the 2007 Annual Meeting of Shareholders. All current directors are expected, but not required, to attend the 2008 Annual Meeting of Shareholders.

The Board Nomination Process

Due to its small size, the Board does not maintain a standing Nominating Committee. Accordingly, the full Board acted as a Nominating Committee during the fiscal year 2008. The Committee identifies director nominees based primarily on recommendations from management, Board members, shareholders, and other sources. The Board identifies nominees who possess qualities such as personal and professional integrity, sound business judgment, and petroleum industry or financial expertise. The Board also considers age and diversity (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making their selections for nominees to the Board.

The Company requires that a majority of the directors meet the criteria for independence required under applicable laws and regulations. Accordingly, the Board considers the independence standards as part of its process in evaluating director nominees. In accordance with these standards, a director must be determined by the Board to be free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Finally, the Board also evaluates other factors that they may deem are in the best interests of the Company and its shareholders. The Board does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Although the Board has not adopted a written policy with regard to the consideration of any director candidates recommended to the Board by shareholders, all candidates submitted by shareholders or a shareholder group will be reviewed and considered in the same manner as all other candidates. Shareholders who wish to recommend a prospective director nominee for consideration by the Board must notify the Corporate Secretary in writing at the Company’s offices at 10 Columbus Boulevard, Hartford, CT 06106 no later than September 1, 2009. The Corporate Secretary will pass all such shareholder recommendations on to the Committee for consideration by the Board. Any such recommendation should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Board to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above. A shareholder or shareholder group that nominates a candidate for the Board will be informed of the status of his/her recommendation after it is considered by the Board. No shareholder nominations were received by the Board during the Company’s fiscal year ended June 30, 2008.

If a shareholder wishes to nominate a candidate for election to the Board at the 2009 Annual Meeting of Shareholders, he or she must follow the rules contained in Article II, Section 2.2 of the Company’s Bylaws, described below under the heading “Shareholder Proposals.”

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on copies of forms received by it, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during the fiscal year ended June 30, 2008, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements.

Certain Relationships and Related Person Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid conflicts of interest and related person transactions. The Company has adopted Standards of Conduct, a copy of which is located on the Company’s website, www.magpet.com, under the heading “Corporate Governance”, which addresses conflicts of interest and related person transaction matters. It is the Company’s policy for the Board to review and approve any related person transactions involving members of the Board and executive officers. In addition, annually, the Corporate Secretary obtains responses of the Directors and executive officers to questions regarding the employment of family and other relationships to assist the Board with its review of these matters. Based on these reviews, the Board has determined that the Company did not engage in any transactions during the fiscal year ended June 30, 2008 with related persons which would require disclosure under Item 404 of Regulation S-K adopted by the SEC.

REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS

On October 29, 1999, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. The Charter was amended in July 2004 and most recently filed as Appendix A to the Company’s 2004 proxy statement. The charter is also available on the Company’s website, www.magpet.com, under the heading “Corporate Governance”. Each member of the Audit Committee is an “independent director” for purposes of applicable SEC rules and Nasdaq listing standards.

In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended June 30, 2008 (the “audited financial statements”), the Audit Committee performed the following functions:

•	The Audit Committee reviewed and discussed the audited financial statements with senior management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward looking statements.

•	The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114 — the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

•	The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP its independence from the Company and considered the compatibility of the auditors’ nonaudit services to the Company, if any, with the auditors’ independence.

Based upon the functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

Audit Committee

Ronald P. Pettirossi (Chairman)
Donald V. Basso
Walter McCann

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Based on publicly available information filed with the SEC pursuant to the Securities Exchange Act of 1934, as of March 31, 2009, no person was the beneficial owner of more than five percent of the Company’s Common Stock.

Security Ownership of Management

The following table sets forth information as to the number of shares of the Company’s Common Stock owned beneficially as of March 31, 2009 by each director of the Company and each Named Executive Officer listed in the

Summary Compensation Table set forth above, and by all current directors (including one former director) and current executive officers of the Company as a group:

	Amount and Nature
	of Beneficial
	Ownership*
Name of Individual or Group	Shares	Options		Percent of Class

Donald V. Basso	11,000	100,000			**
Dr. T. Gwynn Davies	—	—			**
William H. Hastings(1)	10,775	—	(2)
Timothy L. Largay(3)	6,000	100,000			**
Walter McCann	59,368	100,000			**
Robert J. Mollah	—	100,000			**
Ronald P. Pettirossi	6,500	100,000			**
Daniel J. Samela	—	30,000			**
Directors and Executive Officers as a Group (a total of 7)	93,643	530,000			**

*	Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed.

**	The percent of class owned is less than 1%.

(1)	Mr. Hastings was appointed the new President and CEO of the Company on December 11, 2008. He was also elected a director of the Company as of December 11, 2008.

(2)	Mr. Hastings is the direct beneficial owner of 10,775 shares of the Company’s common stock. On December 11, 2008, Mr. Hastings was awarded 3,100,000 non-qualified stock options under the Company’s 1998 Stock Option Plan, as amended to date (the “Stock Incentive Plan”) in two tranches, at an exercise price equal to $1.20 per share. In connection with the negotiation and signing of Mr. Hastings Employment Agreement on February 3, 2009, Mr. Hastings and the Company agreed that Mr. Hastings would surrender to the Company 387,500 of the non-qualified stock options previously granted to him on December 11, 2008, with a corresponding award of 387,500 non-qualified stock options to Mr. Wilson, see “Consulting Agreement with Mr. Wilson” above. Under the terms of the Options, Mr. Hastings has not yet vested in any of the shares covered by the Options. In addition, the Options are expressly conditioned upon, and will only take effect, if the Company’s shareholders approve the amendment and restatement of the Plan, as described below in Proposal No. 2. Accordingly, these Options are not shown as beneficially owned by Mr. Hastings in accordance with SEC rules and regulations.

(3)	Mr. Largay resigned as a member of the Board of Directors on December 11, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this proxy statement, under the heading “Additional Information Regarding Executive Compensation”, you will find a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2008 to the following individuals, whom we refer to as our named executive officers (or “NEOs”) for 2008: Daniel J. Samela, who until December 11, 2008 served as our acting President and Chief Executive Officer and continues to serve as our Chief Financial Officer, Chief Accounting Officer and Treasurer; and Dr. T. Gwynn Davies, who serves as the General Manager, Magellan Petroleum Australia Limited, our wholly-owned subsidiary (“MPAL”). Because William H. Hastings was appointed our new President and CEO on December 11, 2008, after the completion of our June 30, 2008 fiscal year, he is not treated as a 2008 “named executive officer” for purposes of this proxy statement.

For purposes of this “Compensation Discussion and Analysis” only, the term “Company” refers to Magellan Petroleum Corporation and MPAL, collectively, unless the context otherwise requires. Compensation figures for Dr. Davies are expressed below in Australian dollars and denoted with an “A$”.

Board Oversight of Executive Compensation

The Company’s executive compensation guidelines are developed and monitored by our Board of Directors, acting on the recommendation of the Compensation Committee, which, prior to December 11, 2008, comprised all five, independent members of the Board. The Board is responsible for determining the types and amounts of compensation paid to Mr. Samela. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to Mr. Samela’s compensation levels are warranted, in light of the attainment of these performance objectives. The Board has the authority to retain outside consultants to assist the Board in performing these responsibilities. However, the Board has not to date used any compensation consultant firms to determine and review Mr. Samela’s compensation.

The Nominations and Remunerations Committee (“NRC”) of the Board of Directors of MPAL oversees the executive compensation program for Dr. Davies, as part of its ongoing responsibility for the executive compensation program for all of MPAL’s senior officers. The NRC is comprised of Walter McCann, Robert Mollah and Norbury Rogers. For purposes of establishing the executive compensation program for Dr. Davies and the other senior officers of MPAL, MPAL retained the services of HR Advantage Consulting Pty Ltd, of Brisbane, Australia during late 2007 to provide the NRC with consulting services related to compensation packages for MPAL senior officers, including Dr. Davies. With respect to executive compensation services, however, HR Advantage also provided direct confidential advice to the NRC and to Mr. Mollah, as Chairman of MPAL Board, as appropriate.

Neither Mr. Samela nor Dr. Davies determine or approve any element or component of his own base salary or any other aspects of his compensation. Dr. Davies is paid on the basis of a Total Remuneration Employment Cost (“TREC”) which includes a 9% compulsory company contribution into an Australian retirement (superannuation) fund of his choice. Through salary sacrifice, Dr Davies also makes additional contributions into his retirement fund.

Objectives of Our Compensation Program

Our executive compensation program is designed to motivate and reward our NEOs in a fiscally responsible manner. The oil and gas exploration and production industry has historically been highly competitive, a trend which has increased significantly in the last few years. As a result, experienced professionals have significant career mobility. We are a smaller company in a highly competitive industry that competes for executive talent with a large number of exploration and production companies, many of which have significantly larger market capitalization than us. Our ability to motivate and reward our executive officers and other key employees is essential to maintaining a competitive position in the oil and gas business. Our comparatively smaller size and relatively small executive management team pose unique challenges in this industry, and therefore, are substantial factors in the design of our executive compensation program.

In light of the foregoing factors, the Board and the NRC strive to maintain compensation programs that are competitive within the independent oil and gas industry in the United States and in Australia. The award of base salary, annual cash bonuses, equity-based awards and benefit packages to our NEOs are at the complete discretion of the Board and the NRC. Periodically, however, the Board and the NRC review our executive compensation program to assess whether the program remains competitive with those of similar companies, considers the program’s effectiveness in creating adequate incentives for our executive officers to find, acquire, develop and produce oil and gas reserves in a cost-effective manner, and determines what changes, if any, are appropriate in light of our overall performance and ability to attract and retain talented executive officers.

The Board and the NRC may, in addition to base salaries, authorize annual cash bonuses and equity-based awards in the future for Messrs. Samela and Davies, based upon the attainment of our operational and strategic goals. We have not adopted specific target or performance levels which would automatically result in increases or decreases in compensation for Messrs. Samela and Davies. Instead, we make compensation determinations based upon a consideration of many factors, including those described below. We have not assigned relative weights or rankings to these factors. Specific elements of company performance and individual performance that we consider in setting compensation policies and making compensation decisions include the following factors:

•	the cyclical nature of the oil and gas business and industry trends in Australian oil and gas markets,

•	the growth in the quantity and value of our proved oil and natural gas reserves, volumes of oil and natural gas produced by the Company and our executives’ ability to replace oil and natural gas produced with new oil and natural gas reserves;

•	the Company’s oil and gas finding costs and operating costs, cash flow from operations, annual revenues; and earnings per share;

•	the market value of the Company’s common stock on the Nasdaq and the ASX;

•	the extent to which management has been successful in finding and creating opportunities to participate in acquisition, exploitation and drilling ventures having quality prospects;

•	management’s ability to formulate and maintain sound budgets for our business activities and overall financial condition;

•	the success of our acquisition and exploration activities and the achievement by management of specific tasks and goals set by the Board and the MPAL Board of Directors from time to time;

•	the effectiveness of our compensation packages in motivating our management to remain in our employment; and

•	the ability of management to effectively implement risk management practices.

In addition to considering these performance elements, we have also considered longevity of service of each NEO and the NEOs individual performance, leadership, and business knowledge.

Elements of Compensation

We seek to achieve our executive compensation objectives by providing our NEOs with the following elements of compensation:

•	a base salary that represents cash compensation based on internal equity and external industry-based competitiveness;

•	an opportunity to receive an annual cash bonus award based upon the achievement of goals and objectives attained during the course of a fiscal year;

•	potential equity-based awards under the Company’s 1998 Stock Option Plan;

•	pension/retirement benefits and other personal benefits under our NEOs’ employment contracts, as described below;

•	benefit programs provided to our U.S. employees, including health care benefits, dental, life, and vision coverage; and

•	termination payments and other benefits under the NEOs’ employment agreements, in the event that the NEO’s employment is terminated under specified circumstances.

Each of the material elements of our compensation program is discussed in greater detail below.

Base Salary

The purpose of base salary is to reflect Messrs. Samela and Davies executive’s job responsibilities, individual performance and competitive compensation levels. The Board reviews and determines, on an annual basis, the base salary of Mr. Samela which is based upon his years of experience and his individual performance. Mr. Samela’s salary amount is not at risk and may be adjusted annually based on merit and external market conditions. His salary was last increased in July 2006 to $182,000 per year, to account for cost of living increases. For the 2008 fiscal year, Dr. Davies was paid a base salary of A$369,387 as part of his annual TREC package of A$432,600.

Annual Cash Bonus Awards

Our NEOs may receive an award of an annual cash bonus. The purpose of the cash bonus program is to better align executive performance with annual strategic goals while enhancing shareholder value. The Board does not pre-determine performance goals at the beginning of each year for Mr. Samela. Rather, the Board determines whether the award of a bonus has been warranted, in light of the Company’s performance during each completed fiscal year, including the Company’s operational results, net income, expenses, strategic development and any performance gaps or shortfalls. In light of its consideration of these factors, the Board in July 2006 determined to increase Mr. Samela’s base salary to $182,000 per year. In addition, on November 13, 2007, the Board awarded Mr. Samela an annual cash bonus for the fiscal year ended June 30, 2007 of $15,000 in recognition of improvements at the Company and with its operations during the past year. In September 2007, the NRC determined to increase Dr. Davies’ TREC package to A$432,600 for fiscal year 2008, but determined not to award Dr. Davies an annual cash bonus for the fiscal year ended June 30, 2008.

Equity-Based Compensation

At the December 1998 annual meeting, our shareholders approved the Company’s 1998 Stock Option Plan (the “Plan”), which permits the granting of stock options (“Options”) and stock appreciation rights (“SARs”) to the directors, officers, key employees and consultants. The purpose of the Plan is to provide an incentive for directors, officers, key employees and consultants of the Company to continue their affiliation with the Company and to give them a greater interest in the success of the Company. Other than the Plan, the Company currently does not have any long-term incentive, nonqualified defined contribution, or other nonqualified deferred compensation plans. MPAL does not currently maintain any of its own equity-based compensation plans.

The Plan provides for grants of Options principally at an option price per share of 100% of the fair value of the Company’s common stock on the date of the grant. The Plan has 1,000,000 shares authorized for awards. Options are generally granted with a 3-year vesting period and a 10-year term. Options vest in equal annual installments over the vesting period, which is also the requisite service period. As of December 10, 2008, there were 530,000 Options issued and outstanding under the Plan, and 295,000 shares remain available for future awards. For all Plan awards granted, modified or settled after July 1, 2005, we account for all equity-based awards in accordance with the requirements of SFAS 123(R). We do not have a specific program or plan with regard to the timing or dating of Option grants. Our Options have not been granted at regular intervals or on pre-determined dates. Rather, the Board’s practice as to when Options are granted has historically been made at the complete discretion of the Board.

In connection with his employment by the Company, Mr. Samela was granted an award of 30,000 Options under the Plan on July 1, 2004, at an exercise price of $1.45 per share. As of July 1, 2007, these Options have fully vested. To date, Dr. Davies has not received any Options or other awards under the Plan. However, the Board and the NRC will consider in the future whether to grant Dr. Davies Option awards under the Plan, depending on the attainment of operational or performance objectives of the Company.

On December 11, 2008, the Board of Directors amended and restated the Plan, renaming the Plan the “1998 Stock Incentive Plan”, and further amended the Plan on March 19, 2009, See Proposal No. 5 below.

Pension/Retirement and other Personal Benefits

Under Mr. Samela’s Employment Agreement, we make an annual contribution of 15% of Mr. Samela’s salary to a SEP/IRA Plan to provide for Mr. Samela’s retirement. In fiscal year 2008, this contribution was $28,770. In compliance with Australian minimum compulsory superannuation laws, MPAL, as Dr. Davies’ employer, makes an annual contribution to a superannuation fund selected by Dr. Davies. During fiscal 2008, this MPAL payment was A$35,719. Through salary deduction payments, Dr. Davies also made additional personal contributions into his superannuation fund of A$64,281.

Perquisites and other benefits represent a small part of our overall compensation package. These benefits are reviewed periodically to ensure that they are competitive with industry norms. There are no perquisites for Mr. Samela. The perquisites for Dr. Davies include the provision of a company car and payment of parking and running costs related to Dr Davies’ company car. During fiscal year 2008, these expenses totaled $34,704 (or

A$38,711). The Company also sponsors Dr. Davies membership in Australian professional and trade organizations that MPAL deems necessary or desirable to conduct MPAL’s business. If greater than $10,000, the aggregate costs associated with the benefits we provided to Messrs. Samela and Davies are included in the “All Other Compensation” column of the Summary Compensation Table, set forth below.

Additional Benefit Programs

Under Mr. Samela’s Agreement, the Company agreed in 2004 to purchase a term life insurance policy for Mr. Samela with coverage up to $400,000 to supplement his existing life insurance coverage. During fiscal year 2008, the Company paid $1,454 in premiums under this policy on Mr. Samela’s behalf. In addition, the Agreement provides that Mr. Samela is reimbursed annually up to $6,000 per year in disability insurance coverage. During fiscal year 2008, the Company paid $5,489 for this arrangement. The Agreement also provides that Mr. Samela also receives $15,000 per year in reimbursements to purchase his own family health insurance coverage, including medical, prescription and dental benefits. During fiscal year 2008, the Company paid $15,000 under this arrangement. Mr. Samela is also entitled to participate in the broad-based benefit plans offered generally to all of our full-time U.S. employees.

Under his Employment Agreement, Dr. Davies is entitled, through salary deductions, to participate in the broad-based benefit plans offered by MPAL for all full-time MPAL employees, in accordance with the terms of such plans and applicable Australian legal requirements. MPAL has taken out salary continuance insurance for its staff; under this policy Dr. Davies is covered for a maximum of A$240,000 per annum for two years in the event of a long illness.

Tax Considerations

We operate our executive compensation program in good faith compliance with Section 409A of the Internal Revenue Code, as permitted by the final regulations issued by the Internal Revenue Service. At this time, the Company does not expect that Section 162(m) of the Internal Revenue Code will have any effect on the Company’s executive officer compensation because it is not likely that the annual compensation paid to any executive officer will exceed $1 million.

Conclusions

The Company’s executive compensation program is a critical element in ensuring the Company’s continued success. Motivation, attraction, retention and the NEOs’ alignment with the interests of the Company’s shareholders are the key objectives of the program. The continued improvement in business results and increased shareholder value are driven by the performance of highly motivated executives. In the opinion of the Company’s Board and the NRC, the design and operation of the Company’s executive compensation programs, along with the monitoring of our executive officers’ performance against the factors identified above, reasonably result in compensation levels appropriate to promote the Company’s continued success and the best interests of its shareholders.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Employment Agreements with Our 2008 Named Executive Officers

The Company has written employment agreements with each of Messrs. Samela and Davies, which provide certain severance payments and other benefits, in the event that their respective employment with the Company and MPAL are terminated under various circumstances, as described below. We use these provisions to provide some assurance to the Board and the MPAL Board that the Company and MPAL will continue to be able to rely upon Messrs. Samela and Davies continuing in their positions with us, without concern that they might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control of the Company.

Mr. Samela

The Company has entered into an amended and restated employment agreement, effective as of September 28, 2008 (the “Agreement”), with Daniel J. Samela, the Company’s President, Chief Executive Officer and Chief Financial/Accounting Officer. The Agreement replaces Mr. Samela’s former employment agreement dated March 1, 2004, and was designed to conform his agreement to the substantive and procedural requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In order to conform to Section 409A’s requirements, Mr. Samela’s Employment Agreement was revised to provide that 1) generally, payments made to Mr. Samela following a separation from service from the Company are delayed for a period of six months following such separation; 2) cash payments have been substituted for continuation of various benefits following Mr. Samela’ separation from service from the Company.

The Agreement has a term of thirty-six (36) months, which automatically renews each 30-day period during Mr. Samela’s term of employment, unless he elects to retire or the Agreement is terminated according to its terms. The Agreement provides for him to be employed as the President and Chief Executive Officer of the Company, effective as of July 1, 2004, at a salary of $175,000 per annum, and an annual contribution of 15% of the salary to a SEP/IRA pension plan for Mr. Samela’s benefit, plus other insurance benefits. Currently, Mr. Samela’s salary is $182,000 per year.

The Agreement may be terminated for “cause,” which is defined under the agreement as (i) misappropriating any funds or property of the Company, (ii) attempting to obtain any personal profit from any transaction in which he has an interest which is adverse to the interest of the Company, unless he shall have first obtained the consent of the Board of Directors; (iii) neglect or unreasonable refusal or continued failure (other than any such failure resulting from incapacity due to physical or mental illness) to perform the duties assigned to Mr. Samela under or pursuant to this Agreement; or (iv) being convicted of any felony or an offense involving moral turpitude.

The Agreement may also be terminated on written notice by the Company without cause, by Mr. Samela’s resignation or upon a “change in control” of the Company. A “change in control” is defined under the agreement as (i) the acquisition by any individual, entity or “group” (as defined under the Securities Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company (with certain exceptions) (ii) individuals who, as of September 28, 2008, constitute the Board cease for any reason to constitute at least a majority of the Board; (iii) consummation of certain reorganizations, mergers or consolidations or sales or other dispositions of all or substantially all of the assets of the Company; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

If Mr. Samela’s employment is terminated by reason of death or disability at any time, he will be paid only the amount of his annual base salary through the date of termination to the extent not yet paid, plus any compensation amounts previously deferred. If Mr. Samela’s employment is terminated for “cause” as defined above at any time, or by Mr. Samela voluntarily following a change in control of the Company, he will be paid only the amount of his annual base salary through the date of termination to the extent not yet paid, plus any compensation amounts previously deferred.

Upon a termination by the Company without cause prior to a “change in control” of the Company, Mr. Samela will be entitled to payment of an amount equal to three times his annual base salary and three-year average bonus payment and any then-unvested options will be accelerated so as to become fully exercisable. These amounts will be paid to Mr. Samela in two lump sums, in accordance with the Agreement and Section 409A.

If, during the two-year period following a change in control, Mr. Samela terminates his employment for “good reason” or the Company terminates his employment other than for cause or disability (as defined in the agreement), then Mr. Samela will be paid an amount equal to three times his annual base salary and three-year average bonus payment, plus any previously deferred compensation, accrued vacation pay, and $15,000 per year for three years in lieu of medical coverage and insurance benefits. In addition, any then-unvested options will be accelerated so as to become fully exercisable. Under the Agreement, the term “good reason” is defined as the Company (A) a material negative change resulting from the assignment to Mr. Samela of any duties inconsistent in any respect with his current position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other Company action which results in a material diminution in such position, authority, duties or responsibilities; (B) any failure by the Company to comply with the terms of Mr. Samela’s Agreement; (C) the Company materially changing the geographic location in which Mr. Samela must perform services from Hartford, Connecticut, or (D) any purported termination by the Company of his employment otherwise than as expressly permitted by Mr. Samela’s agreement.

If, at any time after the two-year period following a change in control, Mr. Samela terminates his employment for “good reason” or the Company terminates his employment other than for cause of disability, then he will be paid an amount equal to his then-current annual salary and a three-year average bonus payment. In addition, any then-unvested options will be accelerated so as to become fully exercisable. For a quantification of the payments to be made to Mr. Samela under these various circumstances, please see the table for Mr. Samela below.

Dr. Davies

Dr. Davies commenced employment with MPAL on October 6, 1997. On May 29, 1998, MPAL entered into a service agreement with Dr. Davies for a period of 3 years, 2 months and 25 days which continued until he entered into a new contract of employment (the contract) with MPAL, effective November 1, 2007. The contract provides for him being employed as MPAL’s Chief Executive Officer. The contract may be terminated by MPAL should Dr. Davies commit any act of serious misconduct which includes, but is not limited to:

•	failing or refusing to comply with any lawful direction given by MPAL;

•	committing any act (whether in the course of employment or not) which in the reasonable opinion of MPAL brings Dr. Davies into disrepute or may cause serious damage to the reputation of Dr. Davies, the MPAL Board, or any MPAL Group company, or otherwise affect adversely the interests of MPAL or any MPAL Group company; and

•	being precluded by the provisions of the Australian Corporations Act 2001 from taking part in the management of a corporation, or being disqualified for any reason from holding an office of MPAL or of a MPAL Group company.

Dr. Davies’ contract of employment may also be terminated on notice by MPAL as follows:

•	MPAL may terminate his employment at any time giving him three months’ written notice. MPAL may provide payment in lieu of all or part of this notice period which will be calculated in accordance with the contract.

•	MPAL may terminate his employment by giving one month’s written notice to Dr. Davies, if in the reasonable opinion of MPAL, he is unable properly to perform his duties due to physical or mental illness, accident or any other circumstances beyond his control for a total period of 180 days or more in the preceding 12 month period and has no remaining sick leave entitlements. MPAL may provide payment in lieu of all or part of this notice period which will be calculated in accordance with the contract.

Dr. Davies may terminate his employment at any time giving one month’s written notice to MPAL. MPAL may elect to make the termination take effect immediately or part way through the notice period, in which case Dr. Davies will be entitled to payment calculated on his total remuneration package (TR) in respect of the period after the date of termination to the end of the notice period.

Termination Payments

Upon termination of Dr. Davies’ employment by MPAL for any reason other than for poor performance, he will be entitled to a termination payment, calculated on the basis of his TR, and comprising one year of his TR together with three weeks for each full year of continuous service with MPAL, up to a maximum of 78 weeks, or such other more generous scale as may be adopted as MPAL policy in the future.

Termination because of significant diminution in remuneration, authority, status, duties or responsibilities

Where there is a change in the control or management of MPAL that results in a significant diminution in Dr. Davies’ remuneration, authority, status, duties or responsibilities, Dr. Davies may give notice of termination in which case MPAL will provide him with a payment equivalent to:

(a) remuneration in lieu of three months’ notice; and

(b) a termination payment (as described above); and

(c) the amount of TR payable to him up to and including the date of termination; and

(d) pay in lieu of any accrued annual leave and long service leave to which Dr. Davies is entitled up to and including the date of termination, calculated on the basis of his TR; and

(e) any pro-rata At Risk Bonus to which Dr. Davies is entitled. (Note at this stage MPAL has not adopted a Company Performance Plan and thus Dr. Davies’ TR does not include any At Risk component.)

Calculation of TR for the purposes of payments on termination

(a) For the purposes of any pay in lieu of any accrued annual leave and long service leave to which Dr. Davies is entitled to be paid on termination of employment, his TR will be calculated based on his full entitlement to his At Risk Bonus.

(b) For the purposes of any payment in lieu of notice to which Dr. Davies is entitled or any termination payment to which he is entitled, his TR will be calculated based on his full entitlement to his At Risk Bonus except where the termination of his employment is due to:

(i) summary termination by MPAL where Dr. Davies has committed an act of serious misconduct (as described above); or

(ii) resignation by Dr. Davies in circumstances where MPAL would have otherwise had a right to summarily terminate his employment due to him committing an act of serious misconduct or otherwise terminate his employment for poor performance.

(c) In circumstances where Dr. Davies’ employment with MPAL ends due to:

(i) summary termination by MPAL where Dr. Davies has committed an act of serious misconduct or termination by MPAL for poor performance; or

(ii) resignation by Dr. Davies in circumstances where MPAL would have otherwise had a right to summarily terminate his employment due to him committing an act of serious misconduct or otherwise terminate his employment for poor performance, his TR will be calculated as if his entitlement to an At Risk Bonus is nil.

Appointment of New President and CEO

On December 11, 2008, the Board of Directors appointed William H. Hastings as our new President and Chief Executive Officer. Mr. Hastings term of employment is for five (5) years and commenced on December 11, 2008. He will be paid a base salary of $300,000 per year, subject to yearly increase of the greater of 4% or compounded monthly CPI from the prior year. He will not be paid any cash bonuses, but the Company’s Compensation Committee may consider and pay bonuses commensurate with his and the Company’s performance. If at any time prior to the end of the 5-year term, the Company terminates his employment without Cause or he resigns for Good Reason, Mr. Hastings would be entitled to continue to receive his then-current base salary for the rest of the 5-year term, with a minimum severance period of two years. On December 11, 2008, Mr. Hastings was awarded 3,100,000 non-qualified stock options under the Company’s Stock Incentive Plan in two tranches, at an exercise price equal to $1.20 per share. In connection with the negotiation and signing of Mr. Hastings’ Employment Agreement on February 3, 2009, Mr. Hastings and the Company agreed that Mr. Hastings would surrender to the Company 387,500 of the non-qualified stock options previously granted to him on December 11, 2008, with a corresponding award of 387,500 non-qualified stock options to Mr. Wilson, see “Consulting Agreement with Mr. Wilson” above. Under the terms of these options, Mr. Hastings has not yet vested in any of the shares covered by the options. In addition, the option awards are expressly conditioned upon, and will only take effect, if the Company’s shareholders approve the amendment and restatement of the Plan, as described below in Proposal No. 5.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management of Magellan Petroleum Corporation and, based on our review and discussions and such other matters deemed relevant and appropriate by the Board, we recommend that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Walter McCann (Chairman)
Ronald P. Pettirossi
Donald V. Basso

Post Termination Payments and Benefits

The tables below reflect the amount of compensation payable to each of Mr. Samela and Dr. Davies in the event of termination of their respective employment by the Company and MPAL under various circumstances. The amount of compensation payable upon resignation, retirement, disability, death, termination for cause and termination without cause (and in the case of Mr. Samela, for good reason following a change in control of the Company), of each NEO is estimated below. In each case, the amounts shown assume that the employment of Mr. Samela and Dr. Davies with the Company and MPAL, respectively, were terminated as of June 30, 2008. Because Mr. Hastings joined the Company as its new President and Chief Executive Officer on December 11, 2008, no table is included for Mr. Hastings because he is not a “named executive officer” of the Company for the fiscal year ended June 30, 2008.

Daniel J. Samela

							Following a “Change in Control”
											Termination
											for Good
									Termination by		Reason or by
					Termination		Termination		Company		Company
	Death or		Termination		Without		for Good		Within 2		Following 2
Benefit	Disability		for Cause		Cause		Reason		Years		Years

Severance Payment	$7,000	(1)	$7,000	(1)	$551,000	(2)	$558,000	(3)	$558,000	(3)	$187,000	(4)
Medical Coverage	0		0		0		45,000		45,000		0
Insurance Benefits	0		0		0		22,362		22,362		0
Equity Award Acceleration	0		0		0		0		0		0
Other Benefits	0		0		0		0		0		0

(1)	represents value of accrued unused vacation pay.

(2)	represents a severance payment of three times Mr. Samela’s current base salary and $5,000, which is the average of Mr. Samela’s bonus awarded during the prior three years.

(3)	represents $7,000 value of accrued unused vacation pay, a severance payment of three times Mr. Samela’s base salary and $5,000, which is the average of Mr. Samela’s bonus awarded during the prior three years.

(4)	represents a severance payment in an amount equal to Mr. Samela’s current base salary and $5,000, which is the average of Mr. Samela’s bonus awarded during the prior three years.

T. Gwynn Davies

					Termination by		Termination by
	Resignation/			Termination by	MPAL Without		Dr. Davies for
Benefit	Retirement	Death	Disability	MPAL for Cause	Cause		“Good Reason”

Severance Payment	0	0	0	0	$611,572	(1)	$701,070	(2)
Medical Coverage	0	0	0	0	0		0
Insurance Benefits	0	0	0	0	0		0
Equity Award Acceleration	0	0	0	0	0		0
Other Benefits	0	0	0	0	0		0

(1)	As of June 30, 2008, based on Dr. Davies 10 full years of service with MPAL since October 1997 and a TREC compensation total of $387,826 (or A$432,600), the total severance payment would be $611,572 (or A$682,177), comprised of one year’s TREC compensation and an additional amount of A$249,577, which is based on 30 weeks of credited service under Dr. Davies’ employment agreement. For purposes of this table, all amounts shown were converted into U.S. dollars using an exchange rate of 1 Aus. dollar = $0.8965 which was the average of the daily Aus.$/U.S.$ exchange rates for the fiscal year ended June 30, 2008.

(2)	If Dr. Davies terminates his employment with MPAL for good reason, MPAL will also make the A$682,177 payment described in footnote (1), plus an additional payment to Dr. Davies of $89,498 (or A$99,830), which is equal to Dr. Davies’ remuneration in lieu of three months’ notice as described in the narrative above.

Executive Compensation Tables

The following table sets forth certain summary information concerning the compensation awarded to, paid to or earned by Mr. Samela, our President and Chief Executive Officer and Chief Financial and Accounting Officer, and Dr. Davies, the MPAL General Manager (collectively, the “Named Executive Officers”). Because he was appointed on December 11, 2008, after the completion of our most recent fiscal year ended June 30, 2008, Mr. Hastings is not deemed to be a “named executive officer” of the Company for purposes of this proxy statement.

Summary Compensation Table

		Salary	Bonus	All Other
Name and Principal Position	Year	($)	($)	Compensation ($)		Total ($)

Daniel J. Samela,	2008	$182,000	$15,000	$50,713	(2)	$247,713
Chief Financial and Accounting Officer, Treasurer(1)	2007	$182,000	$0	$49,002		$231,002
Dr. T. Gwynn Davies,	2008	$331,155	$0	$66,727	(3)	$397,882	(4)
General Manager, MPAL	2007	$276,815	$0	$53,741		$330,556

(1)	During the fiscal year ended June 30, 2008, Mr. Samela served as the Company’s acting President and Chief Executive Officer. He resigned these positions on December 11, 2008. The Board of Directors appointed William H. Hastings as the Company’s new President and Chief Executive Officer effective December 11, 2008.

(2)	Amount shown includes: (a) $28,770 payment to a SEP-IRA pension plan; (b) a $1,454 life insurance premium payment; (c) $5,489 of disability insurance premium payments; and (d) $15,000 of health insurance premium payments.

(3)	Amount shown includes: (a) Company payment of $32,022 (or A$35,719) to a superannuation fund in Australia selected by Dr. Davies, which is similar to an individual retirement plan account; (b) $24,648 (or A$27,494) in car allowance payments (which includes A$8,401 of fringe benefits tax payments); and (c) $10,056 (or A$11,217) in car parking payments (which includes A$2,517 of fringe benefit tax payments).

(4)	All cash compensation is paid to Dr. Davies in Australian dollars. For purposes of this table, all A.$ amounts shown were converted into U.S. dollars using an exchange rate of 1 Aus. dollar = $0.8965 which was the average of the daily Aus.$/U.S.$ exchange rates for the fiscal year ended June 30, 2008.

Grant of Plan-Based Awards Table

Because we did not issue any equity based compensation to our NEOs during the fiscal year ended June 30, 2008, the “grant of plan based awards” table required by Item 402(d) of Regulation S-K has been omitted.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding stock options as of June 30, 2008 for each of our NEOs, other than Mr. Hastings, who joined the Company on December 11, 2008. Other than the awards described in the table below and the December 11, 2008 option awards made to Mr. Hastings, the Company does not currently have any outstanding stock appreciation rights or other equity based awards under the Stock Incentive Plan or otherwise.

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option Exercise	Option
	(#)	(#)	Price	Expiration
	Exercisable	Unexercisable	($)	Date
Name (a)	(b)	(c)	(e)	(f)

Daniel J. Samela	30,000	0	$1.45	7/1/2015
Dr. T. Gwynn Davies	—	—	—	—

Option Awards to Our New President/CEO

On December 11, 2008, Mr. Hastings was awarded 3,100,000 non-qualified stock options under the Company’s Stock Incentive Plan in two tranches, at an exercise price equal to $1.20 per share. In connection with the negotiation and signing of Mr. Hastings’ Employment Agreement on February 3, 2009, Mr. Hastings and the Company agreed that Mr. Hastings would surrender to the Company 387,500 of the non-qualified stock options previously granted to him on December 11, 2008. Under the terms of these options, Mr. Hastings has not yet vested in any of the shares covered by the options. In addition, the options are expressly conditioned upon, and will only take effect, if the Company’s shareholders approve the amendment and restatement of the Plan, as described below in Proposal No. 5.

Option Exercises and Stock Vested for Fiscal Year Ended June 30, 2008

Because our NEOs did not exercise any stock options during the fiscal year ended June 30, 2008, the “Option Exercises and Stock Vested” table required by Item 402(g) of Regulation S-K has been omitted.

Pension Benefits Table for Fiscal Year Ended June 30, 2008

The following Pension Benefit Table shows certain information with respect to our NEOs (other than Mr. Hastings) under their retirement plan arrangements. Other than the annual payments described below, the Company has no plans that provide for specified retirement payments or benefits at, following, or in connection with the retirement of Mr. Samela and Dr. Davies.

Pension Benefits

Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
	Plan Name	(#)	($)	($)
Name (a)	(b)	(c)	(d)	(e)

Daniel J. Samela	IRA/SEP account	—	—	$28,770	(1)
Dr. T. Gwynn Davies	Superannuation Fund	—	—	$32,022	(2)

(1)	Under Mr. Samela’s employment agreement with the Company, the Company makes an annual contribution of 15% of Mr. Samela’s salary and bonus to a SEP-IRA account for Mr. Samela’s benefit. In fiscal year 2008, this contribution was $28,770. This amount is included in the “Other Compensation” column in the Summary Compensation Table above.

(2)	In compliance with Australian minimum compulsory superannuation laws, MPAL, as Dr. Davies’ employer, makes an annual contribution to a superannuation fund selected by Dr. Davies. In fiscal year 2008, this contribution was $32,022 (or A$35,719), using the exchange rate of 1 Aus. dollar = $0.8965 which was the average Aus.$/U.S.$ exchange rate for the fiscal year ended June 30, 2008. Through salary deduction payments, Dr. Davies also made additional personal contributions into his superannuation fund of A$64,281.

Nonqualified Deferred Compensation

Because neither the Company nor MPAL provide our NEOs with any forms of deferred compensation, the “Nonqualified Deferred Compensation” table required by Item 402(i) of Regulation S-K has been omitted.

Compensation Committee Interlocks and Insider Participation

The only officers or employees of the Company or any of its subsidiaries, or former officers or employees of the Company or any of its subsidiaries, who participated in the deliberations of the Board concerning executive officer compensation during the fiscal year ended June 30, 2008 were Messrs. Daniel T. Samela, our Chief Financial and Accounting Officer. At the time of such deliberations, Mr. Largay was a director of the Company. Because he does not serve on the Board, Mr. Samela did not participate in any discussions or deliberations regarding his own compensation. Prior to his resignation on December 11, 2008, Mr. Largay did not receive any compensation for his services as Assistant Secretary.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of options and rights under the Company’s existing equity compensation plan as of June 30, 2008. The additional 5,100,000 shares of the Company’s common stock that may be issued pursuant to the amended and restated Stock Incentive Plan are not set forth in this table, because the amended and Restated Stock Incentive Plan is subject to shareholder approval, see Proposal Five, below.

Number of Securities
	Number of Securities		Remaining Available
	to be Issued Upon	Weighted Average	for
	Exercise of	Exercise Price of	Issuance Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options,	(Excluding Securities
	and	Warrants and Rights	Reflected in
Plan Category	Rights (a) (#)	(b)($)	Column (a)) (c) (#)

Equity compensation plans approved by security holders	530,000	$1.51	295,000

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF
INCORPORATION TO REPEAL THE PER-CAPITA VOTING PROVISIONS OF
ARTICLE 12TH AND ARTICLE 14TH THEREOF

The Board of Directors has adopted resolutions approving and declaring the advisability of amendments to our Restated Certificate of Incorporation (the “Restated Certificate”) to eliminate the per capita voting requirements of Article 12th and Article 14th of our Restated Certificate, effective as of December 31, 2009. In addition, under the Purchase Agreement with the Investor, the Company agreed to seek shareholder approval of the repeal of these per capita voting requirements. The proposed amendments to the Restated Certificate are set forth in Appendix A which you should read carefully and which are hereby incorporated by reference in their entirety.

Rationale of the Board

The Company’s per capita voting structure was adopted in 1967 and was specifically considered and held to be lawful by the Delaware Chancery Court in 1993 and by the Delaware Supreme Court in 1994. Per capita voting can have the effect of enhancing the relative voting power of shareholders who own smaller amounts of our Common Stock and limiting the voting power of shareholders who own larger amounts of our Common Stock. The Board of Directors has considered carefully the advantages and disadvantages of maintaining the Company’s “per capita” voting requirements and has discussed these provisions with the Investor.

After its review of the advantages and disadvantages of the current voting structure, the Board of Directors determined that it is appropriate to propose an amendment to the Restated Certificate that would eliminate these requirements. This determination also furthers the Board’s goal of increasing its accountability to the Company’s shareholders.

After consideration, the Board believes that elimination of the per capita voting requirements of the Restated Certificate will align the voting rights of our shareholders with their respective economic rights in the Company. The Board has concluded that adopting the one share-one vote principle will better serve the Company’s shareholders by making shareholder decisions in the future more representative of the wishes of all holders of the Common Stock, in proportion to their respective ownership interests.

Summary of the Per Capita Voting Provisions of Our Restated Certificate and Bylaws

Article 12th

Under our Amended and Restated By-Laws, each outstanding share of Common Stock is entitled to one vote. Article Twelfth of the Company’s Restated Certificate provides that:

“Any matter to be voted upon at any meeting of stockholders must be approved, not only by a majority of the shares voted at such meeting (or such greater number of shares as would otherwise be required by law or this Certificate of Incorporation), but also by a majority of the stockholders present in person or by proxy and entitled to vote thereon; provided, however, except and only in the case of the election of directors, if no candidate for one or more directorships receives both such majorities, and any vacancies remain to be filled, each person who receives the majority in number of the stockholders present in person or by proxy and voting thereon shall be elected to fill such vacancies by virtue of having received such majority. When shares are held by members or stockholders of another company, association or similar entity and such persons act in concert, or when shares are held by or for a group of stockholders whose members act in concert by virtue of any contract, agreement or understanding, such persons shall be deemed to be one stockholder for the purposes of this Article.”

The Company may require brokers, banks and other nominees holding shares for beneficial owners to furnish information with respect to such beneficial owners for the purpose of applying the last sentence of Article Twelfth.

Only shareholders of record are entitled to vote; beneficial owners of Common Stock of the Company whose shares are held by brokers, banks and other nominees (such as persons who own shares in “street name”) are not entitled to a vote for purposes of applying the provision relating to the vote of a majority of shareholders. Each shareholder of record is considered to be one shareholder, regardless of the number of persons who might have a beneficial interest in the shares held by such shareholder. For example, assume XYZ broker is the shareholder of record for ten persons who each beneficially own 100 shares of the Company, eight of these beneficial owners direct XYZ to vote in favor of a proposal and two direct XYZ to vote against the proposal. For purposes of determining the vote of the majority of shares, 800 shares would be counted in favor of the proposal and 200 shares against the proposal. For purposes of determining the vote of a majority of shareholders, one shareholder would be counted as voting in favor of the proposal.

As set forth in Appendix A, if the Company’s shareholders approve this Proposal 2, then the Company intends to prepare and file an amendment to the Company’s Restated Certificate with the Department of State of the State of Delaware, in the Form of Appendix A which repeals Article 12th effective as of December 31, 2009, and replaces such article with: “[Reserved]”.

Article 14th

Article 14th of our Restated Certificate sets forth the rules and requirements for the Board of Directors and the Company’s shareholders to alter, amend, repeal or adopt bylaws. Article 14th currently provides as follows:

FOURTEENTH:  The By-Laws of this corporation may be altered, amended or repealed by the vote of a majority of the directors at any regular or special meeting of the board; provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such meeting, or shall have been waived in writing by all the directors, or at any regular or special meeting of the board at which all of the directors are present, without such notice or waiver of notice. Notwithstanding any other provision in the Certificate of Incorporation to the contrary and subject to the rights of the holders of any series of Preferred Stock then outstanding, the By-Laws of this corporation may also be altered, amended or repealed by the stockholders at any regular or special meeting called for that purpose by the favorable vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding voting stock of the corporation generally entitled to vote at such meeting and sixty-six and two-thirds percent (66 2/3%) of the stockholders present in person or by proxy and entitled to vote at such meeting.

As set forth in Appendix A, if the Company’s shareholders approve this Proposal 2, then the Company intends to prepare and file an amendment to the Company’s Restated Certificate with the Department of State of the State of Delaware, in the Form of Appendix A which amends the last sentence of this Article, effective as of December 31, 2009, as follows:

Notwithstanding any other provision in the Certificate of Incorporation to the contrary and subject to the rights of the holders of any series of Preferred Stock then outstanding, the By-Laws of this corporation may also be altered, amended or repealed by the stockholders at any regular or special meeting called for that purpose by the favorable vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding voting stock of the corporation generally entitled to vote at such meeting.

Amended and Restated Bylaws

As discussed below, several provisions of our Amended and Restated Bylaws also contain “per capita” voting requirements for shareholders. These provisions concern removal of directors, the manner of voting by shareholders at meetings and the amendment of the Bylaws. If this Proposal 2 is approved by the shareholders, the Board intends to amend the Bylaws, effective as of December 31, 2009, as described below. Shareholder approval is not required for the Board to amend the Bylaws in this manner and no approval of shareholders for such amendments is being sought by the Company by this proxy statement.

Effects of Repeal of the Per Capita Voting Requirements of Article 12th and Article 14th and our Bylaws

As noted above, approval of this Proposal 2 would make our voting structure, beginning on December 31, 2009, consistent with a basic tenet of corporate democracy, the one share-one vote principle, which is the prevailing voting structure for most U.S. public companies. The Board has concluded that adopting the one share-one vote principle will better serve the Company’s shareholders by making shareholder decisions in the future more representative of the wishes of all holders of the Common Stock, in proportion to their respective ownership interests. In addition, approval of this Proposal 2 would eliminate the burden of establishing the correct results under the per capita voting structure at each meeting of the Company’s shareholders.

Adoption of this Proposal 2 will effect those shares held by our directors and executive officers, and the Investor following the Closing, in the same manner as it effect the shares held by all other shareholders.

If Proposal 2 is adopted, the Company may be more susceptible to a hostile takeover attempt that it might otherwise have been, because the removal of the per capita voting requirements will have the effect of enhancing the voting power of any shareholder who holds a large amount of our Common Stock and who would seek to propose an acquisition or merger that was not approved by the Company’s Board of Directors. However, the Company’s classified Board of Directors structure and other takeover defenses will continue to exist after the implementation of this Proposal 2.

Related Amendments to the Company’s Bylaws

In addition to the repeal of the per capita voting requirements of Article 12th and Article 14th of our Restated Certificate as discussed above and as set forth in Appendix A, similar per-capita voting provisions are also contained in various provisions of our Bylaws.

Following receipt of the requisite shareholder approvals at the 2008 Annual Meeting, the Board intends to take action to amend the Bylaws to repeal these provisions from the Bylaws. The text of these proposed amendments (with new text underlined and deleted text shown with strikeouts) are as follows:

Article II, Meeting of Stockholders

SECTION 6. Voting at Stockholders’ Meetings.

At all meetings of the stockholders, each holder of stock of the corporation having the right to vote at such meeting shall be entitled to one vote for each share standing registered in his name on the record date for such meeting.

SECTION 8. Manner of Voting.

In the election of directors and in voting on any question on which a vote by written ballot is required by law or is demanded by any stockholder, the voting shall be by written ballot; on all other questions, voting may, but need not, be conducted by written ballot.

Article III, Board of Directors

Section 1, Election and Removal of Directors

(c) Removal. Notwithstanding any other provision in these By-Laws to the contrary and subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least a majority of the votes cast at a stockholders’ meeting called to consider such removal.

Article IX, Amendments

These By-Laws may be altered, amended or repealed by the vote of a majority of the board of directors at any regular or special meeting of the board; provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such meeting, or shall have been waived in writing by all the directors, or at any regular or special meeting of the board at which all of the directors are present, without such notice or waiver of notice. Notwithstanding any other provision in these By-Laws to the contrary and subject to the rights of the holders of any series of Preferred Stock then outstanding, these By-Laws may also be altered, amended or repealed by the stockholders at any regular or special meeting called for that purpose by the favorable vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding voting stock of the corporation generally entitled to vote at such meeting.

These Bylaw amendments will only take effect if the Company’s shareholders vote to approve this Proposal 2, and then such amendments will have their effectiveness delayed until December 31, 2009. If the Company’s shareholders do not approve this Proposal 2, these amendments to the Company’s Bylaws will not be implemented. Shareholder approval is not required for the Board to amend the Bylaws in this manner and no approval of shareholders for such amendments is being sought by the Company by this proxy statement.

Reservation of Authority

Under its resolutions, the Board has reserved the right granted to it under the Delaware General Corporation Law, notwithstanding shareholder approval of this Proposal 2, and without any further vote or other action by our shareholders, to abandon the Certificate of Amendment to repeal the per capita voting requirements of Article 12th and Article 14th of our Restated Certificate if, at any time prior to filing such Certificate of Amendment with the Department of State of the State of Delaware, the Board, in its sole discretion, determines that these amendments are no longer in the best interests of the Company and its shareholders.

Vote Required For Approval; Recommendation of the Board

Approval of Proposal Two — the amendment to our Restated Certificate to repeal the per capita voting requirements of Article 12th and 14th thereof, which will have the effect of adopting one-share, one-vote for all matters for which shareholders are required to vote under the Delaware General Corporation Law — will require (1) the affirmative vote of a majority of the issued and outstanding shares of our Common Stock, and (2) the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Please note that the affirmative vote of at least a majority of all outstanding shares of Common Stock is required for approval of this Proposal and the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting. An abstention on this Proposal is not an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 2 TO AMEND THE RESTATED CERTIFICATE TO REPEAL THE PER CAPITA VOTING REQUIREMENTS OF ARTICLE 12TH AND ARTICLE 14TH THEREOF, EFFECTIVE AS OF DECEMBER 31, 2009.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION TO REPEAL THE
“SUPER MAJORITY” VOTING REQUIREMENTS OF ARTICLE 13TH THEREOF

The Board of Directors has adopted resolutions approving and declaring the advisability of an amendment to our Restated Certificate of Incorporation to eliminate the “super majority” voting requirements of Article 13th thereof, effective as of December 31, 2009. The proposed amendment to the Restated Certificate is set forth in Appendix B, which you should read carefully and is hereby incorporated by reference in its entirety.

Rationale of the Board

The Board of Directors has considered carefully the advantages and disadvantages of this “super majority” voting provisions. After this review, the Board of Directors determined that it is appropriate to propose an amendment to the Restated Certificate that would eliminate these provisions. This determination by the Board permits the Company to comply with the requirements of the Purchase Agreement and also furthers its goal of increasing its accountability to shareholders.

Provisions such as the “super majority” voting provisions in the Restated Certificate of Incorporation are generally intended to encourage a person making an unsolicited bid for a company to negotiate with the Board of Directors to reach terms that are fair and in the best interests of shareholders. This type of provision can also be viewed as facilitating corporate governance stability by requiring broad shareholder consensus to effect changes. However, many investors view these provisions as inconsistent with principles of good corporate governance. Although these measures can be beneficial, the Board recognizes that the requirement of a supermajority vote can limit the ability of a majority of the shareholders at any particular time to effect change by essentially providing a veto to a large minority shareholder or group of shareholders. In addition, a lower threshold for shareholder votes can increase shareholders’ ability to participate effectively in corporate governance.

To effect these changes, our Board of Directors is recommending that the Shareholders approve the repeal of Article Thirteenth, of our Restated Certificate, effective December 31, 2009. As set forth in Appendix B, if the Company’s shareholders approve this Proposal 3, then the Company intends to prepare and file an amendment to the Company’s Restated Certificate with the Department of State of the State of Delaware, in the Form of Appendix B which repeals Article 13th effective as of December 31, 2009, and replaces such article with: “[Reserved]”.

This Article 13th, and the effects of the proposed repeal thereof, are further described below.

Summary of Article 13th — the “Super Majority” Voting Provisions

Article 13th of our Restated Certificate, which is sometimes referred to as a “super majority ‘” voting provision, has been a part of our Restated Certificate for many years. The Article requires the affirmative vote of the holders of at least 66 2/3rd% of the outstanding voting stock and at least 66 2/3rd% of the shareholders present in person or by proxy at a meeting (and entitled to vote thereon), in each case voting together as a single class, to approve certain “business combination” transactions involving any person or group that beneficially owns at least 10% of our outstanding voting stock (a “Related Person”). Under the proposed amendment, this Article would be deleted in its entirety. The current super majority voting requirements of Article 13th apply to the following types of “business combination” transactions involving the Company or a subsidiary, with, or upon a proposal by, a Related Person:

•	a merger or consolidation of the Company or any subsidiary of the Company;

•	a sale, lease, exchange or other disposition of any assets of the Company or any of its majority owned subsidiaries having an aggregate fair value of $5 million or more;

•	the issuance or transfer by the Company or any subsidiary of the Company (in one or a series of transactions) of securities of the Company or any subsidiary having an aggregate fair market value of $5 million or more; or the adoption of a plan or proposal for the liquidation or dissolution of the Company; or

•	the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or

•	any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

The super majority requirements do not apply to the following: (a) transactions approved by the Board of Directors and the majority of the Continuing Directors (directors who were directors prior to the time the Related Person became a Related Person, and directors recommended for election by such directors); (b) a business combination effected solely between the Company and one or more of its subsidiaries; and (c) in the case of any action or transaction to be effected within three years of the date a person became a Related Person, pursuant to which shareholders will receive cash, property, securities or other consideration, the cash or market value of the property, securities or other consideration to be received by the shareholders is deemed to be “fair” (meaning that the cash or market value of cash and share or other consideration other than cash, to be received per share of common or preferred stock of the Company in such Business Combination by holders thereof shall be at least equal to the highest per share price paid by the Related Person for any shares of such class or series of stock acquired by it.

Article 13th also includes: restrictions on certain other actions by Related Persons; certain technical provisions; and a requirement that Article 13th can only be amended, altered or repealed with the vote of the holders of at least 66 2/3rd% of the outstanding voting stock and at least 66 2/3rd% of the shareholders present in person or by proxy at a meeting (and entitled to vote thereon), provided that a quorum is present.

Effects of Repeal of Article 13th

The repeal of Article 13th will have two principal effects on shareholder voting: First, those transactions covered by Article Thirteenth that would otherwise require a shareholder vote under the Delaware General Corporation Law would require the vote of the holders of a majority of our outstanding stock, rather than a 66 2/3% supermajority vote. Second, since the super majority voting requirements will no longer apply, the Board of Directors will be able to effect, without obtaining shareholder approval, those transactions covered by Article 13th that do not otherwise require shareholder approval under Delaware law (e.g., such as certain asset or stock sales or reclassifications).

Applicability of Section 203 of the Delaware General Corporation Law

The Company will continue to be subject to Section 203 of the Delaware General Corporation Law without regard to whether the proposed amendments are approved. Section 203 provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15% or more of our voting stock (referred to as an “interested stockholder”), cannot be completed for a period of three years after the date the person became an interested stockholder unless (1) the Board of Directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (2) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are directors and also officers of the Company and shares owned by certain Company employee benefit plans), or (3) the business combination was approved by the Board of Directors and by the affirmative vote of at least 66 2/3rds% of our outstanding voting stock not owned by the interested shareholder.

Reservation of Authority

Under its resolutions, the Board has reserved the right granted to it under the Delaware General Corporation Law, notwithstanding shareholder approval of this Proposal 3, and without any further vote or other action by our shareholders, to abandon the Certificate of Amendment to repeal the super majority voting requirements of Article 13th of our Restated Certificate if, at any time prior to filing such Certificate of Amendment with the Department of State of the State of Delaware, the Board, in its sole discretion, determines that this amendment is no longer in the best interests of the Company and its shareholders.

Vote Required For Approval; Recommendation of the Board

Approval of Proposal Three — the amendment to our Restated Certificate to eliminate Article 13th, the super majority voting provisions of the Restated Certificate — will require (1) the affirmative vote of sixty-six and two-thirds percent (66.66%) of the issued and outstanding shares of our Common Stock, and (2) the affirmative vote of sixty-six and two-thirds percent (66.66%) of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

The affirmative vote of at least 66 2/3rds% of all outstanding shares of Common Stock and the affirmative vote of 66 2/3% of the shareholders present in person or by proxy at the Annual Meeting is required for approval of this Proposal. An abstention on this proposal is not an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 3 TO AMEND THE RESTATED CERTIFICATE TO ELIMINATE ARTICLE 13TH, THE “SUPER MAJORITY” PROVISIONS, EFFECTIVE AS OF DECEMBER 31, 2009.

PROPOSAL 4

APPROVAL OF THE INVESTMENT TRANSACTION

We are seeking shareholder approval of this Proposal 4 for the purpose of complying with the rules of the Nasdaq Stock Market, Inc. and the requirements of the Securities Purchase Agreement between the Company and the Investor, dated as of February 9, 2009 (the “Purchase Agreement”), as amended on April 1, 2009 (the “First Amendment”).

The Parties

The Company.  The Company was established in 1957, and was incorporated in the State of Delaware in 1967. Magellan’s common stock is quoted on the NASDAQ Capital Market (symbol: MPET) and on the Australian Stock Exchange in the form of CDI’s (symbol: MGN). We are currently engaged in the sale of oil and gas resulting from the exploration for and development of oil and gas reserves. Our most significant asset is our 100% equity ownership interest in Magellan Petroleum Australia Limited (MPAL). Magellan also has a 2.67% carried interest in the Kotaneelee Gas Field in the Yukon Territory of Canada and exploration assets in the U.K. Magellan has approximately 5,950 record shareholders. As of March 31, 2009, the closing price per share of the Company’s common stock was $0.69.

The Investor.  YEP was founded in 2007 by recognized entrepreneur Nikolay V. Bogachev, who has had partnerships with Enterprise Oil (now Shell), Marathon Oil, and other major oil companies in developing earlier investments.

Background and Description of the Proposed Investment Transaction

The Board of Directors has determined to enter into the Purchase Agreement with the Investor, after consideration of the Company’s various strategic alternatives available at this time, taking into account the major events that have taken place with the Company and MPAL since 2005.

In October 2005, the Company commenced an Exchange Offer to acquire all of the 44.87% of ordinary shares of MPAL that it did not own. The Offer consideration was .75 newly-issued shares of MPC common stock and A$0.10 in cash consideration for each of the 20,952,916 MPAL shares that it did not own. New shares of the Company’s Common Stock were issued to MPAL’s Australian shareholders either as registered MPC shares or in the form of CDIs (CHESS Depository Interests), which were listed on the Australian Stock Exchange in April 2006 under the symbol “MGN”. This Exchange Offer was successfully completed on a compulsory acquisition basis in July 2006, making MPAL a wholly-owned subsidiary of the Company.

Since the mid-1980s, the Company’s subsidiary MPAL has been selling gas to the Power & Water Corporation (“PWC”) in North Central Australia for use in the Darwin and Alice Springs markets. The gas is produced by MPAL and its joint venture partner Santos Ltd., at the Mereenie and Palm Valley fields in the Amadeus Basin in central Australia. The Palm Valley contract expires in January 2012 and the principal Mereenie contracts expire in June 2009. Supply obligations under the Mereenie contracts cease in May 2009. The Company is making strong efforts to dedicate remaining natural gas reserves to area buyers under “life of remaining reserves” agreement(s).

PWC has contracted with Eni Australia for the supply of PWC’s Northern Territory gas demand requirement for twenty five years initially expected to commence sales in January, 2009. Eni Australia is to supply the gas from its Blacktip field offshore of the Northern Territory. The Blacktip development has encountered significant development difficulty and delay. One Blacktip well was plugged and abandoned in March 2009 as non-commercial. The Mereenie Producers will continue to supply PWC’s gas demand to augment Blacktip gas. There is a possibility that all Amadeus Basin gas deliverability could be combined with the Blacktip flow to achieve efficiencies and savings for all Parties (producers and buyers) in the Darwin supply grid. There are significant unknowns with regard to Blacktip capability, efficiency, and natural gas deliverability. MPAL may, or may not, be able to contract for the sale of the remaining uncontracted reserves. Negotiations on this premise are active with ENI Australia, PWC, and with Darwin LNG Operator, ConocoPhillips. Unless MPAL is able to obtain additional contracts for its remaining gas reserves or be successful in its current exploration program, its revenues will be materially reduced beginning with 2010. Mereenie gas sales were approximately $15.5 million (net of royalties) or 85% of total gas sales for the year ended June 30, 2008 and $6.0 million (net of royalties) or 84% of total gas sales for the six months ended December 31, 2008.

In February 2007, the Company disclosed that the Australian Taxation Office (“ATO”) was conducting an audit of the Australian income tax returns of MPAL and its wholly owned subsidiaries for the years 1997- 2005. The ATO audit focused on certain income tax deductions claimed by Paroo Petroleum Pty. Ltd. (“PPPL”), a wholly-owned subsidiary of MPAL related to the write-off of outstanding loans made by PPPL to other entities within the MPAL group of companies. As a result of this audit, the ATO in August, 2007 issued “position papers” which set forth its opinions that these previous deductions should be disallowed, resulting in additional income taxes being payable by MPAL and its subsidiaries. The ATO indicated in its position papers that the increase in taxes arising from its proposed positions would be (Aus) $13,392,460 plus possible interest and penalties, which could have exceeded the amount of the increased taxes asserted by the ATO.

Although the Company and MPAL did not agree with the tax positions asserted by the ATO, in the interest of avoiding a costly and lengthy legal dispute, MPAL in late 2007 entered into settlement discussions with ATO staff. As a result of these settlement discussions, MPAL agreed to pay Aus. $10.34 million (U.S. $9.27 million) in amended tax liabilities and an additional Aus. $4.3 million (U.S. $3.9 million) in interest on the amended tax liabilities.

On February 7, 2008, the Company announced that it had reached an agreement to settle an ongoing dispute between MPAL and the ATO concerning the matters discussed above for an aggregate settlement payment by MPAL to the ATO of (Aus.) $14.6 million (U.S. $13.1 million). The settlement amount was paid out of MPAL’s available cash on hand. As agreed by the parties, the ATO issued assessments for the agreed upon amended tax liabilities. Under the terms of the Deed of Settlement, MPAL agreed not to object to or appeal ATO’s amended assessments. Upon completion of the final payments to the ATO, this matter was concluded.

During late 2007 and the first half of 2008, in consultation with its advisers, the Board of Directors considered various strategic alternatives for the Company and MPAL, including exploring the possibility of transactions in Australia, North America with respect to the Company and MPAL’s existing oil and gas operations and properties.

On September 3, 2008, the Company hired Canaccord Adams of Boston, MA as the Company’s financial adviser with respect to a potential private placement of the Company’s common stock to two institutional investors.

On September 11, 2008, members of senior management and the Board of Directors of the Company met with Mr. Hastings and representatives of the Investor and another U.S.-based institutional investor to discuss potential terms and conditions of a private placement of the Company’s common stock to these two parties. Those two parties had been introduced to such a possible transaction by William H. Hastings who proposed to participate in the transaction along with them.

During the period September to December 2008, the Company engaged in continuing discussions with the Investor, the second potential investor and Mr. Hastings, concerning the Company’s business and the possible terms of this private placement transaction. In connection with due diligence conducted by the Investor and the second potential investor with respect to the Company, the Company agreed to reimburse the Investor and the second potential investor up to an aggregate of $450,000 of their due diligence expenses, to the extent that such expenses exceeded $150,000. In late November 2008, the second potential investor notified the Company that it did not wish to continue discussions concerning the proposed investment at that time. The Company’s Board of Directors thereafter determined to continue discussions with the Investor.

On December 11, 2008, the Company appointed William H. Hastings as its new President and Chief Executive Officer. Mr. Hastings, 53, most recently served as President of Nova Atlantic Group LLC, which focuses on development of “stranded” natural gas reserves. He previously spent twenty-six years working for Marathon Oil, an international energy company based in Houston, Texas. At Marathon, he served in various executive capacities in Houston and in London where he was responsible for new business development and asset growth initiatives.

On February 9, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Investor, under which the Company has agreed to sell, and the Investor has agreed to purchase 8,695,652 shares of the company’s Common Stock (the “Shares”) at a price of $1.15 per share. When issued at the Closing, the Shares will represent approximately 17.3% of the Company’s total outstanding shares on a pro forma basis. In addition, the Company has agreed at closing to issue a five-year warrant to the Investor entitling the Investor to purchase an additional 4,347,826 shares of the Company’s Common Stock (the “Warrant Shares”) through warrant exercise at a per share price of $1.20, which exercise price will be decreased to $1.15 per share if the Investor completes its purchase of the ANS Shares from the ANS Parties pursuant to the ANS-YEP Purchase Agreement (see “ANS-YEP Purchase Agreement” above). As described below, the consummation of the Investment Transactions is conditioned on obtaining the approval of the Company’s shareholders of (a) the issuance of the Shares and the Warrant (including the Warrant Shares) in accordance with the requirements of the Purchase Agreement and the rules of the Nasdaq Stock Market, Inc. and (b) an affirmative vote of the Company’s shareholders to repeal the per capita voting provisions of Article 12th of the Company’s Restated Certificate, as more fully described above in Proposal 2.

On April 3, 2009, the Company and YEP agreed to amend the terms of the Purchase Agreement to extend the outside termination date for the closing of YEP’s Investment Transaction from April 30, 2009 to June 30, 2009, in order to provide sufficient time for the Company to conduct its Annual Meeting and complete the YEP Investment Transaction. The amendment also provides that, if YEP completes the purchase of the ANS Shares from the ANS Parties pursuant to the ANS-YEP Purchase Agreement (see “ANS-YEP Purchase Agreement,” above), then the exercise price payable by YEP for the Warrant Shares shall be reduced from $1.20 to $1.15 per share. The amendment also provides that, following the closing of the YEP equity financing transaction, for so long as Nikolay V. Bogachev and J. Thomas Wilson are serving on the Company’s Board of Directors as designees of YEP, (a) Mr. Bogachev may elect to be designated as a member of the Board’s Audit Committee, provided that he meets the established requirements for members of such Committee and (b) Mr. Wilson may elect to be designated as a member of the Board’s Compensation Committee, provided that he meets the established requirements for members of such Committee.

Securities Act Matters

The Investor has represented to the Company that it is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act, or state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the applicable federal and state registration requirements. The Company has relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder for the purposes of the transaction. Effective at the Closing, the Company intends to enter into a Registration Rights Agreement with the Investor, pursuant to which the Company will grant the Investor certain registration rights with respect to the Shares and the Warrant Shares.

Recommendation of the Board of Directors

After taking into account the factors described below and other factors, our Board of Directors has unanimously approved the issuance of the Shares and the Warrant (including the Warrant Shares) and has determined that the Investment Transaction is advisable and in the best interest of our shareholders and recommends that you vote FOR Proposal 4.

Described below are the materials factors considered by our Board of Directors in making its recommendation; including the fairness of the price to be received by us, and our desire for additional capital to achieve our strategic goals and accelerate development of our undeveloped oil and gas reserves and resources, and exploration and development activities in Australia and the U.K., as described in Use of Proceeds below, and generally to enhance shareholder value. See generally, “Board’s Evaluation of the Fairness of the Terms of the Investment Transactions” and “Company Business Strategy” below.

Board’s Evaluation of the Fairness of the Terms of the Investment Transactions

In reaching its unanimous decision on February 2, 2009 to approve and proceed with the Investment Transaction, our Board of Directors carefully considered a number of factors and consulted with Magellan’s senior management as well as its outside advisors, including Canaccord Adams. In reaching its decision to enter into the First Amendment to the Purchase Agreement, and the determination to reduce the Warrant exercise price to $1.15 per share (provided that the Investor completes its purchase of the ANS Shares from the ANS Parties pursuant to the ANS-YEP Purchase Agreement, see “ANS-YEP Purchase Agreement” above), the Board discussed with management and the Investor whether and by how much to adjust the exercise price of the Warrants and the Board also relied on the updated fairness opinion of Canaccord Adams.

In view of the complexity and wide variety of information and factors considered in connection with its evaluation of the Investment Transaction, the Board did not find it practicable to and did not quantify or otherwise assign relative or specific weights to the factors it considered in reaching its determination. Instead, the material factors considered by the Board were as follows:

•	The fairness of the price to be received by us from the Investor, based on the 8,695,652 shares of the Company’s Common Stock to be sold at $1.15 per share, which represented a 77% premium above the 30-day volume weighted average price of the Company’s Common Stock calculated as of the close of trading on February 2, 2009, and a 67% premium above the $0.69 closing price of the Company’s Common Stock on March 31, 2009, the day before the execution of the First Amendment.

•	The completion of the Investment Transaction will provide additional capital to achieve our strategic goals and accelerate development of our undeveloped oil and gas reserves and resources, and current and planned exploration and development activities in Australia and the U.K.

•	The completion of the Investment Transaction will (a) strengthen our overall financial position and reduce our financial risk, which the Board believes should improve our ability to raise additional funding in the future through debt or equity financings on favorable terms, and (b) strengthen our investor base with the addition of a new experienced investor who will have a significant stake in our long-term success and will be motivated to provide the support and assistance to protect and enhance its investment.

•	The election of the Investor’s two Board designees will strengthen our Board, because the Investor’s two designees have significant experience in the energy sector and advising comparable companies.

•	After considering our recent stock price, the conditions of the worldwide capital markets, the state of the oil and gas sector (both in the United States and internationally), our Board concluded that a strategic private placement, targeting one or two institutional investors, had a higher likelihood of success than a broadly based offering to investors in a public offering.

•	Our ability to raise funds depends on many factors, including, among others, the growth of our revenues from the sale of oil and gas, our profit margins, leverage in our operating expenses, and cost and availability of other forms of third-party financing to expand our business operations. See “Company Business Strategy” below. In the view of the Board, many of these factors are subject to significant uncertainty.

•	The securities issued in the Investment Transaction will be shares of our Common Stock rather than debt or preferred stock, which will place the Investor at the same rank as the existing shareholders and allow us to maintain a less complicated capital structure.

•	We received the opinion of Canaccord Adams that the consideration to be received by us in the Investment Transaction is fair to us from a financial point of view. Please see the section entitled “Opinion of Magellan’s Independent Financial Advisor” below.

Opinion of Magellan’s Independent Financial Advisors

As disclosed above, Canaccord Adams Inc. of Boston, Massachusetts was hired by the Company in September 2008 to serve as the Company’s financial advisor. Canaccord Adams provided their oral opinion to the Board of Directors during its meeting held on February 2, 2009. Canaccord Adams thereafter delivered to the Company its written opinion to the Board of Directors of Magellan that, as of February 2, 2009, and based upon and subject to the factors, assumptions, qualifications and limitations described in the written opinion, the terms of the Investment Transaction with the Investor were fair from a financial point of view to Magellan.

During March 2009, the Company discussed with the Investor whether and how to revise the terms of the Purchase Agreement, in conjunction with the completion of the Settlement Agreement and the YEP-ANS Agreement entered into between the Investor and the ANS Parties, see “Settlement Agreement” and “ANS-YEP Purchase Agreement” above. The Board determined to ask Canaccord Adams to update its fairness opinion, to reflect the Company’s agreement in the First Amendment to conditionally reduce the exercise price of the Warrants from $1.20 per share to $1.15 per share, provided that YEP completes its purchase of the ANS Shares from the ANS Parties under the ANS-YEP Purchase Agreement. On April 1, 2009, the Board received an updated fairness opinion from Canaccord Adams reflecting the revised pricing term of the Warrants contained in the First Amendment.

Below is a summary of the fairness opinion rendered by Canaccord Adams Magellan’s Board of Directors as of February 2, 2009, and updated as of April 1, 2009. The full text of the updated fairness opinion setting (dated April 1, 2009) forth the assumptions made, procedures followed, matters considered and limitations of the review undertaken in connection with it is attached hereto as Appendix D.

You should read the fairness opinion in its entirety. Canaccord Adams provided its opinion for the information and the assistance of the Board of Directors in connection with its consideration of the Investment Transaction. This opinion is not a recommendation as to how a Magellan shareholder should vote with respect to the issuance of the additional shares of Magellan Common Stock related to the Investment Transaction or any other matter.

No limitations were imposed upon Canaccord Adams with respect to the investigations made or procedures followed by Canaccord Adams in rendering its opinion. Canaccord Adams has not been requested and does not intend to update, revise or reaffirm its updated fairness opinion, including, but not limited to, to reflect any circumstances or events that have occurred since April 1, 2009. You should understand that their fairness opinion speaks only as of its date. Events that could affect the fairness of the consideration received by the Company in the Investment Transaction from a financial point of view include changes in industry performance or changes in market conditions and changes to our business, financial condition and results of operations.

In arriving at their opinion, Canaccord Adams among other things:

•	reviewed certain financial statements and other business and financial information of Magellan and assumed that there has been no material change in the assets, financial condition, business or prospects of the Company, since the respective dates of the most recent financial statements made available to them;

•	discussed the past and current operations and financial condition, and the prospects of Magellan with senior executives and members of the Board of Directors of the Company, including discussions with senior executives and members of the Board concerning the financial stability of the Company, its prospects, growth plans and financial needs, as well as the Board’s assessment of the strategic rationale for raising additional capital;

•	reviewed trading statistics, to the extent publicly available, of selected public companies that Canaccord Adams deemed relevant;

•	reviewed the terms, to the extent publicly available, of selected precedent private placements in public equity (“PIPE”) transactions that Canaccord Adams deemed relevant;

•	reviewed the draft Securities Purchase Agreement, dated January 28, 2009, and the draft First Amendment dated March 27, 2009 and the financial terms and conditions set forth therein, as well as the exhibits thereto, and assumed that the final forms of the draft Purchase Agreement, First Amendment and related documentation and the exhibits thereto will not vary in any regard that is material to the analysis from the versions included in the draft Purchase Agreement and First Amendment that they reviewed; and

•	made such other studies and inquiries, and reviewed such other data, and considered such other factors as Canaccord Adams deemed, in its sole judgment, to be necessary, appropriate or relevant.

Canaccord Adams relied upon the accuracy and completeness of all of the financial, accounting and other information made available by Magellan for purposes of rendering its opinion. In addition, Canaccord Adams did not make an independent evaluation or appraisal of the assets and liabilities of Magellan or any of its subsidiaries.

In September 2008, Magellan retained Canaccord Adams as financial advisors in connection with the potential private placement of shares of the Company’s Common Stock to two investors, including the Investor. Magellan requested that Canaccord Adams study the proposed terms and structure of the potential private placement and conduct the research and analysis necessary to assist the Board in analysis of the terms and structure of the potential private placement. In addition, if requested, Canaccord Adams agreed to render an opinion as to the fairness of any such private placement, from a financial point of view, to Magellan.

Under the terms of the engagement, Canaccord Adams received retainer fees, which through February 1, 2009 aggregated $100,000, plus reimbursement for out-of-pocket expenses. In connection with the rendering of their initial fairness opinion, the Company has paid Canaccord Adams a fairness opinion fee of $200,000. On April 1, 2009, upon the Company’s receipt of the updated fairness opinion from Canaccord Adams, the Company became obligated to pay Canaccord Adams an additional fee of $50,000.

Canaccord Adams is a nationally recognized investment banking firm that is engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities. The international capital markets division of Canaccord Capital Inc., Canaccord Adams has operations in Toronto, London, Boston, New York, Houston and other cities.

Company Business Strategy

Magellan’s strategy centers on the development and acquisition of stranded natural gas reserves. An important focus will be on closing the gap between valuations of already proven, world-class Australian Northwest Shelf reserves and the oil indexed pricing available in the Pacific Basin. We will emphasize projects there and in niche locations in Europe and North America. We will continue with our drilling efforts onshore in the U.K.

We intend, in due course, to significantly increase the size of the Company. Our plan includes consolidation of undervalued “energy small cap” equity on world exchanges, the sale or swap of existing assets, the purchase or settlement of new assets with cash, and added value by working on ideas with local partners — Santos Ltd. and others to be developed. We will carry out this growth plan with selective, but substantive, new capital injection involving existing investor arrangements, gas buyers, as well as other new entities and/ or through project financing.

Our experienced energy team will be built and centered in Portland, Maine and in Australia.

Our end goal is to become a unique, mid-level, natural gas development Company. Our success will be correlated with that of new, smaller scale gas development technology and with the growth of natural gas demand worldwide — particularly in Asia.

Summary of the Investment Transaction Documents

Each of the material agreements relating to the Investment Transaction is summarized below. The summaries below do not purport to be complete and are qualified in their entirety by the full text of the related agreements, as amended on April 3, 2009, copies of which have been filed as exhibits to the Company’s Current Reports on Form 8-K filed with the SEC on February 10, 2009 and April 8, 2009.

Securities Purchase Agreement; First Amendment

On February 9, 2009, the Company and the Investor entered into the Purchase Agreement under which the Company has agreed to sell, and the Investor has agreed to purchase, 8,695,652 Shares of the Company’s Common Stock, at a purchase price of $1.15 per share. The Purchase Agreement contains customary representations and warranties, which are in certain cases modified by “materiality” and “knowledge” qualifiers.

On April 3, 2009, the Company and YEP agreed to amend the terms of the Purchase Agreement to extend the outside termination date for the closing of YEP’s Investment Transaction from April 30, 2009 to June 30, 2009, in order to provide sufficient time for the Company to conduct its Annual Meeting and complete the YEP Investment Transaction. The amendment also provides that, if YEP completes the purchase of the ANS Shares from the ANS Parties pursuant to the ANS-YEP Purchase Agreement (see “ANS-YEP Purchase Agreement,” above), then the exercise price payable by YEP for the Warrant Shares shall be reduced from $1.20 to $1.15 per share. The amendment also provides that, following the closing of the YEP equity financing transaction, for so long as Nikolay V. Bogachev and J. Thomas Wilson are serving on the Company’s Board of Directors as designees of YEP, (a) Mr. Bogachev may elect to be designated as a member of the Board’s Audit Committee, provided that he meets the established requirements for members of such committee and (b) Mr. Wilson may elect to be designated as a member of the Board’s Compensation Committee, provided that he meets the established requirements for members of such committee.

The Purchase Agreement provides that the obligations of the Investor to complete the purchase of the Shares at the Closing is subject to certain conditions (which may be waived by the Investor), including:

(i) that each of the Warrant Agreement and Registration Rights Agreement has been duly executed by the Company and delivered to the Investor;

(ii) that the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required under the Purchase Agreement;

(iii) that the Board of Directors of the Company shall have taken all necessary steps to increase the size of the Board of Directors to seven (7) members and to fill two vacancies created thereby with the Investor’s designees;

(iv) that the Company has entered into a consulting agreement with Mr. Wilson, on mutually agreed upon terms; and

(v) the required approval of the Company’s shareholders has been obtained at the 2008 annual meeting of shareholders to repeal the per capita voting provisions of Article 12th of the Company’s Restated Certificate of Incorporation (the “Restated Certificate”), and the Company has filed a Certificate of Amendment in Delaware to effect such repeal, effective as of December 31, 2009.

Upon the Closing, the Board of Directors intends to amend the Company’s Amended and Restated By-Laws (dated as of April 18, 2007) to increase the current size of the Board from five (5) to seven (7) members, and to fill the resulting two vacancies with the Investor’s designees.

Under the Purchase Agreement, the Company has agreed to update its Restated Certificate to improve the corporate governance at the Company in several respects. Specifically, the Company has agreed to seek shareholder approval to: (1) repeal the “per capita” voting requirements of Article 12th of the Restated Certificate, thereby providing that the Company will have the same one-share, one-vote rule followed by most U.S. public corporations, and (2) repeal Article 13th of the Restated Certificate, which generally requires that certain business combinations with interested shareholders within a prescribed 3-year time period after a person becomes an interested shareholder must be approved by a 66 2/3rd% “super majority” vote of the shares of the Company’s Common Stock and a 66 2/3rd% vote of the Company’s shareholders, subject to certain exceptions.

Both of these amendments if approved by the Company’s shareholders in accordance with the requirements of Delaware law and the Restated Certificate will be made effective as of December 31, 2009. YEP’s obligation to complete its planned investment at the Closing is conditioned on obtaining an affirmative shareholder vote to repeal the per capita voting provisions of Article 12th, but is not conditioned on an affirmative shareholder vote to repeal Article 13th.

The Purchase Agreement contains a standstill provision providing that the Investor will not purchase or otherwise acquire any beneficial interest in any equity securities of the Company (other than future sales directly by the Company to the Investor) for a period of one year from the date of the Purchase Agreement, without the consent of the Company. The Company has agreed to indemnify the Investor (and certain “Investor Parties” as defined in the Purchase Agreement) for all liabilities, losses or damages as a result of or relating to any breach of any representations, warranties, covenants or agreements made by the Company in the Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement.

The Purchase Agreement, as amended, may be terminated at any time prior to the Closing only as follows:

•	by the Investor or the Company, if the Closing has not occurred by June 30, 2009, provided that the right to terminate shall not be available to either party whose failure to perform its obligations under the Purchase Agreement is the primary cause of the failure of the Closing to have occurred by such date;

•	by the Investor, if the Company’s Board of Directors fails to recommend that the Company’s shareholders vote for the issuance and sale of the Shares and the repeal of the “per capita” voting provisions of the Company’s Restated Certificate, or rescind any such recommendation once made;

•	by the Investor or the Company, if the Company’s shareholders do not vote at a shareholder meeting to approve the issuance and sale of the Shares and the repeal of the “per capita” voting provisions of the Company’s Restated Certificate;

•	at any time by mutual agreement of the Company and the Investor; or

•	by either the Company or the Investor, if there has been a material breach of any representation, warranty, or covenant or obligation, of the other party contained in the Purchase Agreement, which has not been cured within 15 days after notice thereof.

The Company has agreed to pay to the Investor a termination fee in the amount of $715,880 in the event that the Purchase Agreement is terminated due to (i) the failure of the Company’s Board of Directors to recommend the transaction or rescission of such recommendation, or (ii) a material breach of the Purchase Agreement by the Company, where the Investor demonstrates that the breach giving rise to such termination right was the result of a knowing and intentional misrepresentation by the Company made with the specific intent to mislead the Investor. In the event that the Agreement is terminated because of the failure to obtain the affirmative vote of the Company’s shareholders to approve the issuance and sale of the Shares and the repeal of the “per capita” voting provisions of the Company’s Restated Certificate, the Company will pay the Investor a termination fee of $238,626.

Upon the Closing, or if the Purchase Agreement is terminated under the circumstances set forth above triggering the $715,880 payment or if the Purchase Agreement is terminated because of a failure by the Company to satisfy certain conditions specified in the Purchase Agreement, then the Company shall generally be required to reimburse the Investor for its out-of-pocket expenses incurred in connection with the transactions, up to $450,000, less amounts previously reimbursed to the Investor.

Warrant Agreement

At the Closing, the Company will execute and deliver a Warrant Agreement to the Investor, pursuant to which the Investor will be entitled to acquire the additional Warrant Shares as set forth above. The Warrant has a term of five years. As agreed on February 9, 2009, the exercise price of the Warrants is $1.20 per share. In the First Amendment, the Company agreed that, if the Investor completes its purchase of the ANS Shares from the ANS Parties pursuant to the ANS-YEP Purchase Agreement (see “ANS-YEP Purchase Agreement” above), then the exercise price of the Warrants will be reduced to $1.15 per share. The Warrant contains customary anti-dilution provisions and other adjustments that may have the effect of reducing the Warrant exercise price and/or increasing the number of Warrant Shares. In addition, the Warrant contains a “minimum price” adjustment provision that will be triggered if, at any time during the five-year term of the Warrant, the Company sells or otherwise issues additional shares of its Common Stock (or options, warrants or other convertible securities related to its Common Stock) for a consideration per share of less than $1.15, then the Company must reduce the Warrant exercise price and/or increase the number of Warrant Shares; provided, however, that certain issuances of stock, options or convertible securities by the Company are deemed “excluded issuances” which will not trigger the adjustments. The Warrant also contains a “net issuance exercise” provision, which permits the Investor to exercise its Warrant and acquire some or all of the Warrant Shares, and pay the related warrant exercise price to the Company by delivering a “net issue election notice.” The Company will deduct from the Warrant Shares delivered to the Investor, that number of Warrant Shares having a market value equal to the aggregate exercise price owed to the Company. A copy of the Form of Warrant Agreement was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 10, 2009.

Registration Rights Agreement

At the Closing, the Company will execute and deliver the Registration Rights Agreement to the Investor, pursuant to which the Company grants the Investor certain registration rights with respect to the Shares and the Warrant Shares. The Company has agreed to pay all expenses associated with the registration of the Shares and the Warrant Shares, including the fees and expenses of counsel to the Investor. The Company has also agreed to indemnify the Investor, and its officers, directors, members, investor, employees and agents, each other person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules and regulations. A copy of the Form of Registration Rights Agreement was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 10, 2009.

Use of Proceeds

If this Proposal 4 is approved by our shareholders, and the Closing of the Investment Transactions occurs, the proceeds of the Investment Transaction, and any cash proceeds that may be received by the Company from the Investor upon exercise of the Warrants, will be used by the Company and MPAL for their general corporate purposes, consistent with the Company’s Business Plan, see “Company Business Strategy” above.

Effect of the Investment Transaction on Existing Shareholders

Pursuant to the Purchase Agreement, the Investor will purchase the Shares and the Warrant, which, on a fully diluted basis exercised basis, will represent approximately 17.3% of the outstanding shares of our Common Stock immediately upon the Closing. If the Investor were to exercise its Warrant in full and acquire an additional 4,387,826 shares of our Common Stock immediately after the Closing, the Investor would have total beneficial ownership of 23.91% of the outstanding shares of our Common Stock on a fully diluted basis.

Possible Effect on Market Price of Our Common Stock.  We are unable to predict the potential effects of the Investment Transaction on the trading activity and market price of our Common Stock. We are also unable to predict the effects on the trading activity and market price of our Common Stock if the Investment Transaction does not close. Pursuant to the Registration Rights Agreement, at the Closing we will grant the Investor and its permitted transferees registration rights for the resale of the Shares and the Warrant Shares. These registration rights would facilitate the resale of such shares into the public market, and any resale of such shares would increase the number of shares of our Common Stock available for public trading. Sales by the Investor or its permitted transferees of a substantial number of shares of our Common Stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of our Common Stock.

The Investor will be a Significant Shareholder.  Immediately upon the Closing, the Investor will beneficially own (assuming exercise of the Warrant) approximately 23.91% of our outstanding common stock and will be our largest shareholder. As a significant shareholder, the Investor will be able to significantly influence matters submitted to our shareholders for a vote. Pursuant to the Purchase Agreement, the Investor has certain rights, including the right to designate two (2) members of our Board of Directors.

Expansion of our Board of Directors.  At the Closing, our Board of Directors will be expanded to provide for seven (7) members, two of whom will be designated by the Investor. Upon the Closing, the Board will make additional amendments to the Company’s Amended and Restated By-laws (dated as of April 18, 2007), to increase the size of the Board of Directors by two directors, from five (5) to seven (7) directors, and to fill such newly created directorships, effective as the Closing, with directors designated by the Investor. The Investor has advised us that it intends to designate Nikolay V. Bogachev and J. Thomas Wilson as directors. Under the terms of the First Amendment to the Company’s Purchase Agreement with the Investor, the Company has agreed that, following the closing of the YEP Investment Transaction, for so long as Nikolay V. Bogachev and J. Thomas Wilson are serving on the Company’s Board of Directors as designees of YEP, (a) Mr. Bogachev may elect to be designated as a member of the Board’s Audit Committee, provided that he meets the established requirements for members of such Committee and (b) Mr. Wilson may elect to be designated as a member of the Board’s Compensation Committee, provided that he meets the established requirements for members of such Committee. For further information, see “Investor Designees” above.

Dilution.  If shareholders of the Company approve the proposed issuance of 8,695,652 Shares and the Warrant to acquire 4,347,826 shares of Common Stock pursuant to the transaction, the Shares and the Warrant Shares will represent approximately 23.91% of our Common Stock (on a fully diluted basis) immediately following the Closing. This represents a significant dilution of the voting interests of existing shareholders. As an example, a holder of 1,000,000 shares on March 31, 2009, would have owned 2.4% of the voting power of the Company’s Common Stock. After giving effect to the sale of the Shares and the Warrant (and assuming the full exercise of the Warrant), such holder would have owned 1.8% of the voting power of the Company’s Common Stock on March 31, 2009. In connection with the execution of the Purchase Agreement, the Board adopted a resolution that provides that from and after February 9, 2009 and until the earlier of (i) the 2nd anniversary of the Closing Date of the YEP Investment Transaction or (ii) such time as the YEP shall own less than 12.5 percent of the fully diluted shares of the Company’s Common Stock, the Board will not authorize the issuance or sale of any additional shares of Common Stock for a purchase price that is less than $1.15 per share (the “Minimum Share Price”); provided, however, that the Minimum Share Price shall be appropriately adjusted in the event of any merger, reorganization, consolidation, dividend payable on shares of Common Stock, stock split, reverse stock split, combination or exchange of shares, or other extraordinary or unusual event occurring after the Closing Date which results in a change in the shares of the Company’s Common Stock as a whole; provided further, that the resolution shall not apply to the issuance or sale of (a) capital stock, stock options, or convertible securities to the Company’s directors, officers, employees, or consultants in connection with their service to, or employment by, the Company, pursuant to an equity compensation grant approved by the Board or the Compensation Committee of the Board prior to February 9, 2009, and (b) shares of Common Stock issued upon the conversion or exercise of stock options, convertible securities or other rights issued prior to such date, provided such securities are not amended after such date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof.

Vote Required for Approval

Approval of Proposal Four — the shareholder resolution authorizing the Investment Transactions — will require (1) the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, and (2) the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF
THE COMPANY’S 1998 STOCK OPTION PLAN

Background

For the purpose of aiding the Company and its subsidiaries in attracting, retaining and motivating personnel and encouraging stock ownership by employees, the Company has maintained some form of stock option plan for employees since 1989. The Company’s current equity compensation program, known as the “Magellan Petroleum Corporation 1998 Stock Option Plan” (the “Option Plan”) was originally adopted by the Board of Directors in December 1997 and approved by shareholders at the annual meeting held on December 2, 1998.

Under the Option Plan, the Compensation Committee of the Board of Directors is authorized to grant stock options (“Options”) and stock appreciation rights (“SARs”) to the directors, officers, employees, consultants and consulting firms of the Company, its subsidiaries or its affiliates. The Option Plan currently permits awards of up to 1,000,000 shares of Common Stock, of which 295,000 shares remained available for award as of December 11, 2008 and 530,000 shares were reserved for awards made previously to the Company’s officers and directors that were outstanding as of such date.

The Option Plan was amended by the Board on October 24, 2007 in order to make the Option Plan comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). On December 11, 2008, the Board of Directors amended and restated the Option Plan and renamed the Option Plan the “Magellan Petroleum Corporation 1998 Stock Incentive Plan” (the “Stock Incentive Plan” or the “Plan”). On March 19, 2009, the Board further amended the Plan to provide that the number of shares of Common Stock reserved for issuance pursuant to Awards made under the Stock Incentive Plan shall be a total of 5,205,000 shares.

This Proposal No. 5, if approved by the shareholders, would authorize the adoption and operation of the Stock Incentive Plan, as amended and restated through March 19, 2009. As of March 31, 2009, the closing price of one share of Common Stock on the Nasdaq Stock Market, Inc. was $0.69.

The following summarizes the material features of the Stock Incentive Plan, for which the Company has reserved 5,205,000 shares of its Common Stock. The full text of the Stock Incentive Plan is set forth as Appendix E to this Proxy Statement and the following discussion is qualified in its entirety by reference to Appendix E.

Differences Between the Option Plan and the Stock Incentive Plan

The Stock Incentive Plan is similar to our prior Option Plan, but includes the following material changes:

1) the amount of shares reserved for issuance pursuant to Awards made under the Stock Incentive Plan has been increased by 4,205,000 shares, to a maximum of 5,205,000 shares;

2) the powers and duties of the Committee to administer the Stock Incentive Plan have been clarified;

3) the Committee has been authorized to make awards of shares of Restricted Stock, which awards may vest based on a Participant’s continued service to the Company, its subsidiaries or affiliates, or upon the satisfaction of performance measures;

4) the Stock Incentive Plan now provides for annual awards of Common Stock to the non-employee directors of the Company; and

5) the Committee has been authorized to make awards of shares of Stock, Options, SARs or Restricted Stock that vest upon the satisfaction of pre-defined corporate performance measures identified by the Committee.

Purpose; Shares Authorized for Issuance

The purpose of the Stock Incentive Plan is to further the growth and prosperity of the Company and its subsidiaries through the grant of incentive awards to those officers, employees, Directors and consultants whose past, present and potential contributions to the Company and/or its subsidiaries are or will be important to the success of the Company. The various types of Awards that may be provided under the Stock Incentive Plan are designed to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. The Board believes that the Stock Incentive Plan should be amended to increase the number of shares authorized for issuance in order to enable the Company to continue to provide stock-based Awards to officers, employees, Directors and consultants who have been responsible for the Company’s financial success and who will help the Company to achieve its strategic goals in the future.

As of December 11, 2008, there were 295,000 shares remaining available for issuance as Awards under the Option Plan, and 530,000 shares were reserved for awards made previously to the Company’s officers and directors that were outstanding as of such date. At its December 11, 2008 meeting, the Board of Directors approved an amendment to the Stock Incentive Plan to increase the number of shares available for issuance as Awards under the Plan by 5,800,000 shares, to a new maximum of 6,800,000 shares. Subsequently, on March 19, 2009, the Board further amended the Plan to reduce the number of shares available for issuance as Awards under the Plan from 6,800,000 to 5,205,000, a reduction of 1,595,000 shares.

The Board took this action after discussions with management, shareholders and representatives of YEP, the Company’s prospective strategic investor below. If approved by shareholders, the 5,205,000 reserved share amount would represent:

•	approximately 12.54% of the Company’s 41,500,325 currently issued and outstanding shares;

•	approximately 10.37% of the 50,195,977 total shares to be issued and outstanding after completion of the YEP Investment Transaction, see Proposal No. 4. below; and

•	approximately 9.54% of the 54,543,803 total shares to be issued and outstanding after completion of the YEP Investment Transaction and assuming that YEP were to exercise its right under the Warrant Agreement to acquire an additional 4,347,826 shares of the Company’s Common Stock.

The Board believes that the 10.37% share reservation is consistent with the percentage of shares reserved for issuance under equity compensation plans of other similarly-situated public companies.

As previously disclosed, the Board on December 11, 2008 awarded 2,712,500 stock options to Mr. Hastings (as reduced on February 2, 2009), the Company’s President and CEO and on February 2, 2009 awarded 387,500 stock options to Thomas Wilson, the First Vice President of YEP, the Company’s strategic investor. YEP has identified Mr. Wilson as one of its designees for the Board of Directors, following the completion of YEP’s Investment Transaction in the Company. See generally Proposal 4, above. Mr. Hastings option awards are expressly conditioned upon, and will only take effect, if the Company’s shareholders approve this Proposal 4. Mr. Wilson’s option awards are subject to the same condition, and an additional condition, that the YEP Investment Transaction contemplated by the Purchase Agreement is consummated, as more fully described above in Proposal 4.

If Proposal 5 is approved by shareholders, going forward, there will be a total 1,400,000 shares (295,000 shares remaining under the original 1998 authorization and another 1,105,000 available shares approved by the Board on March 19, 2009, not counting the option awards made to Messrs. Hastings and Wilson) of Common Stock reserved for use by the Compensation Committee and the Board of Directors for future awards to the Company’s directors, officers, employees and consultants in the future. The Board and management believe that this amount will be sufficient for the Company’s equity compensation needs for the foreseeable future.

Shares subject to awards granted under the Plan which are subsequently forfeited, expire unexercised or are otherwise not issued will not be treated as having been issued for purposes of the share limitation.

Administration by the Compensation Committee

The Plan will be administered by the Compensation Committee of the Board of Directors, consisting of at least two members of the Board (the “Committee”). The Committee will be comprised of at least two directors of the Company who shall qualify as independent directors under the listing standards of the Nasdaq Stock Market, Inc. and other applicable standards. The Compensation Committee will have the general authority to interpret the provisions of the Plan and adopt such rules as it deems necessary or desirable for the administration of the Plan. Its further functions will involve such matters as the selection of employees, officers, directors, and consultants who will participate in the Plan subject to the terms of the Plan and the determination of the size, type, and terms of Awards made to such persons.

The granting of Awards pursuant to the Plan is discretionary with the Compensation Committee, and nothing in the Plan may be deemed to give any employee the right to participate in the Program or receive Awards thereunder. The granting of Awards to any employee does not impose upon the Company any obligation to employ or continue to employ the employee. In addition, the right of the Company to terminate the employment of any employee is not diminished by reason of the fact that an Award has been granted to such person. Each Award granted under the Plan will be embodied in a written Award agreement.

Non-Qualified Stock Options

The Plan provides for the grant of non-qualified stock Options to purchase shares of Common Stock subject to terms as determined by the Committee and evidenced in a form also determined by the Committee. The purchase price of each Option may not be less than the fair market value of the Common Stock on the date of grant. Unless determined otherwise by the Committee or in an option agreement, Options will vest over a three-year period. The Plan also includes provisions for the cashless exercise of Options. The Options, which are nontransferable except as specified in the Plan, can have a maximum period of ten years, and may expire earlier in the event that the optionee dies, becomes disabled, in the case of employees, employment with the Company is terminated, or in the case of directors, consultants or others, service with the Company is terminated.

Stock Appreciation Rights

The Plan also provides for the grant of SARs subject to terms as determined by the Committee and evidenced in a form also determined by the Committee. SARs may be granted alone, simultaneously with a grant of Options under the Plan, or subsequent to a grant of Options under the Plan. The exercise price of each SAR granted alone may not be less than the fair market value of one share of the Common Stock on the date of grant. SARs granted simultaneously with or subsequent to a grant of Options have the same exercise price as the related Option, but are exercisable only when the fair market value of Common Stock subject to the SAR and related Option exceeds the exercise price thereof. Unless determined otherwise by the Committee or in a SAR agreement, SARs will vest over a three-year period. SARs, which are nontransferable except as specified in the Plan, can have a maximum period of ten years, and are deemed exercised at the end of ten years if the fair market value of the Common Stock exceeds the exercise price. SARs may expire earlier in the event that the Participant dies, becomes disabled, in the case of employees, employment with the Company is terminated, or in the case of directors, consultants or others, service with the Company is terminated.

Restricted Stock Awards

The Plan also authorizes the Committee to grant awards of restricted stock. Awards of restricted stock consist of shares of Common Stock that are subject to restrictions on transfer and subject to such conditions, including a Company right during a specified period of time to require forfeiture by the Participant of such shares of Stock upon the Participant’s termination of employment with the Company, Subsidiary or Affiliate or cessation of service as a director of, or consultant to, the Company, as the case may be, as the Committee may determine. The Committee may, in its discretion, waive any or all restrictions and/or conditions contained in the Restricted Stock Award Agreement and may also grant Restricted Stock without any restrictions or conditions whatsoever. Upon acceptance of an Award of Restricted Stock, a Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to non-transferability and Company forfeiture rights and subject to any other conditions contained in the Award Agreement. The Committee shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the non-transferability of the Restricted Stock and the Company’s forfeiture rights with respect thereto shall lapse. Awards of Restricted Stock may also be designated as Performance Awards and be subject to the performance criteria and other requirements described below.

Annual Stock Awards to Non-Employee Directors

Beginning on July 1, 2009 and on each July 1st thereafter during the term of the Plan, each person then serving as a non-employee director of the Company shall automatically receive an award of Stock consisting of that number of whole shares of Common Stock obtained by dividing 50% percent of the annual retainer amount then in effect by the fair market value of a share of Common Stock as of the Grant Date, in each case rounded upward to the nearest number of whole shares (the “Stock Award”). These Stock Awards will be granted in conjunction with the remaining cash portion of any Annual Retainer otherwise payable annually to our non-employee directors. The exact amount of the Annual Retainer amount will be determined by the Company’s Board from time to time.

Performance Awards

The Plan also authorizes the Committee to grant awards of Stock, Options, SARs or Restricted Stock as “Performance Awards.” Generally, Performance Awards require satisfaction of pre-established performance measures, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The Committee will set the performance goals used to determine the amount payable pursuant to a performance award. The Committee may also designate a Performance Award as a “Performance Compensation Award” in order that such constitutes “qualified performance-based compensation” under Section 162(m) of the Code, in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify such Award as “qualified performance-based compensation” within the meaning of Code Section 162(m). The Committee may not grant Performance Awards that are intended to qualify as Performance Compensation Awards under the Plan and Section 162(m) of the Code to any “covered employee” of the Company (as defined in Treasury Regulations Section 1.162-27(c)(2) for any calendar year that, upon exercise (in the case of an Option or SAR) or vesting (in the case of Restricted Stock) thereof, would individually or in the aggregate exceed 1,000,000 shares of Common Stock.

The business criteria used by the Committee in establishing performance goals applicable to performance awards to the covered employees must be selected from among the following: basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; product or business development, product market share, mergers, acquisitions, sales of assets of Subsidiaries, Affiliates or other business units, or any similar objective performance measures the Committee may decide upon from time to time. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Effects of Termination of Employment or Service

Unless otherwise provided by the Committee in the applicable Award agreement, an Option or SAR Award will terminate earlier than the end of the Term of the Awards, as follows:

(i) Cause or Voluntary Terminations of Employment.   In the event of the termination of employment of a Participant to whom an Option or SAR Award that is either (i) for cause (as defined in the Plan) or (ii) voluntary on the part of the employee without the written consent of the Company, such Award, to the extent not theretofore exercised, will terminate immediately;

(ii) Other Terminations of Employment.   In the case of an Option or SAR Award granted to any employee, in the event of termination of employment for any reason other than terminations for cause, voluntary terminations by the Participant, or the death or Disability of the Participant, the employee may exercise his or her Option or SAR Award (unless previously terminated or exercised) generally at any time during the three (3) months after such termination of employment, but only to the extent that such Option or SAR Award was exercisable by him or her at the date of termination of his or her employment;

(iii) Termination of Employment by Death or Disability.   In the event of the death or Disability of any employee Participant, such Participant’s Option or SAR Award (unless previously terminated or exercised) may be exercised (but only to the extent exercisable by the Participant as of the date of his or her death or Disability) within the one (1) year period following such Participants’ death or Disability; and

(iv) Non-Employee Directors; Others.   Unless otherwise provided by the Committee in the applicable Award Agreement, if a non-employee Participant ceases to serve as a director of, or consultant to, the Company, for any reason (including the death or Disability of the Participant), the Participant may exercise his or her Option or SAR Award (unless previously terminated or exercised) at any time within the one (1) year period after the date of such termination of service, death or Disability.

Except as otherwise provided in an Restricted Stock Award Agreement, in the event of termination of employment of a Participant with the Company, Subsidiary or Affiliate for any reason, or cessation of service as a director or consultant of the Company for any reason, all of the Participant’s Restricted Stock then remaining subject to the Company’s forfeiture rights shall be immediately forfeited to the Company; except if a Participant’s employment or service with the Company ends by reason of death or Disability, then all conditions and restrictions relating to the Restricted Stock held by such Participant shall thereupon be waived and shall lapse.

Change of Control

Except with respect to Performance Awards to “covered employees”, as defined in Treasury Regulations Section 1.162-27(c)(2), or as otherwise provided by the Committee, in the event of a Change of Control of the Company, as defined in the Stock Incentive Plan, all Awards will become fully vested, and all stock options will become immediately exercisable in full.

Effectiveness of the Stock Incentive Plan; Amendment; Termination

The amended and restated Stock Incentive Plan shall become effective as of          , 2009, if approved by the shareholders of the Company at the Annual Meeting. If the Plan is not approved by the shareholders of the Company by December 31, 2009, then any Awards granted under the Plan granted on or after December 11, 2008 shall be void and of no further force or effect, but the Plan shall continue in full force and effect for purposes of all Awards granted prior to December 11, 2008.

The Board may make such modifications or amendments to the Plan as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto, without shareholder approval, provided that shareholder approval will be required for any amendment that will require shareholder approval as a matter of law or regulation or under the listing standards of the Nasdaq Stock Market, Inc. Without the consent of any Participant to whom any Award shall therefore have been granted, no termination, modification or amendment of the Plan shall adversely affect any rights which may previously have been granted under the Plan to such Participants.

The Plan shall remain in effect until termination by the Board or until all shares of Common Stock authorized to be issued pursuant to the Plan have been issued or transferred or deemed issued or transferred as provided in the Plan.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees, if and to the extent such compensation does not qualify as “performance-based” compensation under Code Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iii) an Award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the Common Stock in settlement of the Award, if the Award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

Other than the award of non-qualified stock options made to Mr. Hastings on December 11, 2008, and the award of non-qualified stock options made to Mr. Wilson on February 2, 2009, no awards will be granted under the Stock Incentive Plan prior to its approval by the shareholders of the Company at this Annual Meeting. All grants under the Stock Incentive Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. The value of any benefits awarded under the Stock Incentive Plan will depend on a number of factors, including the fair market value of the Common Stock on future dates and the exercise decisions made by the recipients of performance or other Awards. As a result, it is not possible to determine the benefits or amounts that might be received by participants receiving awards under the Plan.

Vote Required for Approval

Approval of Proposal Five — approving the amendment and restatement of the Stock Incentive Plan — will require (1) the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter, and (2) the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has engaged Deloitte & Touche LLP to serve as the Company’s registered independent public accounting firm to audit the Company’s accounts and records for the fiscal year ending June 30, 2009, and to perform other appropriate services. Shareholders are hereby asked to ratify the Board’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

We expect that a representative from Deloitte & Touche LLP will be present at the 2008 Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

Principal Accountant’s Fees and Services

During the fiscal years ended June 30, 2008 and June 30, 2007, the Company retained its current principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts.

Audit Fees

The aggregate fees paid or to be paid to Deloitte & Touche, LLP for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audit of financial statements included in the Annual Report on Form 10-K for the fiscal years ended June 30, 2008 and June 30, 2007 were $587,857 and $419,953, respectively.

Audit-Related Fees

The aggregate fees paid or to be paid to Deloitte & Touche, LLP in connection with the Company’s audit-related services during the fiscal year ended June 30, 2008 and June 30, 2007 were $4,913 and $16,285, respectively. The services performed related to advice and consultation related to the design of internal controls over financial reporting at MPAL in preparation for compliance with Section 404 of the Sarbanes Oxley Act of 2002 which became applicable to the Company in fiscal 2008.

Tax Fees

The aggregate fees paid or to be paid to Deloitte & Touche, LLP for tax services related to U.K. tax planning and advice related to the Company’s Australian Taxation Office settlement for the fiscal year ended June 30, 2008 were $42,589.

Pre-Approval Policies

Under the terms of its Charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may form and delegate authority to a subcommittee consisting of one or more members, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Committee at its next scheduled meeting.

Vote Required for Approval

Approval of Proposal Six — the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm — will require (1) the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter, and (2) the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 6.

OTHER MATTERS

If any other matters are properly presented to shareholders for a vote at the Annual Meeting the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment.

The Board of Directors knows of no other matters which will be presented to shareholders for consideration at the Annual Meeting other than the matters referred to in Proposals 1, 2, 3, 4, 5 and 6.

SOLICITATION OF PROXIES

The entire expense of preparing and mailing this proxy statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors and solicitors, public relations, transportation and litigation) will be borne by the Company. In addition to the use of the mails, the Company or certain of its employees may solicit proxies by telephone, telegram and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. In addition, the Company has retained The Proxy Advisory Group, Inc. to assist in the distribution of proxy solicitation materials for an estimated fee of $30,000 plus out-of-pocket expenses. The Company has also retained Corporate Election Services of Pittsburg, PA (“CES”) to serve as the Inspector of Elections for the 2008 Annual Meeting and to provide specified telephone and Internet voting, mailing, handling, tabulation and document hosting services. The fees payable to CES by the Company are $3,000, plus per item charges for each registered or beneficial shareholder vote, per document charges for the hosting services and reimbursement of CES’ mailing costs and expenses. The entire cost of the proxy solicitation will be borne by the Company.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

SHAREHOLDER PROPOSALS

Shareholders who intend to have a proposal included in the notice of meeting and related proxy statement relating to the Company’s 2009 Annual Meeting of Shareholders (which is assumed would be held on or about December 7, 2009) must submit the proposal on or before August 10, 2009.

Notice of Business to be Brought Before a Shareholders’ Meeting

If a shareholder wishes to present a proposal at the Company’s 2009 Annual Meeting of Shareholders and the proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the shareholder must give advance notice to the Company prior to one of two deadlines set forth in the Company’s By-Laws.

If a shareholder’s proposal relates to business other than the nomination of persons for election to the board of directors, Article II, Section 2.1 applies.

Article II, Section 2.1, of the Company’s By-Laws provides in part that,

“At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders. Notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 2.1, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones

News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) the name and address, as they appear on the corporation’s books, of the stockholder intending to propose such business;

(c) the class and number of shares of the corporation which are beneficially owned by the stockholder;

(d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;

(e) any material interest of the stockholder in such business.”

To be timely under this By-Law, a shareholder proposal must be received no earlier than September 9, 2009, but no later than October 9, 2009, which is the time period not less than 60 days nor more than 90 days prior to December 7, 2009.

Nominations of Persons for Election to the Board of Directors

If a shareholder’s proposal relates to the nomination of persons for election to the board of directors, Article II, Section 2.2 applies.

Article II, Section 2.2 Notice of Stockholder Nominees of the Company’s By-Laws provides that,

Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.2. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ (70) notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 2.2, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Each such notice shall set forth:

(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

(d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to being named in a proxy statement and to serve as a director of the corporation if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

To be timely under this By-Law, a shareholder notice must be received no earlier than September 9, 2009, but no later than October 9, 2009, which is the time period not less than 60 days nor more than 90 days prior to December 7, 2009.

All shareholder proposals should be submitted to the Secretary of Magellan Petroleum Corporation at 10 Columbus Boulevard, Hartford, CT 06106. The fact that a shareholder proposal is received in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements in the Company’s By-Laws and the proxy rules relating to such inclusion.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2008, AS AMENDED, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY, 10 COLUMBUS BOULEVARD, HARTFORD, CT 06106, ATTENTION: MR. DANIEL J. SAMELA.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

Edward B. Whittemore
Secretary

Dated:           , 2009

REVISED PRELIMINARY COPY — DATED APRIL 3, 2009 — SUBJECT TO COMPLETION

MAGELLAN PETROLEUM CORPORATION
ANNUAL MEETING OF SHAREHOLDERS —                                          ___, 2009
          KNOW ALL MEN BY THESE PRESENTS, that the undersigned holder of shares of common stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (hereinafter referred to as the Company) does hereby constitute and appoint William H. Hastings and Daniel J. Samela, or either of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Annual Meeting of Shareholders of the Company to be held on                      ,                                            ___, 2009 at 1:00 P.M., local time, at                                           , at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the following manner:
          UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, THE SAID INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE FOR PROPOSALS 1, 2, 3, 4, 5 and 6 AND ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE, AND WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
          This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer. Unless otherwise indicated on this proxy card or by accompanying letter, the undersigned represents that in executing and delivering this proxy he is not acting in concert with any other person for the purposes of Article Twelfth of the Company’s Restated Certificate of Incorporation as described in the Company’s proxy statement.
Note: The obligation of the Investor, pursuant to the February 9, 2009 securities purchase agreement with us, to purchase 8,695,652 shares of our Common Stock (see Proposal 4) is subject to shareholder approval of the repeal of the per capita voting provisions of Article 12th of our Restated Certificate of Incorporation (see Proposal 2).
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(Continued and to be signed on the other side)
RETURN OF PROXIES
     WE URGE EACH SHAREHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

     Please mark your votes as in this example: ☑
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6.

1.	Election of Class II Director — To serve a term of three years ending on the date of the Company’s 2011 Annual Meeting of Shareholders	FOR	WITHHELD

	Nominee: William H. Hastings	☐	☐

		FOR	AGAINST	ABSTAIN
2.
To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to repeal the “per capita” voting requirements of Article 12th and 14th thereof, which will have the effect of adopting one-share, one-vote for all matters for which shareholders are required to vote under the Delaware General Corporation Law.
		☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve an amendment to the Company’s Restated Certificate to repeal Article 13th, the “super majority” voting provisions of the Restated Certificate.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.
To approve a $10 million equity investment in the Company through the issuance of (a) 8,695,652 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (b) warrants to acquire 4,347,826 shares of Common Stock to Young Energy Prize S.A. or its affiliate (the “Investor”), referred to as the “Investment Transaction”.
		☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.
To approve an amendment and restatement of the Company’s 1998 Stock Option Plan to: (a) increase the authorized shares of common stock reserved for awards under the Plan to 5,205,000 shares; (b) to authorize the Compensation Committee to award shares of restricted stock, annual awards of stock to non-employee directors and performance-based awards; and (c) to rename the Plan the “1998 Stock Incentive Plan”.
		☐	☐	☐
		FOR	AGAINST	ABSTAIN
6.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009.	☐	☐	☐

SIGNATURE	DATE

SIGNATURE	DATE
(IF HELD JOINTLY)
     NOTE: Please sign this proxy as name(s) appears above and return promptly to Corporate Election Services, P.O. Box 535450, Pittsburg, PA 15253, whether or not you plan to attend the meeting.

Appendix A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF

MAGELLAN PETROLEUM CORPORATION

Magellan Petroleum Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation held on          , 2009, resolutions were duly adopted setting forth two proposed amendments of the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), declaring said amendments to be advisable and providing that said amendments be submitted to the shareholders of the Corporation for consideration thereof at the 2008 annual meeting of the shareholders of the Corporation to be held on          , 2009. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that, effective December 31, 2009, the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended by repealing Article thereof numbered “TWELFTH” and inserting in place of said Article the following “[Reserved]”.

RESOLVED, that, effective December 31, 2009, the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended by amending the Article thereof numbered “FOURTEENTH” so that, as amended, said Article shall read in its entirety as follows:

The By-Laws of this corporation may be altered, amended or repealed by the vote of a majority of the directors at any regular or special meeting of the board; provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such meeting, or shall have been waived in writing by all the directors, or at any regular or special meeting of the board at which all of the directors are present, without such notice or waiver of notice. Notwithstanding any other provision in the Certificate of Incorporation to the contrary and subject to the rights of the holders of any series of Preferred Stock then outstanding, the By-Laws of this corporation may also be altered, amended or repealed by the stockholders at any regular or special meeting called for that purpose by the favorable vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding voting stock of the corporation generally entitled to vote at such meeting.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, at the 2008 annual meeting of the shareholders of the Corporation held on          , 2009, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares and shareholders as required by statute and by the Restated Certificate were voted and voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed this          day of          , 2009.

MAGELLAN PETROLEUM CORPORATION

By:
Name:     William H. Hastings

Title:	President and Chief Executive
Officer

A-1

Appendix B

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF

MAGELLAN PETROLEUM CORPORATION

Magellan Petroleum Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST:  That at a meeting of the Board of Directors of the Corporation held on          , 2009, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), declaring said amendment to be advisable and providing that said amendment be submitted to the shareholders of the Corporation for consideration thereof at the annual meeting of the stockholders of the Corporation to be held on          , 2009. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, effective December 31, 2009, the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended by repealing the Article thereof numbered “THIRTEENTH” and inserting in place of said Article the following “[Reserved]”.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, at the annual meeting of the shareholders of the Corporation held on          , 2009, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares and shareholders as required by statute and by the Restated Certificate were voted and voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed this          day of          , 2009.

MAGELLAN PETROLEUM CORPORATION

By:
Name:     William H. Hastings

Title:	President and Chief Executive
Officer

B-1

Appendix C

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 9, 2009, between Magellan Petroleum Corporation, a Delaware corporation (the “Company”), and Young Energy Prize S.A., a Luxembourg corporation (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1.

DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition), or investigation pending or threatened in writing against or affecting the Company, any Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local, or foreign), stock market, stock exchange, or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday, and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article 2.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Company Counsel” means Murtha Cullina LLP.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Investment Amount” means the aggregate purchase price for the Shares and Warrants purchased by the Investor.

“Investor Deliverables” has the meaning set forth in Section 2.3(b).

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, or other restriction of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business, or condition (financial or otherwise including such an effect on the ability of the Board of Directors and management to carry out their customary functions in the ordinary course of the business) of the Company and the Subsidiaries, taken as a whole, other than any such effect resulting from or relating to a decline in the prices of oil and gas, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, between the Company and the Investor, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Shares and the Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, the Warrants, and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock purchased by the Investor pursuant to this Agreement.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii), or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market, or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrant, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant” means the Common Stock purchase warrant in the form of Exhibit A hereto, which is issuable to the Investor at the Closing.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE 2.

PURCHASE AND SALE

2.1 Purchase and Sale of Securities.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor and the Investor shall purchase from the Company 8,695,652 Shares and 4,347,826 Warrants for an Investment Amount of $10,000,000.

2.2 Closing.  The Closing shall take place at the offices of the Company Counsel, CityPlace I, 185 Asylum Street, 29th Floor, Hartford, Connecticut 06103 on the Closing Date or at such other location or time as the parties may agree.

2.3 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i) a certificate evidencing 8,695,652 Shares, registered in the name of the Investor;

(ii) a Warrant, registered in the name of the Investor, pursuant to which the Investor or its Affiliate shall have the right to acquire up to 4,347,826 Warrant Shares;

(iii) the legal opinion of the Company Counsel, in a mutually agreed form, addressed to the Investor; and

(iv) the duly executed signature page of the Registration Rights Agreement for the Company.

(b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i) the Investor’s Investment Amount, in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

(ii) the legal opinion of counsel to the Investor, in a mutually agreed form, addressed to the Company; and

(iii) the duly executed signature page of the Registration Rights Agreement for the Investor.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investor:

(a) Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable, and free of preemptive and similar rights.

(b) Organization and Qualification.  The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents, except where the violation would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary are duly qualified to conduct their respective businesses, and each is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. Upon the approval of the transactions contemplated by the Transaction Documents by the Company’s stockholders, the execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby shall have been duly authorized by all necessary action on the part of the Company and no further action shall be required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, upon the approval of the transactions contemplated by the Transaction Documents by the Company’s stockholders, each Transaction Document, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts.  Upon the approval of the transactions contemplated by the Transaction Documents by the Company’s stockholders, the execution, delivery, and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time, or both) of, any agreement or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents, and Approvals.  The Company is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other United States or foreign governmental authority in connection with the execution, delivery, and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of preliminary and definitive proxy materials under the Commission’s proxy rules related to approval by the Company’s stockholders of the transactions contemplated by the Transaction Documents; (ii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement; (iii) the filings required, if any, in accordance with Section 4.5; (iv) filings required by federal or state securities laws; and (v) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Securities.  Upon the approval of the transactions contemplated by the Transaction Documents by the Company’s stockholders, the Securities will have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares.

(g) Capitalization.  The number of shares and type of all authorized, issued, and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports, which information is accurate as of the dates indicated. Except as specified in the SEC Reports or as disclosed in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports or as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities, rights, or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any

Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as specifically disclosed on Schedule 3.1(g), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities.

(h) SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since July 1, 2007 (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as specifically disclosed on Schedule 3.1(h), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as specifically disclosed on Schedule 3.1(h), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as specifically disclosed on Schedule 3.1(h), such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases.  Except as specifically disclosed on Schedule 3.1(i), to the Company’s best knowledge, the press releases disseminated by the Company since July 1, 2007 taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes.  Since the date of the Company’s most recently filed Form 10-Q, except as specifically disclosed in the SEC Reports or in Schedule 3.1(j), (i) there has been no event, occurrence, or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, and (v) except as disclosed in the SEC Reports, the Company has not issued any equity securities to any officer, director, or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k) Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity, or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports or in Schedule 3.1(k), could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as specifically disclosed on Schedule 3.1(k), neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under any federal, state, local, or foreign laws. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any agreement or instrument to which it is a party or by which it or any of its properties is bound (except where such default or violation has been waived), (ii) is in violation of any order of any United States or foreign court, arbitrator, or governmental body, or (iii) except as specifically disclosed on Schedule 3.1(l), is or has been in violation of any statute, rule, or regulation of any United States or foreign governmental authority, including without limitation all foreign, federal, state, and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits.  Except as specifically disclosed on Schedule 3.1(m), the Company and the Subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state, local, or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such permits.

(n) Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title to all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting, and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company and the Subsidiaries hold title to their respective oil and gas properties free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing and operating producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept the same.

(o) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(p) Environmental Matters.  Except as specifically disclosed on Schedule 3.1(p), the Company and the Subsidiaries are in compliance with all applicable federal, state, local, and foreign laws, regulations, rules, ordinances, and orders which impose requirements relating to environmental protection, hazardous substances, or public or employee health and safety (collectively, “Environmental Laws”), except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiaries are subject to any pending or threatened claim alleging that the Company or the Subsidiaries, their respective businesses, or any of their respective assets is in violation of any Environmental Law, and neither the Company nor the Subsidiaries has received any notice or other communication, whether oral or written, from any United States or foreign governmental authority or other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any applicable Environmental Law, except, in each case, where such violation or failure to comply would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(q) Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports or as disclosed in Schedule 3.1(q), none of the officers or directors of the Company or a Subsidiary and, to the knowledge of the Company, none of the employees of the Company or a Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director ,or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

(r) Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as described in Schedule 3.1(r), since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(s) Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t) Certain Registration Matters.  Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares and Warrant Shares by the Company to the Investor under the Transaction Documents. Except as disclosed in Schedule 3.1(t), the Company has not granted or agreed to grant to any Person other than the Investor any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(u) Listing and Maintenance Requirements.  Except as specified in the SEC Reports or as disclosed in Schedule 3.1(u), the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted.

(v) Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w) Intentionally Not Utilized.

(x) Disclosure.  The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

The Investor acknowledges and agrees that the Company has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority.  The Investor is a corporation duly organized, validly existing, and in good standing under the laws of Luxembourg with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery, and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Investor. Each of this Agreement and the Registration Rights Agreement has been (or upon delivery will have been) duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent.  The Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws and pursuant to the Registration Rights Agreement. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status.  At the time the Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises Warrants it will be, (i) knowledgeable, sophisticated, and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation.  The Investor is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information.  The Investor acknowledges that it has reviewed the Disclosure Materials and the additional due diligence materials prepared by consultants for the Investor with which the Company has cooperated and has been afforded (i) the opportunity to ask such questions as it has deemed necessary and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend, or affect the Investor’s right to rely on the truth, accuracy, and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents, subject to the exceptions thereto and as set forth therein, as the case may be.

(f) Certain Trading Activities.  The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company since the time that the Investor was first contacted regarding an investment in the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company prior to the time that the transactions contemplated by the Transaction Documents are publicly disclosed.

(g) Reliance on Investor Representations.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. Under such laws and rules and regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances.

(h) Risks of Investment.  The Investor understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Investor’s investment, and the Investor has full cognizance of and understands all of the risk factors related to the Investor’s purchase of the Securities, including, but not limited to, those set forth in the SEC Reports. The Investor understands that no representation is being made as to the future value of the Common Stock. The Investor has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

(i) No Approvals.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(j) Location of Offices.  The Investor’s principal executive offices are in the jurisdiction set forth in Section 7.3 hereof.

(k) Independent Investment Decision.  The Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and has relied on its own industry, business and/or legal advisors in making such decision.

(l) No Voting Agreements.  The Investor has not entered into any agreement or arrangement regarding the voting or disposition of the Securities.

The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1 Restrictive Legends on Certificates.

(a) Securities may only be disposed of in compliance with state and federal securities laws or pursuant to the Registration Rights Agreement. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, or to an Affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates evidencing the Securities will contain the following legend, until such time as it is not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) with respect to a sale or transfer of such Shares or Warrant Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) with respect to a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company). The Company agrees that following the effective date of the initial Registration Statement filed with the Commission pursuant to the Registration Rights Agreement or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Securities issued with a restrictive legend, together with the written request of the Investor accompanied by the written representation letter in customary form, deliver or cause to be delivered to the Investor a certificate representing such Securities that is free from all restrictive and other legends. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System.

(d) The Investor agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Investor will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Furnishing of Information.  The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration.  The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy, or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor.

4.4 Indemnification.

(a) In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, managers, shareholders, investors, members, partners, employees, and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”), that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses

(including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(b) In addition to the indemnity provided in the Registration Rights Agreement, the Investor will indemnify and hold the Company harmless from any and all Losses that the Company may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Investor in any Transaction Document. In addition to the indemnity contained herein, the Investor will reimburse the Company for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.5 Listing of Securities.  The Company agrees, (i) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on its current Trading Market on the date of this Agreement and will comply in all material respects with the Company’s reporting, filing, and other obligations under the bylaws or rules of such Trading Market, and (ii) if the Company applies to have the Common Stock traded on any Trading Market other than that of the date of this Agreement, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary or desirable to cause the Shares and the Warrant Shares to be listed on such other Trading Market as promptly as possible.

4.6 Use of Proceeds.  The Company will use the net proceeds from the sale of the Securities hereunder as set forth on Schedule 4.6.

4.7 Standstill Agreement.  The Investor hereby covenants and agrees that, during the period of time beginning on the Closing Date and ending on the first anniversary thereof (the “Standstill Period”), unless this Agreement shall be earlier terminated in accordance with the provisions of Section 6.1 hereof, neither the Investor nor any of its Affiliates will, without the prior written consent of the Company, directly or indirectly, in any manner acquire, or agree to acquire, other than from the Company, any beneficial interest in any equity securities of the Company, other than (i) the Shares, (ii) the Warrant Shares, and (iii) additional equity securities acquired from the Company.

4.8 Luxembourg Securities Law Compliance.  Between the date of this Agreement and the Closing Date, the Company shall use commercially reasonable efforts to take whatever actions, if any, as are necessary or appropriate to comply with all applicable legal requirements of Grand Duchy of Luxembourg pertaining to the issuance and sale of the Securities, and the Investor shall take commercially reasonable actions to assist the Company in that regard. Notwithstanding the foregoing, the Company shall not be required to submit to the jurisdiction of, or to taxation by, the Grand Duchy of Luxembourg.

ARTICLE 5.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Investor to Purchase Securities.  The obligation of the Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (or true and correct in all respects as to representations and warranties which are qualified by materiality) as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance.  The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by it at or prior to the Closing;

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that constitute or reasonably could have or result in a Material Adverse Effect;

(e) No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(f) Stockholder Approval.  The Company’s stockholders shall have authorized and approved the issuance and sale of the Securities in accordance with the terms and provisions of this Agreement;

(g) Repeal of Article Twelfth.  The Company’s stockholders shall have authorized and approved the repeal of Article Twelfth of the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) effective as of December 31, 2009 and the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Amendment reflecting such repeal, so as to eliminate the general per capita voting requirement currently set forth in the Restated Certificate effective as of December 31, 2009;

(h) Board Composition.  The Board of Directors of the Company shall have taken all necessary corporate action to increase the size of the Board of Directors to seven (7) persons and to fill the two vacancies thereby created, effective as of the Closing Date, with J. Thomas Wilson and one other person designated by the Investor who is approved by the Company, which approval shall not be unreasonably withheld;

(i) Consulting Agreement.  The Company shall have agreed to a consulting agreement with J. Thomas Wilson containing the terms set forth in Schedule 5.1(i), to become effective from and after the Closing;

(j) Board Resolutions.  The Board of Directors shall have adopted the Resolutions set forth in Schedule 5.1(j) which Resolutions shall remain in full force and effect; and

(k) Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).

5.2 Conditions Precedent to the Obligations of the Company to Sell Securities.  The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance.  The Investor shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Transaction Documents to be performed, satisfied, or complied with by the Investor at or prior to the Closing;

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Stockholder Approval.  The Company’s stockholders shall have approved and authorized the issuance and sale of the Securities in accordance with the terms and provisions of this Agreement and the amendment to the Restated Certificate contemplated by Section 5.1(g);

(e) Investor Deliverables.  The Investor shall have delivered its Investor Deliverables in accordance with Section 2.3(b); and

(f) Luxembourg Securities Law Compliance.  The Company and the Investor shall have taken whatever actions, if any, as are necessary or appropriate to comply fully with all applicable legal requirements of the Grand Duchy of Luxembourg.

ARTICLE 6.

TERMINATION PRIOR TO CLOSING

6.1 Termination.  This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

(a) by the Investor or the Company, upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m., Eastern Time, on April 30, 2009, whether such date is before or after the date of the stockholder approvals contemplated by Sections 5.1(f) and (g); provided, that the right to terminate this Agreement pursuant to this Section 6.1(a) shall not be available to any party whose failure to perform any of its obligations under this Agreement is the primary cause of the failure of the Closing to have occurred by such date and time; or

(b) by the Investor if the Board of Directors of the Company shall fail to recommend that the Company’s stockholders vote for the stockholder approvals contemplated by Sections 5.1(f) and (g), or rescind any such recommendation once made; or

(c) by the Investor or the Company if the Company’s stockholders do not vote to approve the issuance and sale of the Securities and the repeal of Article Twelfth of the Restated Certificate as contemplated by Sections 5.1(f) and (g) at a stockholder meeting duly called and held for such purposes or any adjournment or postponement thereof; or

(d) at any time by mutual agreement of the Company and the Investor; or

(e) by the Investor, if there has been a material breach of any representation or warranty, or covenant or obligation, of the Company contained herein and the same has not been cured within 15 days after notice thereof; or

(f) by the Company, if there has been a material breach of any representation, warranty, or covenant of the Investor contained herein and the same has not been cured within 15 days after notice thereof.

6.2 Effect of Termination; Termination Fee.

(a) Except as set forth in Sections 6.2(b) and (c), any termination pursuant to this Section 6 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

(b) In the event this Agreement is terminated pursuant to (i) Section 6.1(b) (failure of the Company’s Board of Directors to recommend the transaction or rescission of such recommendation) or (ii) Section 6.1(e) (material breach of this Agreement by the Company) where the Investor can demonstrate that the breach giving rise to such termination right was the result of a knowing and intentional misrepresentation by the Company made with the specific intent to mislead the Investor, the Company shall pay to the Investor, by wire transfer of immediately available funds, a termination fee in the amount of $715,880.

(c) In the event this Agreement is terminated pursuant to Section 6.1(c) (failure to obtain the approval of the Company’s stockholders), the Company shall pay to the Investor, by wire transfer of immediately available funds, a termination fee in the amount of $238,626.

ARTICLE 7.

MISCELLANEOUS

7.1 Fees and Expenses.

(a) Upon the Closing hereunder or upon any termination of this Agreement giving rise to an obligation of the Company to pay the termination fee required by Section 6.2(b), the Company shall reimburse the Investor for its out-of-pocket expenses incurred in connection with the transactions contemplated by the Transaction Documents (including, without limitation, the fees and expenses of the Investor’s advisors, counsel, accountants, and other experts) (collectively, “Reimbursable Expenses”) in an aggregate amount not to exceed $450,000 less amounts previously reimbursed to the Investor under the No-Shop and Expense Reimbursement Letter Agreement dated October 15, 2008 among the Company and the Investor (the “Letter Agreement”).

(b) Upon any termination of this Agreement resulting from the failure of the Company to satisfy a condition set forth in Section 5.1(b), (h), (i), (j) or (k) where such failure results principally from the Company’s refusal to use its reasonable best efforts to fulfill such a condition, the Company shall reimburse the Investor’s Reimbursable Expenses in an aggregate amount not to exceed $450,000 less (i) amounts previously reimbursed to the Investor under the Letter Agreement and (ii) $75,000.

(c) Except as specified in Section 7.1(a) or (b) above, each party shall pay the expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of the Transaction Documents, and in order to eliminate confusion, the Letter Agreement is hereby terminated in its entirety. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

7.2 Article Thirteenth of Restated Certificate.  The Board of Directors shall recommend to the Company’s stockholders to authorize and approve, at the meeting of stockholders referred to in Section 5.1(g), the repeal of Article Thirteenth of the Restated Certificate. A failure of the stockholders to adopt such amendment shall not however affect the terms or conditions of this Agreement.

7.3 Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions, and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules.

7.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile on a Trading Day, (b) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Magellan Petroleum Corporation 10 Columbus Boulevard Hartford, CT 06106 Facsimile: (860) 293-2349 Attention: Walter McCann, Chairman of the Board
with a copy to:	Murtha Cullina LLP CityPlace I 185 Asylum Street, 29th Floor Hartford, CT 06103 Facsimile: (860) 240-6150 Attention: Edward B. Whittemore, Esq.
If to the Investor:	Young Energy Prize S.A. 7 rue Thomas Edison L-1445 Strassen Grand Duchy of Luxembourg Facsimile: (+352) 27021-401 Attention: Nikolay V. Bogachev
with a copy to:	Snell & Wilmer L.L.P. 1200 17th Street, Suite 1900 Denver, CO 80202 Facsimile: (303) 634-2020 Attention: Roger C. Cohen, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.5 Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.6 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties and their counsel to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.7 Successors and Assigns.  The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or third party acquiring some or all of the Securities in a transaction complying with applicable securities laws without the prior written consent of the Company; provided, that no such assignment shall affect the obligations of the Investor hereunder. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

7.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

7.9 Governing Law.  All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretation, enforcement, and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees, or agents) shall be commenced exclusively in the Delaware courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a Proceeding to enforce any provision of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party to the Proceeding for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such Proceeding.

7.10 Survival.  The representations, warranties, agreements, and covenants contained herein shall survive the Closing and the delivery of the Securities for a period of 18 months thereafter, after which time they shall expire and be of no further force or effect.

7.11 Execution.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

7.12 Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.14 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:
MAGELLAN PETROLEUM CORPORATION

By:	/s/ Walter McCann
Name:     Walter McCann

Title:	Chairman

INVESTOR:
YOUNG ENERGY PRIZE S.A.

By:	/s/ Nikolay V. Bogachev
Name:     Nikolay V. Bogachev

Title:	Chairman and Chief Executive Officer

99 High Street
Boston, MA 02110

617.371.3900
http://www.canacordadams.com

Appendix D
April 1, 2009

The Board of Directors
Magellan Petroleum Corporation
10 Columbus Blvd.
Hartford, CT 06106

Members of The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view to Magellan Petroleum Corporation (“Magellan” or the “Company”) of the proposed sale of 8,695,652 shares of the Company’s common stock (the “Shares”) and warrants to purchase 4,347,826 shares of the Company’s common stock (the “Warrant Shares”) for $10 million (the “Transaction”).

Canaccord Adams Inc. (“Canaccord Adams”), as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

For purposes of developing our Fairness Opinion, we have among other things:

i) reviewed certain financial statements and other business and financial information of Magellan and have assumed that there has been no material change in the assets, financial condition, business or prospects of the Company, since the respective dates of the most recent financial statements made available to us;

ii) discussed the past and current operations and financial condition, and the prospects of Magellan with senior executives and members of the Board of Directors of the Company, including discussions with such senior executives and members of the Board of Directors concerning the financial stability of the Company, its prospects, growth plans and financial needs, as well as their assessment of the strategic rationale for raising additional capital;

iii) reviewed trading statistics, to the extent publicly available, of selected public companies that we deemed relevant;

iv) reviewed the terms, to the extent publicly available, of selected precedent private placements in public equity (“PIPE”) that we deemed relevant;

v) reviewed the draft Securities Purchase Agreement and the draft First Amendment to the Securities Purchase Agreement, dated January 28, 2009 and March 27, 2009, respectively, and the financial terms and conditions set forth therein, as well as the exhibits thereto, and have assumed that the final forms of the draft Securities Purchase Agreement, First Amendment, and related documentation and the exhibits thereto will not vary in any regard that is material to our analysis from the versions included in the draft Securities Purchase Agreement and First Amendment that we reviewed; and

vi) made such other studies and inquiries, and reviewed such other data, and considered such other factors as we have deemed, in our sole judgment, to be necessary, appropriate or relevant.

In connection with our review and arriving at our Fairness Opinion, we have not independently verified any information received from Magellan or their representatives or otherwise made available to us, have relied on such information, and have assumed that all such information is complete and accurate in all respects. We have also relied on the assurances of the management team of Magellan that they are not aware of any facts that would make

D-1

such information misleading. With respect to any forecasts, projections and analyses and other forward-looking financial information reviewed by us relating to the prospects of Magellan, including information relating to the strategic, financial and operational benefits anticipated from the Transaction, we have assumed that such forecasts, projections and analyses and other forward-looking information have been reasonably prepared or developed on bases reflecting the best currently available estimates and judgments of the management team of Magellan. We have not conducted any valuation or appraisal of any of the assets of Magellan. We have not been requested to conduct and have not conducted a physical inspection of the properties or facilities of Magellan. We have assumed that any material liabilities (contingent or otherwise, known or unknown) of Magellan are as set forth in the financial statements of the Company provided to us. We have made no independent investigation of any legal matters involving Magellan, and we have assumed the correctness of all statements with respect to legal matters made or otherwise provided to you and us by Magellan’s counsel.

Our Fairness Opinion is necessarily based on financial, economic and securities market conditions prevailing as of the date hereof, and on the conditions and prospects, financial and otherwise, of Magellan as known to us on the date hereof. In developing our Fairness Opinion, we have taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. It should be understood that (i) subsequent developments may affect the conclusions expressed in this Fairness Opinion if it were to be rendered as of a later date, and (ii) we disclaim any obligation to advise any person of any change in any matter affecting this Fairness Opinion that may come to our attention after the date of this Fairness Opinion. We have not undertaken to reaffirm or revise this Fairness Opinion or otherwise comment upon any events occurring after the delivery hereof and do not have any obligation to update, revise or reaffirm this Fairness Opinion.

This letter and our Fairness Opinion set forth herein are directed to and for the information of the Board of Directors only and may not be relied upon by any other person or used for any other purpose without our prior written consent. This Fairness Opinion does not address other business strategies that might be available to Magellan, the decision of the Company to proceed with the capital raise, or the financial performance of Magellan following the announcement of the capital raise and the consummation of the Transaction. Further, our opinion is limited to the sale price of the Shares and the Warrant Shares in the Transaction and we express no opinion as to the relative rights, preferences and other terms of the securities to be issued in the Transaction.

Except as provided above, this letter is not to be reproduced, summarized, described or referred to or given to any other person or otherwise made public or used for any other purpose, or published or referred to at any time, in whole or in part, without our prior written consent. Our Fairness Opinion does not constitute a recommendation to any holder of securities of the Company on how to vote such holder’s securities with respect to any matter in connection with the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Transaction is fair, from a financial point of view, to the Company.

Sincerely,

/s/  CANACCORD ADAMS INC.

CANACCORD ADAMS INC.

D-2

Appendix E

MAGELLAN PETROLEUM CORPORATION

1998 STOCK INCENTIVE PLAN

As amended and restated, December 11, 2008,
and amended on March 19, 2009

1. Purpose of Plan.

The purpose of this 1998 Stock Incentive Plan (the “Plan”) is to further the interests of Magellan Petroleum Corporation, a Delaware corporation, (the “Company”), and its subsidiaries or affiliates, by providing eligible individuals (as designated in Section 4 below) incentive awards that will cause those eligible individuals to continue their affiliation with the Company and its subsidiaries or affiliates and to give them a greater interest in the success of the Company. The Plan permits the granting of the following types of awards (“Awards”), according to the Section of the Plan listed here:

Section 5	Stock Options (“Options”)
Section 6	Stock Appreciation Rights (“SARs”)
Section 8	Restricted Stock Awards
Section 9	Annual Stock Awards to Non-Employee Directors
Section 10	Performance Awards

The various types of Awards that may be provided under the Plan are designed to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

2. Stock Subject to Plan.

There shall be reserved for issuance or transfer upon the exercise of all Awards to be granted from time to time under the Plan an aggregate of 5,205,000 shares of the Company’s common stock, one cent par value (the “Stock”), which shares may be in whole or in part authorized and unissued shares of stock or issued shares of stock which shall have been reacquired by the Company, as the Board of Directors shall from time to time determine. For the purposes of this Section 2, a share of Stock shall be deemed issued or transferred upon the exercise of any SAR. If any Award granted under the Plan shall expire, be surrendered to the Company or terminate for any reason without having been exercised in full, the shares of Stock subject thereto that have not been issued or transferred or deemed issued or transferred shall again be available for the purposes of the Plan.

3. Administration.

(a) The Plan shall be administered by a committee (the “Committee”) of not less than two (2) members of the Board of Directors of the Company (the “Board”), appointed by the Board, each member of which, at the time he or she takes any action with respect to an Award under the Plan, shall be a “Non-Employee Director”, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “independent director” under the listing standards of the Nasdaq Stock Market, Inc. and an “outside director”, as defined in Treasury Regulations Section 1.162-27(e)(3), or any successor rules or regulation of each of the foregoing. Vacancies occurring in membership of the Committee shall be filled by the Board.

(b) Meetings.  The Committee shall keep minutes of its meetings. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. The Committee shall establish such rules and regulations for the conduct of its business as it shall deem advisable and may act without meeting by unanimous written consent. One or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear one another. A majority of the entire Committee shall constitute a quorum, and the acts of a majority of the members present at or so participating in any meeting at which a quorum is constituted shall be the acts of the Committee.

(c) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine eligible individuals to whom Awards shall be granted from time to time, the number of Options, SARs or shares of Stock to be covered by each Award and the date upon which such Awards shall be granted (the “Grant Date”);

(ii) to determine, from time to time, the fair market value of the Stock;

(iii) to determine, and to set forth in Award agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among eligible individuals;

(v) to construe and interpret the terms of the Plan and any Award agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award agreements for changes in any Applicable Laws (as hereinafter defined) or regulation applicable thereto, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

(d) Absent any other provision by the Board, the power and responsibilities of the Committee shall be vested and assumed by the Board acting as a committee of the whole.

4. Eligibility.

Awards under the Plan may be granted to the employees, directors, officers of, and consultants and consulting firms to (i) the Company, (ii) subsidiary corporations of the Company from time to time (a “Subsidiary or “Subsidiaries”), (iii) any business entity in which the Company shall from time to time have a substantial interest (“Affiliate”), who, in the sole opinion of the Committee are, from time to time, responsible for the management and/or growth of all or part of the business of the Company. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant. The eligible individual holding one or more Awards or the Stock issuable or issued upon exercise or vesting of such Awards under the Plan shall hereinafter be referred to individually as a “Participant” and collectively as “Participants.”

5. Stock Options.

(a) Grant of Options.  The Committee shall have absolute authority in its discretion, but subject to the express provisions of the Plan, to determine (i) the person to whom Options shall be granted (the “Optionee”), (ii) the time or times at which Options shall be granted, (iii) the number of shares of Stock to be subject to each Option, and (iv) the time or times at which an Option can be exercised and whether in whole or in installments.

(b) Option Agreements.  The Committee shall have absolute authority in its discretion to determine the terms and provisions (and amendments thereof) of the respective Option Awards (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto. The Committee’s determination on the foregoing matters shall be conclusive. All Options granted pursuant to the Plan shall be evidenced by an award agreement between the Company and the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions;

provided, however, that all such Option Agreements shall comply with all terms of the Plan. The terms and conditions of any and all SARs granted at the same time as an Option shall be included in the Option Agreement and shall comply with the terms of Section 6 below. Terms and provisions of Agreements evidencing SARs granted alone or following the grant of an Option shall comply with Section 6(b) below.

(c) Option Prices.  The purchase price of each share of Stock subject to an Option granted hereunder shall be determined by the Committee but may not be less than the fair market value of the Stock on the Grant Date. The fair market value of the Stock on any given date shall be the closing price of the Stock on the Nasdaq Stock Market, Inc. (or the principal exchange on which the Stock is traded) on the date immediately prior to such grant, or, if no sales of the Stock occurred on that day, then the most recent day for which sales were reported.

(d) Term and Exercise of Options.

(i) The Committee shall have authority in its discretion to prescribe in any Option Agreement that the Option may be exercised in different installments during the term of the Option. Unless otherwise determined by the Committee or in the Option Agreement, each Option granted under the Plan shall be exercisable with respect to not more than one-third (1/3) of such shares of Stock subject thereto after the expiration of one (1) year following the Grant Date, and shall be exercisable as to an additional one-third (1/3) of such shares of Stock after the expiration of each of the succeeding two (2) years, on a cumulative basis, so that such Option, or any unexercised portion thereof, shall be fully exercisable after a period of three (3) years following the Grant Date. An Option that is exercisable under the Plan may be exercised by delivery to the Company (on any business day, at its principal office, addressed to the attention of the Committee) of a written notice of exercise, which notice shall specify the number of shares of Stock with respect to which the Option is being exercised. The purchase price of the shares of Stock to be acquired shall be paid in full in cash upon the exercise of the Option, except as provided in subsection (ii) below. The Company shall not be required to deliver certificates for such shares of Stock until payment has been made in accordance with the terms of this Section and such other conditions to the valid and lawful issuance of the shares of Stock as may exist from time to time shall have been fully satisfied.

(ii) Payment in full need not accompany the exercise of Options provided that the Stock certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at all time such Stock certificate or certificates are delivered, the broker tenders to the Company an amount in cash (or cash equivalents acceptable to the Company) equal to the exercise price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of an Option. The Committee shall have the authority, but not the obligation, to establish at its discretion and in accordance with all applicable laws and the terms of this Plan, procedures by which an Optionee may exercise an Option in accordance with this subsection 5(d)(ii) absent the requirement that the Optionee deliver such certificates to a licensed broker, provided, that the Optionee deliver such certificates directly to the Company.

(iii) The term of each Option shall be for such period as the Committee shall determine, but not more than ten (10) years from the Grant Date thereof, or such shorter period as described in Section 7 hereof (the “Option Term”).

(iv) As to employees, except as provided in Section 7 hereof, an Option granted to an employee of the Company or one of its Subsidiaries or Affiliates may not be exercised unless the holder thereof is at the time of such exercise (and has been continuously since the Grant Date) an employee of the Company or one of its then-Subsidiaries or a then-Affiliate.

(v) An Optionee shall not have any of the rights of a stockholder with respect to the shares of Stock subject to Option until such shares shall be issued or transferred to him or her upon exercise of his or her Option.

(vi) The exercise of any Option by a U.S. citizen or resident may be contingent upon receipt of a representation that at the time of such exercise it is the Optionee’s present intention to acquire the shares of Stock being purchased for investment.

(vii) The certificate(s) representing shares of Stock issued upon exercise of any Option may contain a legend restricting the transfer thereof.

6. Stock Appreciation Rights.

(a) Grant of SARs.  The Committee shall have absolute authority in its discretion, but subject to the express provisions of the Plan, to determine (i) the person to whom SARs shall be granted, (ii) the time or times at which SARs shall be granted, (iii) the number of shares to be subject to each SAR, and (iv) the time or times at which a SAR can be exercised and whether in whole or in installments. In the discretion of the Committee, a SAR may be granted alone; simultaneously with the grant of an Option under the Plan and in conjunction therewith or in the alternative thereto; or subsequent to the grant of an Option under the Plan and in conjunction therewith or in the alternative thereto.

(b) SAR Agreements.  The Committee shall have absolute authority in its discretion to determine the terms and provisions (and amendments thereof) of the respective SAR Awards (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto. The Committee’s determination on the foregoing matters shall be conclusive. All SARs granted independently of or following Options granted pursuant to the Plan shall be evidenced by a SAR award agreement between the Company and the SAR holder, in such form or forms as the Committee shall from time to time determine. Such Agreements concerning the grant of SARs granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Agreements shall comply with all terms of the Plan.

(c) SAR Prices.

(i) The exercise price of each SAR granted alone shall be determined by the Committee but may not be less than the fair market value of one share of the Stock on the Grant Date. The fair market value of the Stock on any given date shall be the closing price of the Stock on the Nasdaq Stock Market, Inc. (or the principal exchange on which the Stock is traded) on the date immediately prior to such grant, or, if no sales of the Stock occurred on that day, then the most recent day for which sales were reported.

(ii) A SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a SAR, by its terms, shall be exercisable only when the fair market value of the shares of Stock subject to the SAR and related Option exceeds the exercise price thereof.

(d) Term and Exercise of SARs.

(i) The Committee shall have authority in its discretion to prescribe in any SAR Agreement that the SAR may be exercised in different installments during the term of the SAR. Unless otherwise determined by the Committee or in the SAR Agreement, each SAR granted under the Plan shall be exercisable with respect to not more than one-third (1/3) of such shares of Stock subject thereto after the expiration of one (1) year following the Grant Date, and shall be exercisable as to an additional one-third (1/3) of such shares of Stock after the expiration of each of the succeeding two (2) years, on a cumulative basis, so that such SAR, or any unexercised portion thereof, shall be fully exercisable after a period of three (3) years following the Grant Date. A SAR shall entitle the Participant upon exercise thereof to receive from the Company, upon a written request filed with the Committee (the “Request”), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee, in its sole discretion), an amount in cash, or any combination of shares of Stock and cash, as specified in the Request (but subject to the approval of the Committee, in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate fair market value equal to the product of (A) the excess of the fair market value, on the day of such Request, of one (1) share over the exercise price per share specified in such SAR or its related Option, multiplied by (B) the number of shares for which such SAR shall be exercised.

(ii) Any election by a holder of a SAR to receive cash in full or partial settlement of such SAR, and any exercise of such SAR for cash, may be made only by a Request filed with the Committee during the period beginning on the third (3rd) business day following the date of release by the Company of its quarterly or annual financial results of and ending on the twelfth (12th) business day following such date. Within thirty (30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a right or to exercise such SAR for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a SAR or to exercise a SAR for cash may provide that, in the event the Committee shall disapprove such Request, such Request shall be deemed to be an exercise of such SAR for shares of Stock.

(iii) A holder of a SAR shall not be entitled to request or receive cash in full or partial payment of such SAR during the first six (6) months of its term; provided, however, that such prohibition shall not apply if the holder of such SAR is not subject to the reporting requirements of Section 16(a) of the Exchange Act.

(iv) Upon exercise of a SAR granted simultaneously with or subsequent to an Option and in the alternative thereto, the number of shares for which the related Option shall be exercisable shall be reduced by the number of shares for which the SAR shall have been exercised. The number of shares for which a SAR shall be exercisable shall be reduced upon any exercise of a related Option by the number of shares for which such Option shall have been exercised.

(v) If the Committee disapproves in whole or in part any election by a Participant to receive cash in full or partial settlement of a SAR or to exercise such SAR for cash, such disapproval shall not affect such Participant’s right to exercise such SAR at a later date, to the extent that such SAR shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such Participant’s right to exercise any related Option or Options granted to such Participant under the Plan.

(vi) The term of each SAR shall be for such period as the Committee shall determine, but not more than ten (10) years from the Grant Date thereof, or such shorter period as described in Section 7 hereof (the “SAR Term”). A SAR shall be deemed exercised on the last day of the applicable SAR Term, if not otherwise exercised by the holder thereof, provided that the fair market value of the shares of Stock subject to the SAR exceeds the exercise price thereof on such date.

(vii) As to employees, except as provided in Section 7 hereof, a SAR granted to an employee of the Company or one of its Subsidiaries or Affiliates, may not be exercised unless the holder thereof is at the time of such exercise (and has been continuously since the Grant Date) an employee of the Company of one of its then Subsidiaries or a then Affiliate.

(viii) Any SAR shall be exercisable upon such additional terms and conditions as may from time to time be prescribed the Committee.

7. Effect on Option or SAR Awards of Termination of Employment Service

Unless otherwise provided by the Committee in the applicable Award agreement, an Option or SAR Award shall be subject to termination earlier than the end of the Option Term or the SAR Term, as the case may be, under the following circumstances:

(a) Cause or Voluntary Terminations of Employment.  In the event of the termination of employment of a Participant to whom an Option or SAR Award has been granted under the Plan that is either (i) for cause or (ii) voluntary on the part of the employee without the written consent of the Company or one of its Subsidiaries or Affiliates, any Option or SAR Award granted pursuant to the Plan, to the extent not theretofore exercised, shall terminate immediately. For purposes of the Plan, the term “cause” means (A) the willful refusal by the Participant to perform proper responsibilities of the Participant’s position with the Company or one of its Subsidiaries or Affiliates, (B) a violation of law by the Participant which adversely affects the assets, financial position or reputation of the Company or one of its Subsidiaries or Affiliates, or (C) a material violation by the Participant of any code of ethics, code of conduct or similar policy maintained by the Company, or one of its Subsidiaries or Affiliates, from time to time.

(b) Other Terminations of Employment.  In the case of an Option or SAR Award granted to any employee of the Company or one of its Subsidiaries or Affiliates, in the event of termination of employment of a Participant for any reason, other than terminations described in Section 7(a) above or in Section 7(c) below, the employee may exercise his or her Option or SAR Award (unless previously terminated or exercised) at any time during the three (3) months after such termination of employment, or at such other time as the Committee shall authorize, but in no event later than ten (10) years from the Grant Date thereof, but only to the extent that such Option or SAR Award was exercisable by him or her at the date of termination of his or her employment.

(c) Termination of Employment by Death or Disability.  In the event of the death or Disability of any employee Participant, such Participant’s Option or SAR Award (unless previously terminated or exercised) may be exercised (but only to the extent exercisable by the Participant as of the date of his or her death or Disability) within the one (1) year period following such Participants’ death or Disability, but in no event later than ten (10) years from the date the Option or SAR Grant Date, by the person or persons designated in the Participant’s will for that purpose or in the absence of any such designation, by the legal representative of the Participant’s estate, or by the Participant or the Participants’ legal representative, as the case may be. For purposes of the Plan, the terms “Disability” and “Disabled” shall mean disability or disabled as defined in Code Section 22(e)(3).

(d) Non-Employee Directors; Others.  Unless otherwise provided by the Committee in the applicable Award Agreement, if a non-employee Participant ceases to serve as a director of, or consultant to, the Company, or one of its Subsidiaries or Affiliates, for any reason (including the death or Disability of the Participant), the Participant may exercise his or her Option or SAR Award (unless previously terminated or exercised) at any time within the one (1) year period after the date of such termination of service, death or Disability, as the case may be, or at such other time as the Committee shall authorize, but in no event later than ten (10) years from the Grant Date thereof, but only to the extent that such Option or SAR Award was exercisable by him or her at the date of such termination of service, death or Disability.

8. Restricted Stock Awards.

(a) Nature of Restricted Stock Award.  A Restricted Stock Award is an Award entitling the Participant to receive shares of Stock, subject to such conditions, including a Company right during a specified period of time to require forfeiture by the Participant of such shares of Stock upon the Participant’s termination of employment with the Company, Subsidiary or Affiliate or cessation of service as a director of, or consultant to, the Company, as the case may be, as the Committee may determine at the Grant Date. Restricted Stock shall be granted in respect of past services or other valid consideration. The Committee, in its sole discretion, may, from time to time and at any time, waive any or all restrictions and/or conditions contained in the Restricted Stock Award Agreement. Notwithstanding anything in this Plan to the contrary, the Committee, in its discretion, may grant Restricted Stock without any restrictions or conditions whatsoever.

(b) Award Agreement.  A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the Award date by executing and delivering to the Company a Restricted Stock Award Agreement in such form as the Committee shall determine.

(c) Rights as a Stockholder.  Upon complying with paragraph (b) above, a Participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability and Company forfeiture rights described in this Section 8 and subject to any other conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions under the Plan. The Committee in its discretion may, as a precondition of the Company’s obligation to issue a Restricted Stock Award, require the Participant to execute a stock power or powers or other agreement or instruments necessary or advisable in connection with the Company’s forfeiture rights with respect to such shares.

(d) Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of or pledged or otherwise encumbered. In the event of termination of employment of a Participant with the Company, Subsidiary or Affiliate for any reason (or cessation of service as a director of, or consultant to, the Company, Subsidiary or Affiliate in the case of a non-employee Participant) shares of Restricted Stock shall be immediately forfeited to the Company, except as set forth below:

(i) The Committee at the Grant Date shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted

Stock and the Company’s forfeiture rights with respect thereto shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 18, amend any conditions of the Award.

(ii) Except as may otherwise be provided in the Restricted Stock Award Agreement, in the event of termination of employment of a Participant with the Company, Subsidiary or Affiliate for any reason, or cessation of service as a director of the Company for any reason, all of the Participant’s Restricted Stock then remaining subject to the Company’s forfeiture rights under Section 8(d)(iii) hereof shall be immediately forfeited to the Company without the necessity of any further act by the Company, the Participant or the Participant’s legal representative; provided, however, that in the event of termination of employment by reason of death or Disability or cessation of service as a director of, or consultant to, the Company by reason of death or Disability, all conditions and restrictions relating to the Restricted Stock held by such Participant shall thereupon be waived and shall lapse.

(iii) In the absence of any other provision by the Committee in an Award Agreement, each Restricted Stock Award granted to (A) an employee of the Company, or one of its Subsidiaries or Affiliates shall be subject to forfeiture to the Company conditioned on the Participant’s continued employment and (B) non-employee Participants shall be subject to forfeiture to the Company conditioned on the Participant’s continued service as a director of, or consultant to, the Company, or one of its Subsidiaries or Affiliates and in the case of clause (A) or (B), such forfeiture rights shall lapse as follows: with respect to twenty-five percent (25%) of the shares subject to the Restricted Stock Award on the date one year following the Grant Date, and with respect to an additional twenty-five percent (25%) of such shares after the expiration of each of the succeeding three (3) years thereafter, on a cumulative basis, so that such Restricted Stock shall be free of such risk of forfeiture on the date four (4) years following the date of its Grant Date.

(e) Performance-Based Award.  In the discretion of the Committee, the Company’s forfeiture rights with respect to a Restricted Stock Award to an employee Participant may be designated as a Performance Award and be based upon any of the Performance Measures and Performance Formulae described in Section 10 hereof. Any such Restricted Stock Award may also be designated by the Committee as a Performance Compensation Award for Section 162(m) purposes and be governed by such Section 10.

(f) Waiver, Deferral, and Investment of Dividends.  The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid with respect to the Restricted Stock.

9. Annual Stock Awards to Non-Employee Directors.

Beginning on July 1, 2009 and on each July 1st thereafter during the term of the Plan, each person then serving as a non-employee director of the Company shall automatically receive an award of Stock consisting of that number of whole shares of Stock obtained by dividing 50% percent of the Annual Retainer amount then in effect by the fair market value of a share of Stock as of the Grant Date, in each case rounded upward to the nearest number of whole shares (the “Stock Award”). The Stock Award contemplated by this Section 9 shall be granted in conjunction with the remaining cash portion of any Annual Retainer otherwise payable annually to non-employee directors of the Company. No annual Stock Awards pursuant to this Section 9, however, will be made prior to stockholder approval of the Plan. For purposes of this Section 9, the term “non-employee director” shall mean any member of the Company’s Board, as of the close of business on the Grant Date of any Stock Award hereunder, that is not an employee of the Company or any Subsidiary or Affiliate. The term “Annual Retainer” shall mean the total annual cash retainer that would (but for the provisions of this Section 9) otherwise be payable to each non-employee director for each full year of service as a non-employee director. The exact amount of the Annual Retainer amount shall be determined by the Company’s Board from time to time.

10. Performance Awards.

(a) Performance Awards.  Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant a Performance Award (as defined herein) to any eligible Participant and shall evidence such grant in a Performance Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards.  Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the Grant Date of a Performance Award, designate such Performance Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify such Award as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Committee determines in writing that, by applying the Performance Formula(e) against such Performance Measure(s), that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Definitions.

(i) “Performance Award” means an award of Stock, Options, SARs or Restricted Stock granted pursuant to Section 10(a) hereof as the Committee in its sole discretion shall determine; provided that no “covered employee” (as defined in Treasury Regulations Section 1.162-27(c)(2)) shall be granted a Performance Award under this Section 10 which is intended to qualify as a “Performance Compensation Award” for purposes of Section 162(m) of the Code for any calendar year that upon exercise (in the case of an Option or SAR) or vesting (in the case of Restricted Stock) thereof would individually or in the aggregate exceed 1,000,000 shares of Stock.

(ii) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Subsidiary, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; product or business development, product market share, mergers, acquisitions, sales of assets of Subsidiaries, Affiliates or other business units, or any similar objective performance measures the Committee may decide upon from time to time. Each such Performance Measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in generally accepted accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iv) “Performance Period” means one or more periods of time (of not less than one (1) fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11. Restrictions on Transfer of Awards.  Subject to the terms of Sections 7(c) and 7(d) above, Option and SAR Awards shall be transferable only to members of the Participant’s immediate family. For purposes of this Section 11, a Participant’s immediate family includes, and only includes, the parents, spouse and children of the Participant.

12. No Employment or Service Rights.  Nothing in the Plan or any Award agreement shall confer on any individual any right to continue in any capacity his or her relationship with the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate such relationship at any time, with our without cause.

13. No Option or SAR Repricings.

Notwithstanding anything to the contrary in this Plan, the purchase price of each share of Stock subject to an outstanding Option or SAR granted under the Plan may not be decreased after the Grant Date nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price (except as otherwise provided in Section 14 hereof relating to the adjustment of Awards upon changes in capitalization of the Company).

14. Adjustments Upon Changes in Capitalization.

Notwithstanding any other provisions of the Plan, each Award Agreement shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares of Stock subject to such Award and of the exercise price in the event of changes in the outstanding Stock by reasons of any stock dividend, split-up, recapitalization, rights offering, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, divisive reorganization or liquidation and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares authorized to be issued under the Plan shall be appropriately adjusted by the Committee, whose determination of such adjustment shall be conclusive.

15. Adjustments Upon Change of Control.

Except with respect to Performance Awards to “covered employees”, as defined in Treasury Regulations Section 1.162-27(c)(2), or as otherwise provided by the Committee in an Award Agreement, if a “Change of Control”, as defined below, occurs, then: (A) the vesting periods of any and all Option or SAR Awards granted and outstanding under the Plan shall immediately be accelerated in full; and (B) the restrictions and/or conditions applicable to any and all other Awards granted and outstanding under the Plan shall immediately lapse and be of no further force and effect; such that the respective Participants holding such Awards shall have the immediate, fully vested right to purchase, receive and/or own without risk of forfeiture any and all cash and/or Stock that is the subject of the Award on the terms and conditions set forth in this Plan and the particular Award agreement, provided, however, that, if the “Change of Control” occurs with respect to a Subsidiary or an Affiliate, only Awards granted to employees of such Subsidiary or Affiliate, as applicable, shall be subject to the accelerated vesting provisions of this Section 15.

The term “Change of Control” shall mean the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing more than 15% of the combined voting power of the Company’s then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than 15% of the combined voting power of the Company’s then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence)

as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur;

(ii) during any period of twenty-four (24) consecutive months (not including any period prior to the Effective Date (as defined herein)), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this Section 15 whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii) the stockholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the stockholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding in immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

16. Tax Matters.

(a) Any obligation of the Company to issue shares of Stock or cash pursuant to the grant or exercise of any Award shall be conditioned on the Participant having paid or made provision for payment of all applicable tax withholding obligations, if any, satisfactory to the Committee. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) Participants shall be solely responsible for the payment or satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall have no obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes and penalties. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

17. Laws and Regulations.

(a) This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any shares of Stock pursuant to all Awards granted under this Plan shall at all times be subject to all Applicable Laws. For purposes of the Plan, the term “Applicable Laws” means the legal requirements relating to the administration of Options and equity-based plans under applicable U.S. federal and state laws, the Code, rules or regulations of the Nasdaq Stock Market, Inc., any other applicable stock exchange or automated quotation system, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

(b) In the event that the shares of Stock are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws prior to the delivery of such shares, the Company may require, as a condition to the issuance thereof, that the persons to whom shares are to be issued represent and warrant in writing to the Company that such shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares within the meaning of the Securities Act, and a legend to that effect may be placed on the certificates representing the shares.

(c) To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local laws, tax policies or customs. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

18. Amendment and Termination.

The Board may make such modifications or amendments to the Plan as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto. Without the consent of any Participant to whom any Award shall therefore have been granted, no termination, modification or amendment of the Plan shall adversely affect any rights which may previously have been granted under the Plan to such Participants.

19. Term of Plan.

The Plan was originally adopted on December 3, 1997 by the Board (to be effective on January 1, 1998) and was thereafter approved by the Company’s stockholders on December 2, 1998 and amended by the Board on October 24, 2007. This amendment and restatement of the Plan was approved by the Board on December 11, 2008 (the “Effective Date”) and was further amended on March 19, 2009 and shall remain effective until termination by the Board or until all shares of Stock authorized to be issued pursuant to the Plan have been issued or transferred or deemed issued or transferred as provided in Section 2.

20. Governing Law.

The plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut (without regard to choice of law provisions), provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

21. No Liability of Committee Members.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member’s behalf in such member’s capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22. Reliance on Reports.

Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

23. Relationship to Other Benefits; Other Plans.

Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary or Affiliate and shall not affect any benefits under any other employee benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except as otherwise specifically provided in any other employee benefit plan.

24. Stockholder Approval.

This amended and restated Plan will be submitted to the stockholders of the Company for confirmation, ratification and approval by any method adequate under Delaware law in the case of an action requiring stockholder approval. If the Plan is not approved by the stockholders of the Company by December 31, 2009, then any Awards granted hereunder after on or after the Effective Date shall be void and of no further force or effect, but the Plan shall continue in full force and effect for purposes of all Awards granted prior to the Effective Date.

Adopted by the Board of Directors on December 11, 2008, as amended on March 19, 2009.